As filed with the Securities and Exchange Commission on October 11, 2000
                                                      Registration No. 333-37078
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          BIOMARINE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                               091                             75-2309471
(State or other jurisdiction of         (Primary Standard Industrial      (IRS Employer Identification
 incorporation or organization)          Classification Code Number        No.)



                        1198 Gulf Breeze Pkwy., Suite 8A
                           Gulf Breeze, Florida 32561
                                 (850) 934-8888
   (Address and telephone number of registrant's principal executive offices)
                                   ----------

                                John D. Ericsson,
                      President and Chief Executive Officer
                        1198 Gulf Breeze Pkwy., Suite 8A
                           Gulf Breeze, Florida 32561
                                 (850) 934-8888
            (Name, address and telephone number of agent for service)
                                   ----------

                         Copy of all communications to:


---------------------------------------- ---------------------------------------
        Gerald A. Adler, Esq.                   David E. Fleming, Esq.
         Bondy & Schloss LLP                     Cummings & Lockwood
    6 East 43rd Street, 25th Floor                 4 Stamford Plaza
       New York, New York 10017                   Stamford, CT 06904
          Ph: (212) 661-3535                      Ph: (203) 327-1700
         Fax: (212) 972-1677                      Fax: (203)708-3881
---------------------------------------- ---------------------------------------


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Cover continued on next page

                                          CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                                     Proposed
                                                                                     Maximum
                                                                                     Aggregate             Amount of
Title of Each Class of              Amount to be            Proposed Maximum         Offering              Registration
Securities to be Registered         Registered              Offering Price (1)       Price (1)             Fee (2)
----------------------------------- ----------------------- ------------------------ --------------------- -------------------
Units consisting of 100 shares           12,500 Units         $850 per Unit             $10,625,000
of Common Stock and 100
Class B Warrants
----------------------------------- ----------------------- ------------------------ --------------------- -------------------
Common Stock, par value $.01          1,250,000 Shares
per share, included in the units                                        --                       --
----------------------------------- ----------------------- ------------------------ --------------------- -------------------
Class B Warrants included in          1,250,000 Warrants
the units                                                               --                       --
----------------------------------- ----------------------- ------------------------ --------------------- -------------------
Common Stock issuable on              1,250,000 Shares        $9.50 per share            11,875,000
exercise of Class B Warrants
included in the units
----------------------------------- ----------------------- ------------------------ --------------------- -------------------
Common Stock registered on             369,200 Shares         $8.50 per Share
behalf of certain shareholders                                                             3,138,200
----------------------------------- ----------------------- ------------------------ --------------------- -------------------
Units issuable as compensation             1,250 Units        $9.35 per Unit               11,687.50
to the Underwriter
=================================== ======================= ======================== ===================== ===================
Common Stock underlying                125,000 Shares                   --
Underwriter's Units
=================================== ======================= ======================== ===================== ===================
Warrants underlying                    125,000 Warrants                 --
Underwriter's Units
----------------------------------- ----------------------- ------------------------ --------------------- -------------------
Common Stock underlying                125,000 Shares         $9.50 per share             1,187,500
Underwriter's Warrants
----------------------------------- ----------------------- ------------------------ --------------------- -------------------
Total
                                                                                        $26,837,387.50          $7,085.07
==============================================================================================================================

         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

         (2) The total amount of the Registration Fee has been paid in connection with the filing of the Registration Statement.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8 (a), may determine.

Prospectus


                  Subject to completion, dated October 11, 2000


                          BIOMARINE TECHNOLOGIES, INC.

                     Up to 12,500 Units Offered by BioMarine

                     Each Unit  =  100 Shares of  +  100 Class B
                                   Common Stock      Warrants

        Plus 229,200 shares to be sold separately by selling shareholders

Estimated Price of Units: ....................................................... $850 per Unit or $10,625,000
Underwriting/Dealer Commission and Other Expenses................................ $120 per Unit or $1,500,000
Net Proceeds to BioMarine........................................................ $730 per Unit or $9,125,000
Price of Shares Offered by Selling Shareholders..................................  Prevailing market price at time of sale.

This is our initial public offering of common stock and warrants, and no public market currently exists for our stock or warrants. The offering commences on the date of this prospectus and ends nine months later. We may, however, extend the offering for an additional three months. After the offering, we expect the shares and warrants to trade on the OTC Bulletin Board under the symbol "BMAR." We plan to apply for trading on the Nasdaq SmallCap/TM/ Market upon selling 7,000 units in this offering. The warrants will be detachable from the shares upon issuance.

         Investing in the units involves risks which are described in "Risk Factors" beginning on page 6 of this Prospectus.

         BioMarine will receive all of the proceeds from the sale of the units but will receive none of the proceeds of shares sold by selling shareholders. We will use our best efforts to sell the units, but we will not be required to raise any minimum amount of proceeds and will be able to use the proceeds of the offering as soon as any units are sold.


         We have retained Ridgewood Capital Funding, Inc., a registered broker-dealer and member of the National Association of Securities Dealers, to consult with and advise us in connection with the sale of units in this offering. Ridgewood will assist , on a best efforts basis, in the solicitation of orders to purchase units in this offering. However, Ridgewood is not obligated to purchase any of the units offered. In addition to its underwriting commission, we have granted Ridgewood a five year warrant to purchase up to 1,250 units at 110% of the offering price in this offering and has agreed to reimburse Ridgewood for any reasonable and budgeted out-of-pocket expenses in connection with the offering and to indemnify Ridgewood for certain matters. We may use other dealers in the placement of the units and plan to pay them commissions of up to 8% of the gross proceeds from any units sold by them.


         The information in this prospectus is not complete and may be changed. We may not sell these units until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these units and is not soliciting an offer to buy these units in any state where the offer on sale is not permitted.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospects is accurate or complete. It is illegal for anyone to tell you otherwise.

               The date of this Prospectus is______________, 2000.

                       Ridgewood Group International, Ltd.

                               PROSPECTUS SUMMARY

         The following summary highlights information that we present more fully elsewhere in this prospectus. You should read this entire prospectus carefully.

BioMarine Technologies, Inc.


         Through our founder, John D. Ericsson, we have designed and developed two patented marine sea farming production systems: the Sea Trek Ocean Farming System and the Sea Star Oyster Relay System. The Sea Trek Ocean Farming System is designed for the production of cobia (ling fish, lemon fish), snapper, grouper, redfish, mahi mahi and other marine finfish species, and the Sea Star Oyster Relay System for the cleansing and production of oysters. Mr. Ericsson has licensed both systems to BioMarine. We have received two site requisite permits for commercial operations in the Gulf of Mexico creating two of the largest sea farming sites in the United States. BioMarine believes these sites will be the first commercial marine sea farming production projects permitted by state and federal government for use in the open Gulf of Mexico.

         We are a development stage company, have not yet had any significant operations, and have only produced limited revenues from our vessel charter and cleansed oyster product marketing. So far, we have concentrated our efforts on research and development, and obtaining all necessary state and federal permits. In addition, our activities have also been focused on raising capital and positioning BioMarine for project eligibility loans with loan guarantees and federal research grants.

         Once our systems are in place and ready to operate, we intend to produce a consistent size and quality of finfish on a year-round basis to take advantage of seasonal fluctuations in the traditional finfish market. We also plan to capitalize on the environmental awareness of today's consumer. Our process is intended to be protective of the environment and to replenish the seas rather than diminish their abundance. Since our fish will be grown in a controlled natural environment in the interest of producing the highest quality fish and oysters, we intend to have each harvest inspected by the U.S. Department of Commerce in order that the fish can be packaged under new FDA processing requirements.


         BioMarine Technologies, Inc., formerly known as Sea Pride Industries, Inc., was incorporated in Delaware in 1989.

The Offering

Units being offered by BioMarine    12,500 (each consisting of 100 shares
                                    of common stock and 100 Class B Warrants)

         Description of Shares      Common stock par value $.01 per share.

         Description of warrants    Class B Warrants, each to purchase one share
                                    of common stock for $9.50 during a period of four years from the date of this prospectus.
                                    The Class B Warrants are Detachable and
                                    will trade separately from the shares in each unit. The warrants are redeemable after 30 days written notice to the holder by BioMarine at $.05 per warrant if the common stock closing bid price exceeds $12.00 for 30 consecutive trading days. Shares being offered by BioMarine

         Shares being offered by
         BioMarine Shareholders     229,200 Shares


Shares outstanding after
  this offering                     3,821,471 Shares (assuming all units
                                    are sold)


Use of Proceeds                     We expect that the net proceeds from this
                                    offering, assuming all of the units offered by BioMarine are sold, will be approximately
                                    $9,125,000. BioMarine will not receive any of the proceeds from shares sold by the selling shareholders. We intend to use the proceeds for: feasibility studies, project travel, equipment, materials and supplies, technical advisors and subcontractors, insurance, platform repairs, general and administrative expenses, working capital and debt repayment. $60,000 and $84,000 of the proceeds will be used to pay accrued salaries will be used to pay owed to John
                                    Hemmer, our Chief Financial Officer, and
                                    John D. Ericsson, our President and CEO, respectively.


Proposed OTC Bulletin Board Symbols: Common Stock: "BMAR"; Warrants: "BMARW"


Executive Offices

         Our executive offices are located at 1198 Gulf Breeze Parkway, Suite 8A, Gulf Breeze, Florida 32561. Our Telephone number is (850) 934-8888.

                        SUMMARY HISTORICAL FINANCIAL DATA

         The following table presents summary historical consolidated financial information for the six months ended June 30, 2000 and the fiscal years ended December 31, 1999 and 1998 and certain balance sheet information which information. The data was taken from our Consolidated Financial Statements, and you should read the actual financial statements for a complete presentation of this information.

                                             Summary Historical Financial Data

========================================= =========================== ========================== ===============================
                                          For the Six Months          For the Year Ended               For the Year Ended
                                          Ended June 30, 2000         December 31, 1999                 December 31, 1998
========================================= =========================== ========================== ===============================
Operating Data
----------------------------------------- --------------------------- -------------------------- -------------------------------
Revenue                                          $ 50,000                    $ 133,920                      $205,613
----------------------------------------- --------------------------- -------------------------- -------------------------------
Salaries, wage and benefits                       128,249                      144,713                       185,442
----------------------------------------- --------------------------- -------------------------- -------------------------------
General and administrative expenses                42,627                       54,832                       119,436
----------------------------------------- --------------------------- -------------------------- -------------------------------
Total costs and expenses                          253,744                      324,017                       625,741
----------------------------------------- --------------------------- -------------------------- -------------------------------
Net (loss)                                       (203,744)                    (190,097)                     (420,128)
----------------------------------------- --------------------------- -------------------------- -------------------------------
Net loss per common share
outstanding                                        $(0.09)                      $(0.09)                       $(0.21)
----------------------------------------- --------------------------- -------------------------- -------------------------------
Weighted average number of shares
  of common stock outstanding                   2,398,271                    2,028,461                      1,976.59
----------------------------------------- --------------------------- -------------------------- -------------------------------


Balance Sheet Data
----------------------------------------- --------------------------- -------------------------- -------------------------------
Current assets                                     32,696                        1,982                         7,020
----------------------------------------- --------------------------- -------------------------- -------------------------------
Total assets                                       72,832                       80,243                       267,710
----------------------------------------- --------------------------- -------------------------- -------------------------------
Current liabilities                               438,446                      531,037                       421,991
----------------------------------------- --------------------------- -------------------------- -------------------------------
Long term liabilities                                 -                            -                         111,416
----------------------------------------- --------------------------- -------------------------- -------------------------------
Shareholders' (deficit)                          (365,614)                    (450,794)                     (265,697)
----------------------------------------- --------------------------- -------------------------- -------------------------------
Working Capital                                  (405,750)                    (529,055)                     (414,971)
========================================= =========================== ========================== ===============================

========================================= =========================== ========================== ===============================

                                  RISK FACTORS

         Please consider the following risk facts together with the other information presented in this Prospectus including the financial statements and the notes thereto before investing in the Units. The trading price of our common stock and warrants could decline due to any of the following risks, and you might lose all or part of your investment.

         Our auditors have expressed doubt about our viability as a going concern. Our independent accountants have included an explanatory paragraph in their report on our financial statements for the years ended December 31, 1999 and 1998 which states that BioMarine has and can be expected in the future to sustain substantial operating expenses without generating sufficient revenues to cover operating costs. This matter, among others, raises substantial doubt as to our ability to continue as a going concern. If we are unable to continue as a going concern, our stock price will decline and you could lose your entire investment. See "Financial Statements and Report of Independent Certified Public Accountants" included elsewhere in this Prospectus.


         Although we were incorporated over 11 years ago, we have had only limited operations and are still in the development stage. We will incur significant expenses in order to implement our business plan. While we were incorporated in 1989,we have had only generated limited revenues. We have conducted a limited amount of oyster cleansing and enhancing operations. Furthermore, our Sea Star Oyster Relay System has only conducted pilot production tests. We have never operated our Sea Trek Ocean Farming System. We cannot assure our investors that either system is commercially viable. We are still in our formative and development stage. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, employment costs, and advertising and marketing expenses. We cannot assure our investors that our proposed business plans as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment. As a result of the start-up nature of our business we expect to sustain substantial operating expenses without generating significant revenues.

         We have a history of losses and a large accumulated deficit and we expect future losses. Our revenues have been insignificant and the revenues we have produced have been primarily from rental income and gains from the sale of equipment. For the six months ended June 30, 2000 and the fiscal years ended December 31, 1998 and 1999, BioMarine incurred net losses of approximately$203,744, $420,128 and $190,079, respectively. We expect BioMarine to lose more money as it spends additional capital to develop its systems, market its products and establish its infrastructure and organization to support anticipated operations. We cannot be certain whether BioMarine will ever produce significant revenues or profits, or, if it does, that it will be able to continue producing such revenues or profits. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         The ocean fish and seafood industry is highly competitive, and we may not have adequate resources to compete effectively, acquire customers and attain growth. While we believe that our Sea Trek Ocean Farming System and our Sea Star Oyster Relay System are "state of the art," other companies in the business of mariculture, with greater financial resources than ours, could develop competing systems. Many of our current and potential competitors have substantially greater financial, technical, marketing, distribution and other resources than we do, as well as substantially larger research and development staffs and facilities and many of them have substantially greater experience in the production and marketing of related products than we do and can be expected to be long-term competitors. One or more of our competitors might succeed in developing technologies and products that are more effective than any of those we develop and may render our technology and products obsolete or noncompetitive.

         We have no customers and may not be able to develop any customers once our products are ready for market. Because we are still in the developmental stage of our business, we have not yet attempted to market our products to food distributors or consumers. As a result, even if we are successful in developing our sea farming and oyster relay systems, we do not know whether we will be able to successfully market our products and generate revenues. Even if we are able to market our products, we may find our market share limited and hereby limiting our ability to generate revenues which could cause our share price to decline.

         We have never raised adequate funding to construct our Sea Trek Ocean Farming System at the permitted site in Alabama. On November 2, 1993, the United States Army Corps of Engineers issued a permit authorizing BioMarine to construct and site the Sea Trek Ocean Farming project at a proposed location within a 500 acre area designated for commercial fish farming. Since that time, we have continued to utilize almost all of our working capital for research and development and have not raised sufficient funds to construct our system and commence operations at the Alabama project.

         If we cannot protect our intellectual property and patented technology, we may be unable to compete successfully. John D. Ericsson, our Chairman and Chief Executive Officer, currently has U.S. Patents for the Sea Star Oyster Relay System and the Sea Trek Ocean Farming System. Mr. Ericsson has licensed the technology for these patents to BioMarine. Our products derived from the licensed technology may infringe upon patents of third parties. Problems with patents could potentially increase our costs or delay or preclude new product development and sales of our products. If patent infringement claims are asserted against Mr. Ericsson, that are deemed valid, we would be required to seek licenses to enable us to continue our business. Such licenses may not be available to us on acceptable terms or at all. Litigation could be costly and time consuming and Mr. Ericsson and/or the BioMarine may not be able to afford those costs. A successful challenge to one or more of Mr. Ericsson's patents or our licenses could materially adversely affect our business. We also rely upon trade secrets and other non-patented technology. Others may independently develop or acquire substantially equivalent technology or we may not be able to protect our non-patented technology and trade secrets from misappropriation. Such development, acquisition or misappropriation by others of technology similar to ours could increase competition in our industry, subject us to pricing pressure and cause our revenues to decline significantly. This, in turn, would cause the price of our common stock to decline.

         We are subject to increasing regulation by federal and state government which could increase our operating expenses and affect our business. Government regulation, on both a federal and state level, in the mariculture sector has been increasing and evolving. We have obtained two permits to construct and operate our Sea Trek Ocean Farming System and Sea Star Oyster Relay System in the Gulf of Mexico. Our affiliate, Gulf Marine Institute of Technology ("GMIT"), nonprofit research institute, is currently litigating a dispute with the Texas General Land Office over its platform site leases. Although state laws regulating the mariculture industry vary, we believe that such state regulation will have only an indirect and minimal effect on our operations in the near term. We are unable to predict what government regulations, if any will directly or indirectly affect our business. The mariculture industry is going through changes, many of which result from cost-containment pressures, technological advances, and regulatory efforts to respond to these developments. We cannot accurately predict the extent to which future changes in mariculture costs, treatment technology, and industry regulations will affect our operations or profitability or whether we will ever operate profitably.

         The Texas General Land Office has notified our affiliate, GMIT, that it intends to deny it the right to its four platform complex at its Texas site for sea farming research and development purposes, which could preclude the development of our systems at this site. GMIT acquired the lease to the Texas platform site by an Assignment and Assumption Agreement, dated September 18, 1998, which was executed by the then-Commissioner of the Texas General Land Office. However, on May 12, 1999, the new commissioner of the Texas General Land Office changed its prior position and notified GMIT by letter from its General Counsel that it intends to deny GMIT the right to use the platform area to establish the mariculture operation on the platform complex despite the fact that the project has received all state and federal agency approvals. GMIT has filed suit to challenge the General Land Office's denial of its rights to the platform lease site. We intend to assume GMIT's rights under this agreement in order to develop our system at the Texas site. If GMIT is unsuccessful in its suit, we will be unable to develop this system in Texas. We anticipate that in such an event, we would proceed with our development plans for our alternative Alabama site. In addition, if GMIT is unsuccessful in its litigation, we may elect to have the platform at the Texas site dismantled and moved to the Alabama site at a substantial cost. GMIT has posted a $2.6 million performance bond to guarantee the platform removal costs.

         We have not entered into any long term contracts for the development of our systems or for the production or sale of our seafood products. Although we have received a letter from Nireus Chios Aquaculture S.A., a Greek corporation ("Nireus") indicating its intent to assist us in the development of our systems, we have not yet entered a written agreement with any such third party to develop our systems. Similarly, we have not entered into any long term contracts with third parties to assist us in the production or sale of our seafood products although we have received a letter of intent from Fishery Products International, a major U.S. seafood wholesaler, in which they have indicated an intention to distribute a significant portion of our seafood products. No assurance can be given that our systems will be developed or that once developed, we will be successful in marketing our products.

         Indications of Interest from Nireus. Nireus has advised BioMarine that it has an interest and intent to provide it and its affiliates with certain services, technology and information to help BioMarine expedite the development of its United States based mariculture projects. Nireus's intention to go forward with BioMarine is subject to the completion by Nireus of a feasibility study that examines all of the technical points and economical aspects of BioMarine's mariculture projects. BioMarine, out of the proceeds of the offering, will pay Nireus $150,000, in addition to travel. At such time as Nireus is retained to undertake its feasibility study, Nireus has indicated its intent to sign a Memorandum of Understanding defining the framework of the future working relationship of BioMarine and Nireus, consisting of Nireus's transfer of its know-how. The details of the know-how transfer from Nireus to BioMarine will be based on the technical results of the feasibility study. At such time Nireus and BioMarine would negotiate the details and possibilities of Nireus participating the BioMarine's mariculture projects. No assurance can be given that the results of the feasibility study will be such that Nireus will enter into a definitive agreement with BioMarine, in which event, BioMarine would develop its mariculture projects on its own.

         We have not yet built a full sized barrel cage system, and the Sea Trek has not been commercially tested. While we believe the Sea Trek system to be state-of-the art, a full sized barrel cage system has not been built yet. However, a 1/20-scale model of the barrel cage was built and was then tested at the Massachusetts Institute of Technology in 1995. While an oyster relay system similar to our

Sea Star system has been operated we have not put either of our systems to commercial use at their planned sites. We may be unable to commercialize our technology in the manner in which we intend to do so, particularly with the Sea Trek system, which has not been tested at all. If we cannot succeed in putting our technology to commercial use and producing marketable seafood products, we will be unable to generate revenues, and the price of our stock will decline.


         We may be unable to sell oysters at prices sufficient to cover the costs we incur in processing them. Although our preliminary test marketing of our oysters in Mississippi indicated a strong demand for our oysters, we cannot be certain whether we will be able to sell oysters at prices which will cover both our fixed costs in developing the Sea Star Oyster Relay System and our ongoing costs to operate the system and bring the oysters to market. Such inability could result in operating losses and a significant decline in the value of our stock.


         The continued services and leadership of our senior management are critical to our success and any loss of key personnel could adversely affect our business. We are heavily dependent on the experience of our executive officers, John D. Ericsson, Dr. Edwin W. Cake and John W. Hemmer, who have contributed and continue to contribute to the development of BioMarine and its proposed operations. If we were to lose the services of one or more of them, before a qualified replacement could be obtained, our business, financial condition or results of operations could be materially affected. BioMarine does not carry key person life insurance on the lives of any of such individuals. In the event all of the units offered by BioMarine are sold, we intend to apply for such insurance upon completion of this offering. See "Management."

         The absence of an active public market for our common stock may make it difficult for you to resell your shares at or above the offering price, and our stock price could be volatile and could decline following this offering. Prior to this offering there has been no public market for our common stock, and even after this offering, an active public market may not develop or be sustainable. We have arbitrarily determined the initial public offering price and this may not be the market price of the shares after the offering. The trading price of the shares could be subject to wide fluctuations in response to factors included in this prospectus, many of which are beyond our control. In addition, in recent years, the stock market has experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for may emerging growth companies, often unrelated to the operating performance of the specific companies. Such market fluctuations could adversely affect the price of our common stock. Furthermore, if selling stockholders in this offering sell substantial amounts of common stock in the public market, the market price of our common stock could fall.


         We have never declared or paid dividends and do not plan to pay them. We have never declared or paid any cash dividends on our common stock, and we do not expect to pay dividends anytime soon. We expect to retain our earnings, if any, and use them to finance the growth and development of our business.


         The so called "Penny Stock Rule" could make it cumbersome for brokers and dealers to trade in the common stock, making the market for the common stock less liquid which could cause the price of our stock to decline. Trading in our securities will initially be conducted on the OTC Bulletin Board and/or the "pink sheets." As long as the common stock is not quoted on Nasdaq or at any time that we have less than $2,000,000 in net tangible assets, trading in the common stock is covered by Rule 15g-9 under the Securities Exchange Act of 1934 for non-Nasdaq and non-exchange listed securities. Under that rule, broker-dealers who recommend covered securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

         The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security listed on Nasdaq and an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three (3) years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three (3) years; or (iii) average revenue of at least $6,000,000 for the proceeding three (3) years. Unless such an exemption is available, the regulations require the delivery of a disclosure schedule explaining the penny stock market and the risks associated therewith prior to any transaction involving a penny stock. If our common stock becomes subject to the regulations on penny stocks, that factor could have a severe adverse effect on the market liquidity for the common stock due to these limitations on the ability of broker-dealers to sell the common stock in the public market which could cause the price of our stock to decline.

         Our directors have the authority to designate one or more classes of preferred stock having rights greater than our common stock. Our Certificate of Incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock. Such preferred stock may have such preferences, powers and relative, participating, optional and other rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might afford holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock. Our directors could use this authority, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of BioMarine. We presently have no Series A Preferred Shares outstanding. Although the directors have no present intention of issuing any shares of preferred stock in the future, they may nevertheless decide it is in our best interests to do so. See "Description of Securities."

         Certain charter and bylaw provisions and Delaware anti-takeover statue can prevent a change in control of BioMarine. BioMarine is subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents Delaware corporations from engaging under certain circumstances, in a "business combination", which includes a merger or sale of more than 10% of the corporation's assets, with any"interested stockholder", or a stockholder who owns 15% or more of the corporation's outstanding voting stock, as well as affiliates and associates of any such persons, for three years following the date such stockholder became an "interested stockholder" unless:

          * the transaction in which such stockholder became an "interested stockholder" is approved by the board of directors prior to the date the "interested stockholder" attained such status;

          * upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers; or

         * on or after the date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholders

         Our certificate of incorporation, as amended, and our bylaws do not provide for cumulative voting in the election of directors. The authorization of undesignated preferred stock described above makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of BioMarine. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of BioMarine.

         As a new investor, you will experience immediate, substantial dilution of the net tangible book value of the shares you purchase. Assuming the sale of all of the units offered by BioMarine (excluding shares offered by selling shareholders), purchasers of our common stock in this offering:

* will pay a price per share that substantially exceeds the value on a per share basis of our assets after we subtract from those assets our intangible assets and our liabilities;

* will incur immediate dilution in net tangible book value of $5.86 per share;


* will contribute a majority of the funds we will need to commence operations but will own only 32.4% of the outstanding shares of our common stock;


* may experience further dilution in the net tangible value of their common stock as a result of future issuances of common stock.


         The underwriter in this offering has not agreed to serve as a market maker for our stock. Although we have retained Ridgewood Capital Funding, Inc. to assist us in placing the units offered by this prospectus, neither Ridgewood nor any of its affiliates will act as a market maker for the common stock or warrants. Therefore, we will have to locate at least one alternative market maker in order for our common stock and/or warrants to be listed on the OTC Bulletin Board. Moreover, in order to obtain listing on the Nasdaq National Market or the Nasdaq SmallCap Market, we will require three market makers. Failure to find at least one market maker would preclude our listing on the OTC Bulletin Board, which would limit trading in our stock and/or warrants. This could make your investment in BioMarine highly illiquid.


         Forward Looking Statements. This Prospectus and the information incorporated into it by reference contains various "forward-looking statements" within the meaning of federal and state securities laws, including those identified or predicated by the words "believes," "anticipates," "expects," "plan" or similar expressions. Such statements are subject to a number of uncertainties that could cause the actual results to differ materially from those projected. Such factors include, but are not limited to, those described under "Risk Factors." Given these uncertainties, prospective purchasers are cautioned not to place undue reliance upon such statements.

                                 USE OF PROCEEDS

         We estimate that the net proceeds we will receive from the offering, after deducting the underwriter's commission and other estimated offering expenses, will be approximately $9,125,000, assuming an initial public offering price of $850 per unit and the sale of all of the units. We will not receive any proceeds from the sale of any shares by selling shareholders. In addition, if we sell only 1,250 (10%) of the units, we will receive only $645,625, and, if we sell only 6,250 units (50%), we will receive only $4,428,125. The following table sets forth our planned use of the proceeds of the offering assuming the sale of all, 50% and 10% of the units.

----------------------------------------------------------------------------------------------------------------------------------
                                                  100% of Units               50% of Units                 10% of Units
----------------------------------------------------------------------------------------------------------------------------------
                                              Amount          Percent      Amount        Percent      Amount         Percent
                                             --------         -------     -------        -------      -------        -------
----------------------------------------------------------------------------------------------------------------------------------
Equipment                                       2,818,358   31%              1,400,000         31.6        50,000           7.7
----------------------------------------------------------------------------------------------------------------------------------
Total Technical Wages/Salaries                    295,000    3.2 %             295,000          6.7        42,000           6.5
----------------------------------------------------------------------------------------------------------------------------------
Platform De-commissioning Fund                    260,000    2.8%              260,000          5.9             0             0
----------------------------------------------------------------------------------------------------------------------------------
Insurance/ Platform Repairs                       253,816    2.8 %             253,816          5.7         5,625            .9
----------------------------------------------------------------------------------------------------------------------------------
Debt Repayment to GMIT (1)                        250,000    2.7 %             250,000          5.6        50,000           7.7
----------------------------------------------------------------------------------------------------------------------------------
Technical Advisors & Subcontractors               247,000    2.7 %              97,000          2.2        20,000           3.1
----------------------------------------------------------------------------------------------------------------------------------
Materials/Supplies                                233,800    2.6 %              93,800          2.1        63,800           9.9
----------------------------------------------------------------------------------------------------------------------------------
Marketing/Telephone/ Environmental                190,800    2.1 %             190,800          4.3        95,400            15
----------------------------------------------------------------------------------------------------------------------------------
Monitoring
----------------------------------------------------------------------------------------------------------------------------------
Administrative Personnel Salaries/Wages           182,000    2.0 %             182,000          4.1        92,000          14.2
(2)
----------------------------------------------------------------------------------------------------------------------------------
Project Travel                                    115,000    1.2 %              65,000          1.5        20,000           3.1
----------------------------------------------------------------------------------------------------------------------------------
Repayment of Note to Shareholder                   50,000                       50,000          1.1        25,000           3.9
----------------------------------------------------------------------------------------------------------------------------------
Rent & Utilities                                   22,800    0.3 %              22,800           .5        22,800           3.5
----------------------------------------------------------------------------------------------------------------------------------
Working Capital                                 4,366,376  47.9 %            1,267,909         28.6       158,000          24.5
                                                ---------  ------
----------------------------------------------------------------------------------------------------------------------------------
Total                                          $9,125,000  100%             $4,428,125         100%      $645,625          100%
----------------------------------------------------------------------------------------------------------------------------------

(1) We intend to use this portion of the proceeds to pay the remaining principal balance of a demand note owed to our affiliate Gulf Marine Institute of Technology the proceeds of which we used to pay our operating expenses and professional and consulting fees during 1999. This note accrues interest at a rate of 12% per annum. We have incurred substantial net losses over the past several years.

(2) The amount of proceeds to be used for administrative salaries includes $60,000 in accrued salaries to John Hemmer, our Chief Financial Officer and $84,000 to John D. Ericsson, our President and CEO, through June 30, 2000.


         The allocation set forth in the above table is subject to change based upon actual rather than estimated expenses and changes in business conditions. Pending use of the proceeds as described above, we plan to invest the net proceeds in bank deposits and short-term, investment grade securities, including government obligations and money market instruments.

                                 DIVIDEND POLICY

         We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including, our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions Delaware and other applicable laws and our credit arrangements then impose.

                                 CAPITALIZATION


         The following table sets forth the capitalization of BioMarine on an actual basis as of June 30, 2000 and on a pro forma basis as adjusted to give effect to the offering and the application of the estimated use of proceeds assuming the sale of 100%, 50% and 10% of the units offered:

                                                                                                               Actual at
                                                                           As Adjusted                       June 30, 2000
                                                          ------------------------------------------        ---------------
                                                               100%             50%            10%
                                                               ----             ---            ---
                                                          $   438,446     $   438,446    $   438,446    $    438,446
Short-term debt

Long-term debt                                                   -               -              -               -
Stockholders' equity
   Preferred Stock, par value, $.01 per share:
   5,000,000 shares authorized; no shares
   issued or outstanding                                         -               -              -               -
   Common Stock, par value, $.01 per share:
   25,000,000 shares authorized; 2,613,261
   shares issued and outstanding (actual), 3,863,261,
   2,738,261 and 3,238,261 (pro forma)                         38,632          27,383         32,382         26,133
Accumulated deficit                                        (2,432,217)     (2,432,217)    (2,432,217)    (2,432,217)
Additional paid-in capital                                 12,660,588       3,109,337      7,354,338      2,074,220
Total capitalization                                       10,705,449       1,142,949      5,392,949        106,582

                                    DILUTION

         The deficit in our net tangible book value as of June 30, 2000 was approximately $365,614, or approximately $0.14 per share of common stock before giving effect to the offering. The deficit in net tangible book value per share represents the amount by which our total liabilities exceed our net tangible assets as of June 30, 2000, divided by the number of shares of common stock then outstanding. After giving effect to the sale of all of the 1,250,000 shares offered by BioMarine hereby (taking no account of the warrants being offered) and deducting the underwriter's commission and estimated offering expenses of $1,500,000 payable by us, our pro forma net tangible book value as of June 30, 2000 would have been approximately $8,759,386 or approximately $2.26 per share. This is based on an assumed IPO price of $850 per unit, allocating all of the IPO price to the shares and not taking account of the warrants or the shares underlying the warrants. This represents an immediate increase in pro forma net tangible book value of approximately $2.40 per share to existing shareholders and an immediate dilution of approximately $6.24 per share to new investors purchasing units of this offering. The following table illustrates this per share pro forma dilution:

Assumed initial public offering price per share                                                           $8.50
   Net tangible book value (deficit) per share before this offering                     $(0.14)
   Increase per share attributable to new investors                                       2.40
As adjusted pro forma net tangible book value per share after the offering                                 2.26
                                                                                                          ------
Dilution per share to new investors                                                                        6.24
                                                                                                          ------

       Assuming that we only sell 10% of the units, dilution to new investors would be $8.40. If we only sell 50% of the units, such dilution would be $7.25.

       The following table summarizes as of June 30, 2000, the difference between the existing stockholders who purchased their shares of common stock within the five years ending June 30, 2000 and new investors in this offering with respect to the number of shares of common stock purchased from us which are currently outstanding, the total consideration paid and the average price per share paid at an assumed initial public offering price of $8.50 per share (before deducting commissions and estimated offering expenses payable by us):


                                            Shares Purchased                 Total Consideration           Average
                                           ------------------               ---------------------          Price Per
                                        Number            Percent        Amount              Percent    Share
                                        ------            -------        ------              -------    -----
Existing stockholders                  1,321,896          51.4%        $3,304,740              23.7%        $2.50
purchasing within the past
five years

New investors                          1,250,000          48.6%        10,625,000              76.3%         8.50

      Total                            2,571,896           100%        13,929,740               100%

* Certain of the shares indicated were issued in exchange for services rendered. For purposes of this calculation, the value of these services has been estimated at and presumed to be $2.50 per share issued.

   The foregoing analysis includes only shares of common stock issued within the past five years and does not include any shares which are issuable pursuant to various warrants of BioMarine, including the warrants offered in this offering.

                             SELECTED FINANCIAL DATA

         The following selected financial data has been derived from the financial statements of BioMarine for the six months ended June 30, 2000 and the years ended December 31, 1999 and 1998. The financial statements for each of these fiscal years have been audited by Reznick, Fedder & Silverman, independent certified public accountants. The following selected financial data should be read in conjunction with and are qualified in their entirety by BioMarine's Financial Statements and the notes thereto as well as Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Registration Statement.

===============================================================================================================================
                                               For the Six Months           For the Year Ended             For the Year Ended
                                               Ended June 30, 2000          December 31, 1999               December 31, 1998
===============================================================================================================================
Operating Data
-------------------------------------------------------------------------------------------------------------------------------
   Revenue                                           $ 50,000                  $ 133,920                        205,613
-------------------------------------------------------------------------------------------------------------------------------
   Salaries, wage and benefits                        128,249                    144,713                        185,442
-------------------------------------------------------------------------------------------------------------------------------
   General and administrative expenses                 42,627                     54,832                        119,436
-------------------------------------------------------------------------------------------------------------------------------
   Total costs and expenses                           253,744                    324,017                        625,741
-------------------------------------------------------------------------------------------------------------------------------
   Net (loss)                                        (203,744)                  (190,097)                      (420,128)
-------------------------------------------------------------------------------------------------------------------------------
   Net loss per common share outstanding               $(0.09)                    $(0.09)                        $(0.21)
-------------------------------------------------------------------------------------------------------------------------------
Weighted average number of shares of
common stock outstanding                                                       2,028,461                      1,976.593
-------------------------------------------------------------------------------------------------------------------------------


Balance Sheet Data
-------------------------------------------------------------------------------------------------------------------------------
   Current assets                                      32,696                      1,982                          7,020
-------------------------------------------------------------------------------------------------------------------------------
Total assets                                           72,832                     80,243                        267,710
-------------------------------------------------------------------------------------------------------------------------------
Current liabilities                                   438,446                    531,037                        421,991
-------------------------------------------------------------------------------------------------------------------------------
Long term liabilities                                    -                          -                           111,416
-------------------------------------------------------------------------------------------------------------------------------
Shareholders' (deficit)                              (365,614)                  (450,794)                      (265,697)
-------------------------------------------------------------------------------------------------------------------------------
Working Capital                                      (405,750)                  (529,055)                      (414,971)
===============================================================================================================================

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF PRO FORMA
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the audited consolidated financial statements appearing elsewhere in this prospectus.

 Overview

         BioMarine was incorporated in the State of Delaware on October 3, 1989. Prior to December 30, 1998, we operated under the name Sea Pride Industries, Inc. The accompanying consolidated financial statements include the accounts of BioMarine and its three subsidiaries, Sea Star Industries, Inc. ("Sea Star"), and Sea Trek Industries, Inc. ("Sea Trek"), which are wholly owned subsidiaries; and Sea Pride Capital Corporation ("SPCC"), a 75 percent owned subsidiary.

         We have never produced significant revenues, and any revenues we have produced have been primarily from rental income and gains from the sale of equipment. For the fiscal years ended December 31, 1998 and 1999, BioMarine incurred net losses of approximately $420,128, and $190,079, respectively. We expect BioMarine to lose more money as it spends additional capital to develop its systems, market its products and establish its infrastructure and organization to support anticipated operations. We cannot be certain whether BioMarine will ever earn a significant amount of revenues or profit.

         Together with our president, Mr. John Ericsson, we have researched, designed and developed our patented Sea Star Oyster Relay System to produce cleansed oysters harvested from open nonpulluted as well as from conditionally closed coastal areas of the Gulf of Mexico. Our president has also designed, developed and patented the Sea Trek Ocean Farming System to produce redfish, striped bass, mahi mahi and other marine finfish species in the Gulf of Mexico. The president has licensed this system to us.

         We have not yet commenced our commercial operations and have produced only limited oyster products for sale using a pilot program with our Sea Star Oyster Relay Project. We expect to commence commercial operations, if we are able to raise adequate capital to permit construction of cages, equipment and operating facilities necessary to conduct such operations. We have had only limited revenues to date some of which have been from our anticipated operations. Therefore, in addition to a comparative analysis of our results of operations for the past two years, we have included below a Plan of Operation for the next twelve months. The plan is only tentative and is subject to change for any number of reasons.

Results of Operations

Six months ended June 30, 2000 compared with six months ended June 30, 1999

Revenues for the six months ended June 30, 2000 were $50,000, representing an increase of $28,101, or 128.3%, over $21,899 for the six months ended June 30, 1999. None of these revenues were from mariculture operations. All of the revenues generated in the six month period of 2000 were from the sale by BioMarine of its subsidiary, Sea Pride Capital Corporation, to its President, John Ericsson.

         Salaries, wages and benefits for the six months ended June 30, 2000 were $128,249, representing an increase of $51,193, or 66.4%, over $77, 056 for the six months ended June 30, 1999. The increase was mainly due to the expensing of a previously waived portion of the salary of John Ericsson.

         General and administrative expenses for the six months ended June 30, 2000 were $42,627, representing an increase of $5,270, or 14.1%, over $37,357 for the six months ended June 30, 1999. This increase was attributable to additional costs incurred in connection with this offering.

         Repair and maintenance, insurance and interest expense totaled $18,430 for the six months ended June 30, 2000, representing a decrease of $4,399, or 19.3% over $22,829 for the six months ended June 30, 1999. These expenses for the 1999 period related to the boat, which we owned during 1998 and sold during 1999, as well as to interest payable on a loan from GMIT. During the 2000 period, the majority of these expenses constituted interest on the new GMIT loan.

         Legal and professional fees for the six months ended June 30, 2000 were $40,183, representing an increase of $15,057, or 59.9%, over $25,126 during the six months ended June 30, 2000. These fees were mainly for legal fees associated with this offering, consultant fees, and accounting fees associated with the audited financial statements.

         For the six months ended June 30, 2000, we experienced a net loss of $(203,744), which represented a decrease in net income of $45,042 over the net loss of $(158,702) during the six months ended June 30, 1999.

Year ended December 31, 1999 compared with year ended December 31, 1998

         Revenues for the year ended December 31, 1999 were $133,920, representing a decrease of $71,693, or 37.5%, over $205,613 for the year ended December 31, 1998. None of these revenues were from mariculture operations. $111,667 in revenues for fiscal 1999 were attributable to a one-time gain on the sale of a boat. During fiscal 1998, $190,943 in revenues were attributable to the rental of this boat.

         Salaries, wages and benefits for the year ended December 31, 1999 were $144,713, representing a decrease of $40,729, or 21.9%, over $185,442 for the year ended December 31, 1998. The decrease was mainly due to John Ericsson, our President and Chief Executive Officer, waiving a portion of his salary.

         General and administrative expenses for the year ended December 31, 1999 were $54,832, representing a decrease of $64,604, or 54.1%, over $119,436 for the year ended December 31, 1998. This decrease was attributable to a decrease in our activities. During the 1999 period, Mr. Ericsson focused his attention on obtaining permits for our planned sites in the Gulf of Mexico, all of which activities (and related expenses) were conducted by our affiliate, Gulf Marine Institute of Technology.

         Repair and maintenance, insurance and interest expense totaled $32,944 for the year ended December 31, 1999, representing a decrease of $105,683, or 76.2%, over $138,627 for the year ended December 31, 1998. These expenses all related to the boat which we owned during 1998 and sold during 1999.

         Legal and professional fees for the year ended December 31, 1999 were $56,508, representing a decrease of $90,858, or 61.7%, over $147,366 during the year ended December 31, 1998. These fees were mainly for outside professional consultants which we used to a lesser extent during 1999, and included legal fees incurred in connection with the Company's settlement with the Florida Department of Banking and Finance as well as patent maintenance legal fees.


         Primarily as a result of these cost decreases, total costs and expenses decreased $301,724, or 48.2% from $625,741 during fiscal 1999 to $324,017 during fiscal 1998.

         For the year ended December 31, 1999, we experienced a net loss of $(190,097), which represented an increase in net income of $230,031 over the net loss of $(420,128) during the year ended December 31, 1998.

Plan of Operation

First Quarter


         During the first fiscal quarter following the receipt of the proceeds of this offering, BioMarine plans to contract with a team of consultants for its mariculture project. We anticipate that this team will consist of our own advisors as well as personnel provided by Nireus Chios Acquaculture S.A., a Greek company ("Nireus"), that has expressed an interest in providing BioMarine with services, technology and information to help expedite the development of BioMarine mariculture products in the United States. It is intended that upon receipt of the necessary design approvals, the equipment and design of our third- party manufactured mariculture systems will be evaluated by Nireus for approval for use at our mariculture sites. We then plan to acquire, lease or hire vessels and helicopter services to be used to transport personnel, equipment and fingerlings.

         We intend to enter into contracts with construction companies to convert the existing GMIT platform into a mariculture facility. We may also acquire a salvaged platform for the Alabama site for conversion. Renovations will then begin, and we expect to hire personnel to perform initial day to day operations of the mariculture project.

         We have not yet entered into a definitive agreement with Nireus and any such agreement is subject to our retaining Nireus to undertake a feasibility study, the results of which will determine the possibility of their working with us to develop our mariculture projects. Out of the proceeds of the offering, we will pay Nireus $150,000 plus expenses, including labor and travel costs of Nireus personnel. We also have not yet selected or entered into contracts with any of the personnel whom we intend to engage in the early stages of the development and construction of our systems. Although we believe Nireus, subject to their satisfaction with the results of the feasibility study, can supply much of the development personnel and expertise, any delays or inability to retain such personnel would extend the time frame for our plan of operation and could impede our ability to complete construction and commence our sea farming program.

                       [Diagram 20A GMIT Platform Complex]

         The Texas General Land Office has notified our affiliate, Gulf Marine Institute of Technology, a non-profit research institute("GMIT"), that it intends to deny GMIT the right to use their platform complex at the Texas site for aquaculture purposes, which could preclude the development of our systems at this site. GMIT acquired the lease to the Texas platform site by an Assignment and Assumption Agreement, dated September 18, 1998, which was executed by the then-Commissioner of the Texas

General Land Office. However, on May 12, 1999, the new commissioner of the Texas General Land Office changed its prior position and notified GMIT by letter from its General Counsel that it intends to deny GMIT the right to use the platform area to establish the mariculture operation on the platform. GMIT has filed suit to challenge the General Land Office's denial of its lease rights to the platform site. The lawsuit is scheduled for trial on November 20, 2000 in Matagorda County, Texas. We have entered into a Commercial Development Agreement with GMIT in order to develop our system at the Texas site. If GMIT is unsuccessful in its suit, we will be unable to develop the project in Texas. We anticipate that in such an event, we would proceed with our development plans for our alternative 13-acre permitted site in Alabama. In addition, if GMIT is unsuccessful in its litigation, GMIT may have to pay to have the platform at the Texas site dismantled and moved to the Alabama site at a substantial cost. GMIT has posted a $2.6 million performance bond to guarantee the platform removal costs.

                       [Diagram 20B GMIT Platform Complex]

         In the event that we proceed with development of our systems at the Alabama site, we will need to acquire the Texas platform from GMIT and move it or obtain another donated platform in the Alabama area of permitted use. Any delay or inability to do so would delay our operations and could jeopardize our entire business.

         Once the platform is renovated, we expect to conduct continual normal maintenance of the systems onboard the platform to ensure peak performance. We plan to design, construct and test our finfish feed systems for the specific need of the fingerling stocks during the first quarter and into the second to third quarter. We also plan to design, construct and test the harvest and transfer systems during this period.

         During the first two quarters, we plan to design and construct an onboard finfish hatchery for the platform complex and to expand the hatchery until it reaches its maximum sustainable production level. Simultaneously with the renovation and/or conversion of the platform to sea farming, with our technical consultants' support, we will select fingerling species and the source from which they will be provided. We expect to restock fingerlings at the time of harvest during the third, sixth, ninth and twelfth month of the second year of the project.

         In the first month of the first quarter of the project, we plan to purchase and test one to three SeaStations /TM/ for use as one of the cage systems for fingerling growout. We expect to test and validate the anchoring system for the SeaStation/TM/. In the third and fourth months, we plan to evaluate and approve the final design of the systems to be utilized. During the fourth month of the project additional SeaStation/TM/ systems may be delivered to the site, installed by the manufacturer and made ready for operation. While the SeaStation/TM/ is being installed in the first quarter of the project, we plan to attach and further test a vacuum transfer system to the cage for fish transfer at the site. We also plan to attach and test the automatic feeding system to the cage system during this time.

Second Quarter

         During the second quarter of the two-year start-up of the mariculture project, the platform is expected to be ready for full operations. The SeaStation/TM/ will be ready for operations after being installed and fully tested. During this quarter, we also plan to have our personnel trained by the manufacturer and industry partners to perform all aspects of operation of the cage system, i.e., stocking, cleaning, maintenance, harvesting, etc.

Third Quarter

         During the second and third quarters, we expect the project to be in full operation. Placement of wild caught finfish obtained by sponsorship of live fish rodeos through recreational fishing tournaments, will stock wild caught fish into several SeaStation/TM/ cages until fingerlings from the platform hatchery can be introduced into cage systems. By the end of the third quarter, we expect to have completed the renovation and final testing and approval of all systems.

Fourth Quarter


         In the fourth quarter of the mariculture project, we plan to discuss and evaluate the feasibility of expanding the project and determine how the project should be commercially developed into a fully developed site. The exact timing and the necessary equipment will be determined on the basis of the Nireus feasibility study or their evaluation of our feasibility study.

Liquidity and Capital Resources

         At December 31, 1999, we had cash in the amount of $1,982, current liabilities of $531,037 and a deficit in working capital of $529,055. During each of 1999 and 1998, we experienced negative cash flows of $(288,892) and $(392,086) from operations. To date, we have primarily funded our operations through the issuance of securities and borrowing. We estimate that the proceeds of this offering will be sufficient to fund our planned mariculture operations for the year following the offering. However, we may need additional financing if such proceeds prove insufficient, and such financing may not be available on terms favorable to BioMarine. We may need to issue additional securities in order to obtain such financing.

         Historically, we have funded our operations through the issuance of debt and equity securities and through loans. We have not issued securities for cash during fiscal 1998 or 1999 nor for the six months ended June 30, 2000. During these periods, we have issued securities in exchange for services rendered and on conversion of outstanding debt and obtained direct loans.

         On May 30, 1997, we obtained a loan of $170,000 from First Union which was secured by a first mortgage on a boat. The loan note accrued interest at 10.25% per annum, and quarterly payments of principal and interest totaled $10,899. The note was paid in full in 1999 upon sale of the boat.

         On December 5, 1998, we offered certain noteholders the option to convert their notes into preferred stock in BioMarine. In December 1998, $365,345 in principal and interest was converted into 146,140 shares of preferred stock. These shares were subsequently converted into common stock on a share for share basis. $50,000 in unconverted note principal remains outstanding, and we have offered the holder of this note an option to convert the note, together with accrued interest, into common stock at a rate of $2.50 per share upon a successful public offering of our common stock.

         On June 8, 2000, we executed a note payable to a stockholder in the amount of $50,000 which is payable from the proceeds of this offering. The note is unsecured and accrues interest at 10% per annum.

         At December 31, 1998, BioMarine had outstanding a note payable to our affiliate, Gulf Marine Institute of Technology with a balance at that date of $236, 500. This note was satisfied in full in 1999 and a new demand note executed to GMIT in the original amount of $400,810 which accrues interest at 12% per annum. On December 31, 1999, BioMarine issued 8,520 shares of common stock to a holder of notes payable from GMIT, upon which GMIT reduced the note by $21,300. As of June 30, 2000, the unpaid balance of this note was $218,514.

         The notes to our financial statements and out independent's auditors' report thereon state that, as a result of the start-up nature of our business, we have and can be expected to sustain substantial operating expenses without generating sufficient revenues to cover such expenses. This raises substantial doubt as to our ability to continue as a going concern. We believe we can achieve significant revenues through the implementation of our plan of operation which is outlined above. The implementation of this plan, however, depends on the success of this offering. If we do not succeed in raising funds through this offering, we will not have sufficient capital to implement the plan and will need to modify the plan and seek other financing.

                                    BUSINESS

General


         BioMarine is a development stage company. Our purpose is to grow fin-fish and process oysters in mariculture facilities and sell them in both local and international markets, to obtain fish from foreign marine capture fisheries and process them in U.S. based plant(s) for sale in local and foreign markets, to develop a fully integrated seafood business involving the distribution and sale of fish, oyster and other mollusks and to produce fish feed, fingerlings and equipment for use in the U.S. Gulf of Mexico aquaculture industry.

         The term aquaculture covers all activities aimed at producing, processing and marketing aquatic animals and plants from fresh, brackish and salt waters. In narrow terms aquaculture embraces the use and manipulation of natural and artificial bodies of water to produce species required by man and thus concerns all activities associated with breeding and culture of aquatic organisms.

         Our president, John D. Ericsson, has researched, designed and developed the patented marine aquaculture production systems (the "Sea Trek Ocean Farming System" and the "Sea Star Oyster Relay System") to produce finfish and mollusks initially in the Gulf of Mexico, off the coasts of Texas and Alabama. We have obtained all required permits in order to conduct our proposed Sea Trek Ocean Farming System operations and to establish project eligibility for loans, federal research grants, and federal loan guarantees and matching funds. We believe that our Sea Trek Ocean Farming project will be a "state-of-the-art" marine aquaculture production system that will be one of the first and largest (500 acres in Texas) offshore marine aquaculture production systems licensed and permitted by the federal and state governments for use in the Gulf of Mexico.

         We intend to introduce a modified version of our Sea Trek Ocean Farming System for use in the offshore fish farming industry. Our affiliate, Gulf Marine Institute of Technology, a nonprofit research institute, has acquired a platform system located in Texas, valued at approximately $6 million, which we plan to convert for commercial mariculture use. The platform complex currently has crew quarters for 18, including a full service galley (kitchen), a heliport, a 30-ton service crane, electric generator plants, fuel and water storage and can be operated as a 24-hour a day operations center. It will be equipped with multiple sea cages located around the platform perimeter, an automatic feeding system that provides growing fish with food pellets many times per day as well as with computerized monitoring and harvesting systems. It is intended that the converted platform will contain a finfish hatchery, a research laboratory and classrooms. The company intends to commence operations utilizing the SeaStation/TM/ ballastable cage system initially, since the estimated development cost of the Sea Trek barrel cage exceeds $600,000 each. The SeaStation/TM/ is well established as a ballastable cage system for the open water marine farming environment and costs approximately $100,000 per cage installed (See SeaStation/TM/ Diagram 18A & B on Page ____).

         We also plan to utilize the Sea Star Oyster Relay System for offshore oyster cleansing and farming. The system is designed primarily to containerize oysters for relaying to high-salinity, clean water areas to enhance the quality of the oyster for half-shell marketing and raw consumption by increasing the oyster's salt content and substantially reducing the potential illness risks associated with raw oyster consumption. The Sea Star Oyster System takes advantage of the oyster's natural ability to cleanse itself in high-salinity waters that lack contaminants.

         Although BioMarine originally intended to build the patented Sea Trek Ocean Farming mariculture platform to support the fish farming systems, we have learned that it is much more economical to acquire existing dormant oil and gas platforms for conversion into mariculture operations. According to a study done by the Minerals Management Service in 1996, "Mariculture Associated with Oil and Gas Structures: A Compendium," there are nearly 4,000 oil and gas platforms in the Gulf of Mexico. These structures range in age from brand new to roughly 30 years old; in size from single well caissons to large, multi-pile platforms with crew quarters, cranes, heliports and all of the amenities necessary to sustain a 365-day a year sea farming operation. The platform sites' water depths range from a few feet to over 1,000, and in distance from shoreline to more than 130 miles offshore.

         Management believes there are opportunities for mariculture operations from existing platforms. They would provide a permanent solid base from which to conduct operations; provide a stable base for storage, feed delivery equipment and utilities (power, environmental monitoring, etc.); the existing offshore oil service infrastructure offers transportation and project support systems. Platforms are well known as artificial reefs. This abundance of associate sea life suggests a healthy environment suitable for cultivation of fish and shellfish. The offshore location tends to moderate swings in temperature and water currents which help make the cage system more self cleaning, providing new, oxygenated water and removing waste from fish and feeding.


         BioMarine's sea farming technologies, when fully developed, could result in the ability to restock the natural marine environment with fast growing, farmed, reared Gulf species and thus reduce some of the pressure on wild stocks for human food production and with further research, cold water species as well.


         We were incorporated in the State of Delaware on October 3, 1989. Prior to December 30, 1998, we operated under the name Sea Pride Industries, Inc. Our principal executive offices are located at 1198 Gulf Breeze Parkway, Suite 8A, Gulf Breeze, Florida 32561 and our telephone number is (850) 934-8888.


Industry Overview


         In conjunction with increasing demand for fish and fish products the output of the fisheries industry world-wide has continued to increase steadily since the 1950s. In 1995 (the last year for which detailed statistics are available from the United Nations Food and Agriculture Organization, ("FAO")), the total production of fin-fish, shellfish and aquatic plants from capture fisheries and aquaculture combined, reached 119.9 million metric tons (MMT) valued at US $125.4 billion. Of the total production, 821 MMT were fin-fish and shellfish destined for human consumption.

         A recent analysis of the world capture fisheries resources by the FAO
(1997) shows that out of the 16 world statistical areas, 9 are over fished, 1 fully fished and only 6 are still increasing in production.

         It is widely acknowledged in the fisheries industry that supplies from traditional marine and inland capture fisheries are unlikely to increase substantially and that the projected global shortfall in fish supply will probably be met from expansion within the aquaculture sector. For example, the supply of fish generated from capture fisheries in 1995 (91.3 MMT) was a little less than in 1994 (91.6MMT), indicating zero growth for that year. (FAO Annual Yearbook, Vol. 81, 1995, "Fisheries Statistics Commodities," Rome, (1997)) The total supply of aquatic organisms produced from aquaculture in 1995, however, reached a record 27.8 MMT in quantity, valued at US $42.3 billion. (FAO Fisheries Circular

No. 815 Revision 9, "Aquaculture Production Statistics 1986-1995," Rome (1997)) This represents an increase of 9.6% in quantity and 5.2% in value, respectively, over 1994.

         Under current fishing regimes, (where some 60% - 70% of stocks require urgent intervention as they are over-fished or fully fished), (FAO Press Release 98/31, Future of Fish for Food Depends on Better Management of Oceans," Rome/Lisbon, (May 19, 1998)) FAO estimated in 1996 that the world's potential harvest through capture fisheries was between 85MMT to 90MMT annually. The FAO also indicated that the harvest might be increased by the adoption of effective management systems in all oceans and a reduction in the practice of discarding, which averages 20 MMT each year. (FAO Press Release 98/31, FAO: Future of Fish for Food depends on Better of Management of Oceans, Rome/ Lisbon - May 19, 1998; Scientific American, Safina, C., "The World's Imperiled Fish," (November 1995))

         By 2010, world-wide demand for fish food products is expected to range between 110 to120 MMT allowing for an average compound annual growth of about 2.7%, producing a shortfall between demand and supply for human consumption that could amount to between 10 to 40 MMT. (FAO, The State of World Fisheries and Aquaculture, "Summary of World Fish and Aquaculture, " (Sophia 1996); FAO Press Release 98/31, "Future of Fish for Food Depends on Better Management of Oceans," Rome/Lisbon, (May 19, 1998) This forecast was prepared by the FAO for the Kyoto Conference of 1997 and is based on population growth, changes in per capita income and the pace of urbanization. (FAO , The State of World Fisheries and Aquaculture, "Summary of World Fish and Aquaculture," (Sophia 1996); FAO Press Release 98/31, "Future of Fish for Food Depends on Better Management of Oceans," Rome/Lisbon, (May 19,1998)

         The lower the output from the capture fisheries sector, the greater the opportunity for growth in the aquaculture industry. Since the 1980s, aquaculture has steadily increased its contribution to world fisheries production and maintained its position as one of the fastest-growing food production activities in the world. (World Aquaculture, New, Michael B., "Aquaculture and the Fisheries - balancing the scales." (June 1997)) In 1996, aquaculture provided almost 30% of the total world wide supply of fish food, about double what it supplied a decade ago. (FAO, The state of world fisheries and aquaculture 1998 (Sophia))

         The aquaculture industry could supply up to 35 MMT of fish food products by the year 2010. (World Aquaculture, New, Michael B., "Aquaculture and the Fisheries - balancing the scales." (June 1997)) There are, however, two potential constraints which hinder the future growth of aquaculture, (i) environmental degradation and (ii) the availability of land and water. The first constraint typically arises from external sources, although environmental degradation is sometimes the result of mismanagement. The second constraint stems from competition with other land and water uses, particularly in agriculture, and from urban encroachment into coastal zones. The unavailability of suitable sites for aquaculture projects may eventually limit industry growth. (FAO Circular No. 886, Revision 1, "Review of the State of World Aquaculture," (Rome 1997))

Industry Characteristics

         Two major trends are changing the traditional fisheries industry. First is the leveling off of the output of the capture fisheries and the inability to raise sustainable catches to meet increasing demand. (FAO Press Release 98/31,
FAO: "Future of Fish for Food depends on Better Management of Oceans," (Rome/Lisbon May 19, 1998)) Secondly, the industry is consolidating to improve efficiency and economic viability. (The State of Industrial Organization of the World Fisheries Industry, An on-going study sponsored by the U.S. Department of Labor, World Aquaculture Society, presented by Henry Clifford Ph.D., University of Rhode Island, (attended by representatives of the Offsets Group)) Large, vertically integrated companies that procure, export and distribute large volumes of high-value products are rapidly dominating the fisheries industry. Many smaller companies are either being bought out or forced out.

         With the capture fisheries being unable to supply demand, we believe aquaculture is a viable alternative to make up the potential shortfall in supply relative to demand. Aquaculture can succeed as well as it does because of the following factors:

                  * the relatively lower harvest and labor cost per kilogram of product that is achieved, compared with the cost of the equivalent wild capture fishery product.

                  * the ability to plan the harvest timing and volume to meet market demand which is possible in aquaculture, but not in wild capture fisheries, and

                  *  the ability to expand the supply to meet demand.

In contrast, wild fisheries are limited by many unpredictable factors such as weather and a finite production capacity, which is currently at, or beyond, sustainable yield in most of the world's oceans and coastal zones.

U.S. and Regional Industry Overview

         The introduction of modern commercial fishing methods, new boats, more efficient nets, powerful engines and sophisticated fish-finding equipment has made fishing less problematic exercise but has also placed strains on existing stocks, thereby limiting further growth.

         The term aquaculture covers all activities aimed at producing, processing and marketing aquatic animals and plants form fresh, brackish and salt waters. In narrow terms aquaculture embraces the use and manipulation of natural and artificial bodies of water to produce species required by man and thus concerns all activities associated with breeding and culture of aquatic organisms. Aquaculture is a growth sector in the fisheries industry. Opportunities to grow are made possible by the leveling off in the supply of fish from the capture fisheries. In 1996, aquaculture provided about 30% of the world-wide supply of fish, or 27.8 MMT. (FAO Press Release 98/31, FAO: Future of fish for Food depends on Better Management of Oceans," (Rome/Lisbon, May 19,
1998)) Over one-half of this production by volume is low-value fresh water finfish origination in low-income, food deficit countries, such as China and India, to feed indigenous people. (World Aquaculture, New Michael B., Aquaculture and the Fisheries - balancing the scales." (June 1997)) The FAO forecasts an average annual increase in aquaculture of 4.8% which is well above the 2.7% annual average increase in demand for food fish products.

         An important sub-sector of aquaculture is the commercial production of high-value, mainly marine species of fin-fish and shrimp. Referred to as intensive marine aquaculture or mariculture, this sub-sector is a relatively new sector of aquaculture, which has developed rapidly since breakthroughs in hatchery technologies in the 1970's that allowed that artificial mass production of marine fin-fish and shrimps juveniles. (Barnabe, G., Aquaculture, Vol. 1, (1990)) It produced about 1.4 MMT of product in 1995 with a value of over US $9.5 billion. (FAO Circular No. 815, Revision 9, "Aquaculture Production Statistics 1986-1995," Rome (1997). At average value of US $6.79 per kilogram of output for the aquaculture sector as a whole, the mariculture sub-sector offers significant business opportunities. FAO Circular No. 815, Revision 9, "Aquaculture Production Statistics 1986-1995," Rome (1997).

Aquaculture in the United States and the Gulf Region

         The prospect of dwindling local fish stocks and rising populations has fueled interest in aquaculture and fish farming in the Gulf region as a means to apply modern science to food production in a similar way to its application on land. The practice of aquaculture within the Gulf region remains relatively underdeveloped, particularly when compared to Europe, Asia, and other parts of North America. At the present time, there is no large marine hatchery in the Gulf that can produce juveniles on the commercial scale planned by BioMarine. The lack of a large commercial marine hatchery in the region is stymieing the growth of the industry.

                Farming of Pacific and Atlantic salmon species is one of the best examples of commercialized mariculture technology. Based on our research, the salmon farming industry is currently achieving $4 billion in annual sales. Thirty-five percent of the salmon consumed worldwide is produced through mariculture (FAO). The dominant producer of farm-reared salmon is Norway with 548,950,410 pounds in 1997. (FAO Globefish Salmon Analysis 1999) Advances in production technologies related to genetic improvements, feeds, aeration, sea cage systems, and new strategies to control disease have led BioMarine to an opportunity to farm fast growing Gulf marine finfish like Cobia (Lemonfish, Ling) and Mahimahi. BioMarine intends to expand the success of the mariculture industry into the U.S. Gulf of Mexico and worldwide.

         Channel catfish is the dominant fresh water aquaculture species in the United States with farm sales to processors totaling 597 million pounds. (USDA "Aquaculture Outlook," March 13, 2000) Other important fish cultured in the U.S. include salmon, trout and tilapia. Commercial culture of fast growing Gulf species like Cobia (Lemonfish, Ling) and Mahimahi has yet to be developed in the Gulf mariculture industry.

         Fish farming, or aquaculture, which started in China approximately 4,000 years ago, is becoming as sophisticated as the beef and chicken industries in the United States. Techniques that have been developed in university laboratories and in private research in the last decade are now being put to commercial use. These innovations, along with an expanding market for seafood and increasing governmental support, have fostered significant growth in aquaculture. Aquaculture has increased the variety of fish available to consumers and has helped to restore supplies of some species, like sturgeon, salmon, redfish, striped bass, snappers and groupers that became scarce as their natural habitats disappeared or were over-fished.

         The demand for seafood as the primary diet for people of all ages is increasing worldwide. Several estimates suggest that harvest from the world's oceans have approached the limits of wild fish stock productivity. The National Marine Fisheries Service (NMFS) Strategic Plan has noted that this deficit cannot be entirely mitigated by the rebuilding of wild stocks. Even a significant rebound in wild stocks will not be able to meet the growing global demand for seafood. The FAO reported that production of seafood products for human consumption at the turn of the century will need to increase by approximately 20 million metric tons over the 1983 level in order to maintain present per capita fish consumption levels. This would require a 28% increase in wild fishery harvests, which is not feasible.

U.S. demand for seafood is expected to increase by 1.4 million metric tons annually due to population growth alone.


         We believe the market for finfish is currently hampered by three major concerns: (i) the inability of conventional fishing operations to deliver fresh finfish to market on a perennial basis; (ii) increasing concern over environmental damage caused by conventional commercial fishing operations; and
(iii) concerns among consumers regarding quality of seafood currently on the market.

         It is difficult to imagine the sea ever running out of fish. Yet, FAO's 1995 world fisheries report estimates that 70% of the world's marine fish stocks are either fully exploited, overfished, depleted or recovering from overfishing. (("Human Nature: Agricultural Biodiversity and Farm-based Food Security" (December 1997)) As a result, many governments have had to close down some areas of commercial fishing.

         Current fisheries' practices in the Gulf have placed strains on existing fish stocks, thereby limiting further growth. While the fish catches per unit of effort have declined (cost per kilogram of product that is achieved), the demand for fish has risen. Dwindling fish stocks and rising demand have fueled interest in aquaculture fish farming as a means to apply modern science to seafood production in a similar way to its application on land. Mariculture, a relatively new sector of the aquaculture industry, allows for the mass production of marine fin-fish and shrimp products.

         Stagnation or decline has replaced the long-term growth trend. For the past two decades, the fishing industry increasingly has had to face the results of extracting fish faster than populations can reproduce. Pressure from commercial fishing is so intense that 80-90 percent of the fish in some populations are removed every year. Commercial trawlers chasing ever-decreasing fish populations have cost taxpayers billions of dollars. A World Wide Fund for Nature report estimates that to catch $70 billion worth of fish, the fishing industry incurred costs totaling $124 billion annually. The governments of the trawling nations have subsidized as much as $54 billion in deficits annually.


         Although the world's commercial harvest has been stable for the past several years, the economic value of the harvest has declined as fishermen are forced to harvest less desirable species because of the decline of more commercially valuable stocks.


         We expect to have both the resources and management skills for producing quality fish products to exploit regional and international market opportunities driven by an increasing world wide demand. By maintaining high standards and providing a competitively priced processed fish product, BioMarine intends to become a regional market leader and to penetrate the US and international markets.

Redfish, Striped Bass, Grouper, Cobia, Tuna, Mahi Mahi vis-a-vis Catfish
Industry

         The Channel catfish is the most important aquaculture fish in the United States. Annual production of catfish has grown from under five million pounds in 1969 to an expected 585-595 million pounds by the end of 1999. Growers indicated that they expected that 172,200 acres of ponds would be in use between July 1 and December 31, 1999, up five percent from the second half of 1998. (U.S. Dept. of Agriculture, "Aquaculture Outlook" (October 1999))

         Over the first eight months of 1999, farm sales to processors totaled 397 million pounds, with an average price of 74.6 cents a pound. This implies gross sales of $296 million for catfish growers, up two percent from a year ago. (U.S. Dept. of Agriculture, "Aquaculture Outlook" (October 1999))


         While fresh water Channel catfish are entirely different from marine redfish, striped bass, cobia, flounder, grouper, tuna or mahi mahi, useful comparisons can be correlated to make some reasonable assumptions. First, and perhaps the most important, these fish do not suffer an image problem, as does the catfish. In fact, redfish, cobia, tuna, grouper, flounder and mahi mahi have good reputations among consumers. Marketing campaigns conducted by the catfish industry have been quite successful and are representative of how fish consumption habits can be influenced. Therefore, the impressive quantities of catfish being sold today could serve as a minimum indicator of the market potential for redfish, cobia, fluke, flounder, tuna, grouper and mahi mahi.

The BioMarine Solution


         BioMarine plans for its commercial operations sites to be located four miles south of Fort Morgan, Alabama in federal waters of the gulf of Mexico and
9.8 miles south of Port O'Connor, Texas in state waters. These locations have high quality saltwater, providing warm saline water year-round to the grow-out system. Since water quality and temperature are ideal at these locations, BioMarine, when operational, expects to meet its projected growth rates.

         BioMarine's initial aquaculture efforts will involve the use of Norwegian-perfected salmon farming systems that have successfully reared millions of salmon to over 12 pounds in 18 months. This saline technology utilizing computer-controlled automated feeding and fish monitoring systems will be adapted to rearing redfish, cobia and mahi mahi, as well as other marine species in the warm water of the Gulf of Mexico. BioMarine believes that three pound fish can be grown from two inch fingerlings with this technology in 12 to 18 months with mahi mahi and cobia taking only three to six months.

         We intend to implement two very distinct types of mariculture projects in the BioMarine hatchery and grow-out farms. The hatchery operations include maintaining and managing the brood stock, managing the breeding cycle and collecting and hatching the eggs. Once the eggs are hatched, the juveniles are grown to a size where they can be successfully transferred to a grow-out facility.

         The grow-out facilities manage the growing process until the fish reach market size and are harvested. A grow-out facility may sometimes include a packaging station for fresh products and it may also include fish processing operations such as gutting, filleting and freezing fish prior to sale.

The Finfish Hatcheries

         We propose to build two hatcheries, which is a common practice in the industry, to diversify risk. We intend to build the first hatchery in Texas on GMIT's platform complex that will concentrate on producing finfish juveniles of indigenous species, mainly cobia, snapper and redfish. Once the facilities have been completed and are fully operational for production, the hatchery is intended to be expandable to produce up to 6.5 million juveniles annually and growing them to a size of 5-10 grams before they are transferred to grow-out cages located around the platforms.

         We also intend to build a second hatchery in Alabama that will produce high-value gulf species of fish such as cobia, snapper, grouper, and others. It is intended that the facility have a total production capacity of five million finfish juveniles.

         We expect to construct both hatcheries near or in the Gulf. As planned, these hatcheries will comprise several facilities to provide fully controlled optimum conditions of temperature, light and water quality. The main hatchery buildings on the Texas platform complex and on shore will accommodate various specialized sections for brood stock, egg incubation, larval rearing, pre-growing (nursery), and production of live food organisms required for the initial larval stages of fish. Water exchange quality will be affected by a combination of open flow-through and re-circulated water systems.

         Auxiliary platform and land based facilities include store rooms, laboratories, offices, crew quarters workshop rooms, pump station, fuel tanks, generators, water storage tanks, water treatment units prior to usage (filtration, cooling, heating, oxygenation) and after usage (settling and bio-filtration pond).

Hatchery Operations

         We plan to obtain our initial stock of fish fingerlings from suppliers located in the Gulf of Mexico region and appropriate foreign producers. Thereafter, we then plan to produce fingerling stocks by a controlled spawning system. Construction and/or acquisition of a hatchery will provide BioMarine with the capability of supplying redfish, cobia and mahi mahi fingerlings for grow-out. Because the broodfish are not handled or harmed during the spawning process, they continue to spawn indefinitely. BioMarine's believes that the controlled spawning process perfected by Nireus for Mediterranean sea bass and sea bream can be adapted to cobia, mahi mahi and other fast growing Gulf marine fish species.

         Broodstock breeders, which are ideally between three to six years old, are collected from the wild. After an initial acclimation period, they spawn readily in captivity when provided with low stocking densities, high quality water, and good nutrition. The broodstock is kept in rectangular and round fiberglass tanks and by applying modified temperature and photo-period, they will spawn naturally and off-season, providing eggs all year round, resulting in optimal utilization of facilities and personnel. The eggs released by the females are sprayed and externally fertilized by milt produced by the males. The viable eggs are transparent and floating, collected by means of fine mesh applied at the overflow of the broodstock tanks. They are then transferred into small incubation tanks and provided with gentle water flow and aeration, where they hatch after one to two days.

         The newly hatched larvae are transferred and stocked into 10 cubic meter fiberglass larvae rearing tanks, provided with gentle aeration and a progressively increased water exchange. They feed on live prey organisms enriched with unicellular algae and commercial enrichment diets until they reach
0.3 to 0.5 grams in weight. This takes between 45-70 days, after which they metamorphose (take on the characteristic of the adult). Proper aeration, lighting, nutrition, and clean tanks (bottom and surface) must be provided during this period as vital organ development occurs during this phase. At the end of this period the larvae are weaned progressively on to commercial inert diets.

         After the completion of the metamorphosis the fish are transferred into the pre-growing (nursery) in 20 to 100 cubic meter concrete raceways. During this stage the juveniles are completely weaned to dry feeds, prepared for fattening and subjected to several gradings, countings, and vaccination. Once they reach a weight of 1.5 to 2 grams, they are robust enough to be able to withstand transportation to the on-growing facilities. Larger nursery facilities have been planned into the Texas platform hatchery design to be able to produce larger size juveniles of up to 10 grams, shortening the on-growing cycle for some of the indigenous species.

Finfish Grow-out Operations

         BioMarine intends to operate two grow-out fish farms, one in Texas and one in Alabama.

         We intend to build and operate a cage-farming center in the Gulf waters of Texas that will be designed to produce an annual capacity of 3,000 tons of high-value Gulf of Mexico finfish. As planned, the facility will operate a nine month growing cycle. The farms will employ open-sea, submersible cage technology that is designed to withstand hurricane generated six to nine meter waves.

         We are also planning to build and operate a cage farm in Alabama. The facility design will depend on the site chosen. Based on the use of conventional plastic cage technology, combined with new open sea submersible cages, it is intended to produce an annual capacity of 750 tons of indigenous marine finfish within 5 years. Production depends on the number of cages utilized. Over time, more cages will be added to increase production to capacity.

         We plan to grow juveniles to market size in cage farms that comprise both onshore and offshore facilities. Each farm will have on-land facilities comprising office space, storage for feed, nets and equipment, a packaging station equipped with packaging lines, ice production, cold storage facilities, and an area for the necessary vehicles or boats required for transporting personnel, products, and raw material. The Texas offshore facility will be based on the existing four platform complex with space for a small office, feed and equipment storage, central feeding system, and safety equipment. Operations around the cages will be carried out by means of a specialized boat equipped with a crane and winch, fish pumping and grading equipment, and several small boats.

         The cages containing the fish will be arranged in flotillas that are securely moored in and around the platforms. The cages are constructed of nylon and spectron type mesh nets that are hung from a metal ballastable structure to form a cage. (See the SeaStation/TM/ design Diagram 18 A.) A farm will have a variety of cages with mesh sizes ranging from 5 millimeters up to 18 to 20 millimeters to accommodate different size fish as they grow. The size of mesh used depends on the type of fish and the average weight of the population. In addition, larger nets may be employed outside the perimeter of the cages to restrict entry of predators.

         Finfish from the hatcheries are stocked at densities starting at less then 2 kilograms per cubic meter. Over a growing period of nine to twelve months, depending on species, densities reach 10 to 15 kilograms per cubic meter. The biological performance of the fish is determined by several factors including the species, quality of juveniles and feed, feeding techniques and bio-rhythms (level of feeding activity achieved at different times of the day), and quality of husbandry. In addition, environmental variables, such as sea-water temperature, water quality and, in particular, oxygen concentration, which can have a major effect of biological performance.

         The objective of the grow-out period is to grow high-quality fish to commercial size, weighing approximately 2.2 to 5 lbs. (1 to 2 kilograms), with the lowest possible production cost during the growing period. The key to meeting this objective is the quality of daily husbandry procedures that include feeding, monitoring of the integrity of the nets and the degree of fouling, net mending by divers, net changing with the fish in position, moving live fish from cage to cage or splitting and grading them by size.

         A major cost factor in grow-out operations is feed. Juveniles up to the weight of 30 grams are fed a daily diet of high-quality crumble. After reaching 30 grams, the fish are fed a high-energy extruded pellet between two and four times per day depending on the species grown. The daily quantity of the feed supplied in each individual cage depends on the number and size of the fish in the cage and the environmental conditions, both of which are monitored continuously. Feed distribution can be done either manually or mechanically with the use of automatic feeders. BioMarine's management intends to reach the lowest food conversion ratios (feed intake to weight gain) by limiting waste and feeding the fish at the optimal level, based on the above variables.

         Fish growth is monitored monthly. Sampling and grading by size takes place one to three times during the production cycle in order to prevent the development of large size variations in the fish populations that could promote cannibalism and competition for feed. Grading is done manually or by means of mechanical automatic graders. Fish are normally sedated or anesthetized during the grading process and handling. Fish counting is carried out by hand or by means of special devices equipped with photocells.

         Harvesting is carried out by crowding the fish then collecting the fish with dip nets or with fish vacuum pumps that transport the fish, placing them directly into iced water in insulated containers.

Production Capacity

         Based upon our best estimates to date, we estimate that our targeted annual aquaculture product levels of 5,750 tons of full grown marine finfish, and 20 million oysters can be achieved when the facilities are complete and production is fully operational. Indigenous finfish account for 5,000 tons of production and high-value Gulf species represent the other 750 tons.

         The seed required for the above production, approximately 16 million finfish juveniles will be produced by two marine hatcheries. These quantities, however, represent only a fraction of the production capacity of the hatcheries. We intend to achieve a total hatchery production of approximately 50 million finfish juveniles. The additional juvenile production are intended to be sold to other grow-out facilities in the region.

Indigenous Finfish Species                   Annual Production (Tons)
--------------------------                   ------------------------
Cobia                                                 1100
Red Porgy                                             1000
Redfish                                               2050
Grouper                                               1000
Mahi Mahi                                              300
Snappers & misc.                                       300
Total Finfish                                         5750

         The redfish, also called channel bass or spot-tailed bass on the East Coast, has been over-fished so rapidly that its stocks have been substantially depleted, especially since the blackened redfish popularity was started by Chef Prudhomme. The well-known New Orleans chef created the recipe for "blackened redfish" in 1980. The national Cajun food craze was on and has not abated to date. This created such a demand for redfish that historic catches from state waters became inadequate to meet the demand. Consequently, less desirable bull reds (mature redfish) became attractive to purse seining operations in Federal waters in the Gulf of Mexico. As a result, Federal waters were quickly threatened by over-fishing and were closed by emergency Federal regulations in July 1986. This action has left an unfilled gap in the redfish supply. Unlike other popular seafood products such as marine shrimp, salmon, oysters and tuna, redfish is currently unavailable from international sources, except Mexican substitutes, such as Covina. Therefore, the demand and price of redfish have risen dramatically. Juvenile redfish, known as "rat reds" in the south and as "puppy drum" on the Atlantic coast, have always been prized by local fisherman for their firm, flaky white meat when cooked. Redfish can be prepared in many ways because of the firm texture and ability to accept seasonings.


         Mahi mahi or dolphin fish, has two species in a family of their own. The better known of the two is up to five feet long with a maximum weight of 67 pounds and should not be confused with the dolphin, a mammal. Mahi mahi live in tropical seas, alone or in schools. Mahi mahi kept in the Marine Studios in Florida had to be fed three times a day, indicating that they were living at a fast rate, rapidly using up energy and requiring a large quantity of food to replace it. Part of this energy is taken up in rapid growth. The 52 captive mahi mahi were at most 16 inches long and 1.5 pounds in weight when put into the aquarium. One was measured and weighed 4 lbs. 2 months later. It was 45 inches long and weighed 25 pounds. Three months later, two more were found to be 50 inches long and up to 37 pounds in weight. More recent studies at the Oceanic Institute of Hawaii indicate that one inch fingerlings grew to a 4.4 pound fish in under 150 days. Demand for mahi mahi easily outstrips the market. For example, Hawaii alone imports approximately 2,000 tons of mahi mahi each year.


         Redfish and cobia are found throughout the Gulf of Mexico and up the Atlantic Coast, northward to the Carolinas, with mahi also found off the Pacific coast of Latin America. Redfish congregate in large schools to spawn during the fall. This characteristic allowed them to be captured en mass through the use of purse seines, huge nets and spotter plane before State and Federal regulations protecting the fish were imposed. The commercial fishery has historically targeted two to ten pound redfish that inhabit near-shore, state-regulated waters. State jurisdiction extends three nautical miles off-shore, except for Texas and Florida, which extend nine miles. The total annual commercial catch of redfish from state waters off the Gulf of Mexico averaged about three million pounds (ranging from two to five million pounds) before redfish bans were placed on commercial fishing. By comparison, BioMarine's first commercial fish-farming project has been designed to grow over 1.2 million pounds of redfish, mahi mahi and cobia per vessel.

         Redfish are now being reared in aquaculture projects in the southern United States. It has been forecast that it will take over 10 years for the aquaculture production of redfish to catch up to the demand for the fish in the markets. Redfish grow to market size in approximately 18 months in nature with mahi mahi reaching market size in only six months. The desired market size is between two to five pounds. Fish that are grown in warm water with abundant natural food have reached weights of over five pounds in one year.

         Cobia, also known as ling or lemonfish, is a widely distributed migratory species of significant commercial and recreational value as a fishery. Commercial landings of Cobia in the Gulf and Atlantic region from 1991-1996, totaled 1,046 metric tons (1151 tons) with an average ex-vessel value of $7.80 per kg. ($3.54 per lb.) (NMFS 1998). Commercial scale culture of Cobia has never been attempted n the United States; however, operations in Korea have successfully produced fingerlings and sold Cobia to Japanese markets at $4.88 per pound whole.


         Cobia, given their salinity and temperature requirements appear to be best suited to coastal cage culture. Cobia grow rapidly according to Dr. Joan Holt of the University of Texas Marine Research Center in Port Aransas, Texas, who stated that 1/4 lb. (125 gm) cobia fingerlings were grown to 21-22 lbs. in just 18 months and can reach a maximum size of 132 lbs. (60 kg.) (Vaught-Shaffer and Nakamura 1989). Because of their rapid growth rates, excellent palatability and prolific spawning capacity, they offer excellent potential for commercial culture. These characteristics of cobia have been recognized in Taiwan as well, where they are unmder development as a mariculture species (Liao et al 1995).


         Redfish are grown in both salt and freshwater and tolerate a wide range of temperatures and salinity. Redfish can survive near-freezing water temperatures (for a limited period of time), provided that they have developed an adequate layer of body fat and water salinity levels are approximately 20 parts per thousand. The natural Gulf of Mexico water temperature never drops below 50(d)F at the proposed project site. Therefore, fish cold-stress mortality should never occur. Growth rates of wild redfish vary widely, depending upon food availability and environment. Maximum growth occurs during warm months, when temperatures reach 79 to 86 degrees Fahrenheit. This temperature range generally occurs in the Gulf of Mexico during March through November.


Packaging and Processing

         After harvesting the fish from the grow-out facilities, fish are to be selected, graded, and packaged. This activity is to be carried out in specialized packaging and processing stations on land that are equipped with cold-stores, ice production and storage equipment, fully or semi-automatic grading systems, and packaging lines. Packaging and processing will be done in air-conditioned buildings in accordance with the quality control and hygiene requirements of the international markets that adhere to the International Standards Organization (ISO) 9002, Hazard Analysis Critical Control Points (HACCP) rules and European Union (EU) directive 91/493. Use of HACCP based quality control systems are mandatory in European states and for countries and companies exporting to Europe. BioMarine intends to implement the standards of HACCP in order to export is products to its target European market. Although ISO 9002 is not mandatory in any country at the present time, it is highly regarded in the industry and BioMarine intends to examine the requirements for obtaining ISO certification.

         Finfish are sold as fresh or chilled and are packed in ice in polystyrene boxes for transportation to selected markets either by road or air. Fish farming gives the fish a shelf life of up to two weeks, compared to fish from the capture fisheries that undergo a harsh bio-chemical process during capture that results in a shorter shelf life.

         In addition to fresh and frozen fish and oyster production, aquaculture also offers the possibility of selling live products, a market which is rapidly growing in the United States. Production and distribution of live fish products offer a significant price premium over the price of fresh or frozen fish. This business opportunity has already been introduced in other countries and BioMarine's management intends to examine opportunities for marketing a portion of its overall production in live fish to the U. S. restaurant and grocery markets, which like lobster, is marketed in live tanks.

The Sea Trek Ocean Farming System

BioMarine intends to introduce a modified version of the Sea Trek Ocean Farming System, a patented system for the offshore fish farming industry developed by BioMarine's president, John D. Ericsson. (See "Certain Transactions"). The initial system is planned to comprise: a four (4) platform complex owned by Gulf Marine Institute of Technology (GMIT) off Port O'Connor, Texas with the SeaStation/TM/ ballastable Sea Cage System. (See Cage System in diagram A). The platform that the system will be used from will have an automatic feeding system that provides the fish with pelletized food. The platform will also contain a research laboratory, hatchery, and fingerling production laboratory, office, crew quarters, classroom and heliport.

[Diagram 33A (Sketch of SeaStation/TM/ Sea Cage)]

[Diagram 33B (Sketch of SeaStation/TM/ Submerged View)]

         In rougher conditions, these types of cages can be lowered until the top is level with the surface of the water, thus reducing the impact of the waves. During stormy conditions the systems can be completely submerged to the desired depth in order to avoid high waves and heavy swells. In the event of hurricane force winds, the system cages can be lowered from the platform control station and anchored along the sea floor until the weather conditions return to normal. During specific operations such as harvesting, grading, defouling, close inspection, etc., the system can be deballasted or lifted out of the water to leave them over halfway out of the water.

The Sea Star Oyster Relay System

         We intend to introduce the Sea Star Oyster Relay System, a patented system for the offshore oyster farming industry. The patented Sea Star system, is designed primarily to containerize oysters for relaying to high-salinity, clean water areas to enhance the quality of the oyster for half-shell marketing and raw oyster consumption by increasing the oyster's salt content and reducing the potential illness risks associated with raw consumption. It takes advantage of the oyster's natural ability to cleanse itself in offshore, clean waters that lack contaminants such as chemicals, pathogens, bacteria associated with the oyster's natural coast habitat, etc.

[Diagram 19B of SeaStar Oyster Relay System.]

Oyster Feasibility Studies

         BioMarine's subsidiary, Sea Star Industries, Inc., evaluated the commercial viability and cleaning efficacy of the relaying process in 1995, in which the results demonstrated that the process: (1) allows for the natural biological cleaning from the oysters of bacteria such as E.coli; (2) reduces the level of Vibrio vulnificus bacteria in oysters, a potentially deadly pathogen that thrives during warm water months in the Gulf of Mexico; and (3) increases the salt content of the oysters, thereby enhancing the flavor.

         Hundreds of thousands of acres of natural oyster reefs, beds and farms throughout the Gulf of Mexico region are lost annually from production because of polluted land runoff, domestic wastewater effluents and invasion of coastal waters by the marine bacterium Vibrio vulnificus. This bacteria has resulted in sickness and/or deaths of numerous at-risk persons who have immuno-compromised health conditions. As a result of the expanding pollution, millions of dollars worth of oysters cannot be utilized and/or must undergo an approved cleansing method (e.g., controlled purification, depuration or relaying).


         The tests were conducted in federal, offshore, high-salinity waters of the Gulf of Mexico off the Mississippi coast near Horn Island. This area meets the National Shellfish Sanitation Program guidelines for approved area classification. The USFDA conducted its own study in March 1996, which verified the Sea Star cleaning process for E.coli and Vibrio vulnificus bacteria.


         In addition, a feasibility study undertaken by NMFS indicated that the Gulf of Mexico has suitable climatic and geographic characteristics conducive to the development of a mariculture industry. The Gulf waters are characterized by suitable warm temperature, resulting in an extended growing season. The US Gulf of Mexico is a large relatively under-developed region which can provide comparable low-cost access to sites for fish farming. These characteristics have been fundamental to the success of mariculture projects in other parts of the world. In conjunction with the application of state-of-the-art technology, the climatic and geographic characteristics make fish-farming a likely success in the US Gulf of Mexico.


Potential Oyster Production


         As an example of potential oyster production, management believes that an estimated 200,000 sacks of commercial oysters could be harvested annually from "restricted" areas if depuration and/or relaying were permitted. At an estimated average value of $15 per sack, those 200,000 sacks represent a potential $3 million resource. We believe that cleansed, high-salinity oysters could bring a premium of up to $35 per sack over conventional wild-harvested oysters. This would raise the commercial value of 200,000 sacks of cleansed oysters to approximately $10 million. We believe that multiplying these numbers by the thousands of oyster bed acres located in "restricted or closed-area" waters in other Gulf and Atlantic states and the economic impact potential of the oyster cleansing process becomes readily apparent.

Nireus/Chios Aquaculture S.A.

         We have selected Nireus as a potential strategic partner because of its demonstrated intention to enter into a relationship with BioMarine, its breadth of experience in the fisheries and aquaculture industry, its respect for the environment and fisheries industry practices, and its overall commitment to excellence. Nireus was established in 1988 and located its operations on the island of Chios, in the Aegean Archipelago, Greece. It is now the largest and fastest growing marine-aquaculture company in Greece and has assets exceeding U.S. $100,000,000. It operates three marine hatcheries and eleven grow-out cage farms in Greece and has approximately 520 employees, including four Ph.Ds. Its seafood products are widely known for their consistently high quality. No assurance can be given however that a formal relationship with Nireus will be achieved.

         On August 4, 2000, BioMarine received a letter from Nireus indicating that it could undertake a full feasibility study of the BioMarine sites in Texas and Alabama. Nireus and BioMarine have agreed to commence the site review during the week of October 8, 2000. Subject to Nireus's continued interest, BioMarine expects that Nireus and BioMarine will work together to accomplish the following:

1.       Feasibility Study

         The confirmation by Nireus of our research efforts and NOAA's favorable 1999 feasibility study which is intended to examine all the technical points of the project with Nireus, pointing out the crucial factors which will influence construction and operation. The feasibility study will also examine economic aspects of the project (cost, economic viability etc).

         Nireus's compensation for the initial feasibility study is expected to be $150,000 plus.

2.       Memorandum of Understanding

         On commencement of the feasibility study BioMarine and Nireus intend to proceed to the signing of a Memorandum of Understanding, which shall define the framework of the two companies' future cooperation, consisting in Nireus's know-how transfer. The details of the management and technical know-how transfer arrangements from Nireus to BioMarine shall be negotiated based on the technical results of the feasibility study at which time Nireus would determine whether it will participate in BioMarine's mariculture project and, if so, in what capacity, i.e. partnership joint venture, or in a management capacity.

3.       Management and Technical Know-how Transfer

         Upon completion of the above under steps 1 and 2, and subject to the successful results of the feasibility study, Nireus is expected to transfer its management and technical know-how to BioMarine and provide services as follows:

         (i) prepare a biological selection and description of the species for cultivation in the Gulf of Mexico;

         (ii)     conduct an implementation study;

         (iii)    supervise construction;

         (iv)     supervise hatchery and grow-out operations;

         (v)      prepare manuals of procedures for operating units.

BioMarine Activities to Date

              BioMarine's activities to date have been mainly limited to assisting in the development of the Sea Trek Ocean Farming System and researching the potential of the Sea Star Oyster Relay System, securing licenses and permitted sites for mariculture operation and raising capital from investors.

BioMarine has conducted testing of the Sea Star System off the coast of Mississippi and test-marketed the oyster products.

First Site - Texas

              BioMarine has received permits to co-operate with GMIT in a 500-acre permitted project site located in Texas State waters in Matagorda County, Texas. On June 4, 1999, the U.S. ACOE issued Permit No. 11830(09), an amendment modifying the project purpose of the permit to change the use of an existing oil platform complex owned by GMIT from extraction of petroleum products to commercial mariculture production at a site in the SW/4 of State Tract 526-L, Matagorda Anchorage Area. If BioMarine is able to raise the necessary capital, a minimum of $9.0 million, (of which there is no assurance), the Texas Sea Trek Ocean Farming project is planned to be BioMarine's first offshore mariculture project.


              Although BioMarine is named on the ACOE permit to use the Texas platform for development of the project, the lease for the platform site is only in the name of GMIT as the lessee.

              We have entered into a Commercial Development Agreement with GMIT which permits us to develop the platform and surrounding area for mariculture purposes. The agreement requires us to pay $260,000 per year for ten years into an escrow fund to cover costs associated with the eventual decommissioning of the platform. We have also agreed to indemnify GMIT and obtain insurance in connection with the use of the platform. The agreement provides for a royalty payment to GMIT of 10% of the net profits derived from our commercial use of the platform.

              The Texas General Land Office has notified GMIT that it intends to deny GMIT the right to use their platform complex at the Texas site for acquaculture purposes, which could preclude the development of our systems at this site. GMIT acquired a 50 year lease to the Texas platform site by an Assignment and Assumption Agreement, dated September 18, 1998, which was executed by the then-Commissioner of the Texas General Land Office. However, on May 12, 1999, the new commissioner of the Texas General Land Office changed its prior position and notified GMIT by letter from its General Counsel that it intends to deny GMIT the right to use the platform area to establish the mariculture operation on the platform. GMIT has filed suit to challenge the General Land Office's denial of its rights to the platform. We intend to assume GMIT's rights under this agreement in order to develop our system at the Texas site. If GMIT is unsuccessful in its suit, we will be unable to develop this system. We anticipate that in such an event, we would proceed with our development plans for our alternative site in Alabama. In addition, if GMIT is unsuccessful in its litigation, we may contract to pay to have the platform at the Texas site dismantled and moved to the Alabama site at a substantial cost.


Second Site -- Alabama


              The second proposed Sea Trek Ocean Farming project may involve the acquisition or lease of a salvaged oil and gas production type platform for the Alabama permitted site if the Texas platform complex is too expensive to move to Alabama. We have not yet contracted for such acquisition or lease. The platform may be donated, refurbished or acquired prior to abandonment or be purchased as a refurbished platform, from a firm such as J. Ray McDermott International that salvage oil and gas industry platform complexes worldwide. The acquisition and renovation of such a platform is expected to require about six months. In addition, if we are unable to locate a platform for donation or just prior to abandonment, BioMarine could incur additional costs to pay for the platform. This is not part of our budgeted use of proceeds of this offering and so would require additional equipment financing.

              On November 2, 1993, the United States Army Corps of Engineers issued a Department of the Army Final Permit Number AL93-01004-M authorizing BioMarine to construct and site the Sea Trek Ocean Farming project at the proposed 13-acre location within a 500 acre area designated for commercial fish farming. The permit was renewed on April 27, 1999 and extended until September 30, 2002. The project location is in the Gulf of Mexico approximately four miles southeast of Fort Morgan, Alabama. BioMarine has received all permits required for its finfish ocean platform mariculture operations at this 13-acre site.

              The United States Environmental Protection Agency Region IV in Atlanta, Georgia issued BioMarine a National Pollutant Discharge Elimination System (NPDES) Permit Number AL0067237 on September 20, 1994 and is in the renewal process and expected to be issued prior to year end 2000. On August 10, 1993, the Alabama Department of Environmental Management certified the proposed project to meet coastal management certification requirements. On September 22, 1993, the Exxon Company, U.S.A. granted BioMarine permission to install and operate a mariculture platform in Exxon's mineral lease in Block 827 in the Mobile area of the Gulf of Mexico.


Insurance


              BioMarine intends to obtain the normal and necessary insurance coverage for its property and operations. In this connection, BioMarine intends to apply for crop mortality catastrophic insurance coverage, which is currently offered in the USA by a leading AA+ Rated Casualty Insurance Company, on its fish and oyster operations when these systems are installed and operational. BioMarine hopes to be able to purchase 20% deductible coverage against loss from disease, flood and tidal wave, storm damage, subsidence, land slip, structural or mechanical problems, environmental problems and malicious acts or theft.


              Although BioMarine has determined that seafood crop insurance is available, there can be no assurance that BioMarine will be able to obtain crop mortality insurance coverage of any kind or type until it obtains successful production of seafood products.


Sea Farming Products

              We intend to have a broad product mix, focused on the following three major categories: fish products, juveniles, and other products. Fish products will be the dominant product line of BioMarine and will comprise finfish from grow-out farms, oysters and mollusks.

1.            Fish Products

              Finfish products include indigenous species developed primarily for local and export markets. These fish will be sold live or chilled, whole or gutted. Modern harvesting techniques allow for a shelf-life of up to two weeks versus three to seven days for the same fish derived from capture fisheries. BioMarine intends to produce significant quantities of chilled finfish as it commands a higher price than frozen finfish, although it limits the market reach due to shorter shipping distance.

              Internationally, BioMarine's finfish production will compete in the high-value marine finfish market segment which had an estimated consumption of 18.1 MMT in 1995 supplied by both capture fisheries and aquaculture production. (FAO Stat. Database Results
(1998); FAO Annual Yearbook, Vol. 81, 1995, "Fisheries Statistics Commodities," Rome, (1997); FAO Circular No. 815, Revision 9, "Aquaculutre Production Statistics 1986-1995." Rome (1997) Many of the species from the capture fisheries, however, are being over fished and exploited beyond sustainable development, thus opening market opportunities for aquaculture production. FAO Press Release 98/31, "FAO: Future of Fish for Food depends on Better Management of Oceans," Rome/Lisbon, (May 19, 1998); Scientific American, Safina, C., The World's Imperiled Fish," (November 1995))

2.            Juveniles

              Juveniles will be produced for BioMarine's own grow-out facilities as well as for other facilities in the region. Potential demand for marine finfish juveniles in the Gulf of Mexico beyond 10 years could be more than 100 million juveniles per year. Although marine aquaculture is a newly developed industry in the U.S. Gulf region, there are only a few U.S. States, such as Maine, Washington State, and Texas that have created marine aquaculture farms. At the present time, no state in the Gulf region, however, has developed the advanced, large-scale hatcheries that BioMarine intends to implement.

              BioMarine also envisions an additional market for juvenile products that consists of state and federal governments who buy juveniles to restock wild fisheries. Most of the commercially important stocks destined for human consumption are fully exploited and natural stocks are decreasing. Stock enhancement programs, which include the enrichment of natural stocks by juveniles artificially reproduced in hatcheries, are commonly practiced worldwide and have already been implemented in Texas for redfish. We believe that BioMarine will be able to offer a good product for stock enhancement programs and will actively pursue this market opportunity.

3.            Other Programs

              BioMarine may also provide complimentary products and services, such as consulting services, equipment and fish-feed, to both its own and other grow-out facilities in the region.

Research and Development

              Developing and managing aquaculture requires capital investment, management expertise and supporting technology. Keeping abreast of advances in technology is critical to maintaining a competitive edge in the aquaculture industry.

              BioMarine is committed to implementing cost-effective, advance aquaculture technology. In doing so, we intend to actively pursue research and development activities that add value to BioMarine's business. BioMarine will work in conjunction with both government and university research centers in the region to develop methods for increasing production of indigenous species to a viable commercial level for both farming and wild stock enhancement. The majority of research and development will be carried out at the Texas hatchery with, if a definitive agreement is entered into, support from Nireus's research facilities in Greece.

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


Material Contracts


Non-Exclusive Patent License Agreements

              We have entered into a Non-Exclusive Patent License Agreement, dated as of February 4, 2000, with John D. Ericsson, our president. Pursuant to this agreement, Mr. Ericsson has granted BioMarine and its subsidiary, Sea Star Industries, Inc., a non-exclusive license to manufacture, use, sell and otherwise practice the patented "Oyster Cleansing/Purification Array." This is the technology which underlies the Sea Star Oyster Relay System. Pursuant to the license agreement, we are to pay Mr. Ericsson five percent of the gross sales from the processing of shellfish and from any receipts from the sale of the equipment. We are also to pay Mr. Ericsson 10 percent of lease receipts due us on the equipment, less manufacturing, labor and material costs. These fees pertain to all devices made or used under the patent held by Mr. Ericsson.

              We have entered into a similar Non-Exclusive Patent License Agreement, dated as of February 4, 2000, with Mr. Ericsson, pursuant to which Mr. Ericsson has granted BioMarine and its subsidiary, Sea Trek Industries, Inc., a non-exclusive license to manufacture, use, sell and otherwise practice the patented "Open Water Mariculture System." This is the technology which underlies the Sea Trek Ocean Farming System. The royalty payments under this agreement are on the same terms as the license agreement involving Sea Star Industries, Inc. described above. Similarly, these fees pertain to all devices made or used under the patent held by Mr. Ericsson.


Target Markets

We plan to target three markets for our products:

1. The United States: the major market for local species from mariculture projects, a small quantity of imported non-indigenous species and selected products from the processing plant.

2. Europe: for processed products and indigenous species from BioMarine's finfish grow-out facility and oyster operations, subject to obtaining approval from the European Commission to export fish products from the U. S. to the countries of the European Union.

3. Japan: for indigenous species from BioMarine's grow-out facility and oyster operations.

              The fish industry serves a global market and international trade of fish products has risen from US $17 billion in 1985 to US $52 billion in 1995. (FAO, The State of World Fisheries, etc.) With the exception if 1994, when trade in lower-value products increased substantially due to an increase in fish meal and fish oil production, the value of shipments has grown faster then the volume, indicating rising prices. The industry's products comprise a mix of low-value commodities, such as fishmeal, as well as high-value species, such as crustaceans (shrimp, lobster), fin-fish (cod, groupers, salmon, sea breams, and sea bass) and cephalopods (octopus, squid and cuttlefish) . (FAO Annual Yearbook, etc.)

              The major importers of fish and oyster products are the developed countries. The European Union countries (EU), Japan and the United States accounting for about US $43.4 billion or 77% of world fish imports by value in 1995. The EU was the largest importer at US $18.5 billion, followed closely by Japan with US $17.8 billion and the United States with imports valued at US $7.1 billion.

(FAO Annual Yearbook)
Gulf Seafood Markets

              Texas, the largest and most populated Gulf state, had a population of 18.7 million people in 1995 and is ranked as the second most populated state in the United States. By 2000, the population is expected to be 20.1 million and is projected to grow by 7.1 million to 27.2 million by 2025. As a result, the market for seafood within a 250 mile proximity of our Port O'Connor, Texas operations site is tremendous with Houston, San Antonio, Austin and Dallas/Ft. Worth, Texas being some of the largest cities in the United States. Texans are currently creating a huge demand for quality seafood based upon average seafood consumption, currently at approximately 15 pounds per person per year, which equals approximately 315,000,000 (three hundred fifteen million) pounds per year of seafood consumed in Texas alone.

              As the Baby Boom generation (those born between 1946 and 1964) reaches retirement age, the need to eat less animal fat and maintain healthy diets with seafood will become more important, thus an expected increase in seafood consumption should occur in Texas, Louisiana, Mississippi, Alabama and Florida as well as throughout the United States in general. BioMarine intends to be the largest, lowest cost producer of farmed seafood products in the Gulf of Mexico region.

              BioMarine plans to market its seafood products initially to regional processors. These HACCP approved processing plants represent a major market outlet for our new, farm reared products. In addition, these plants may be employed to process our company's products on a contract basis until we establish our own processing plants.

              There is one HACCP approved processing plant located in Port O'Connor, Texas, which is within 12 nautical miles from the Texas mariculture platform complex.

              The Alabama permitted site has several approved processing plants including three located in Bayou LaBatre, Alabama, which is within 30 miles of the operations site.

              Eventually, BioMarine intends to transport its processed seafood in refrigerated containers within 24 hours of harvest directly into the regional and international wholesale and retail markets via shipment by ground and airfreight similar to the way our strategic partner, Nireus Chios Aquaculture S.A. of Greece, ships Mediterranean products to European and Asian consumers.

Competition

              The maritime aquaculture industry is highly competitive and consists of substantial competing companies and organizations worldwide. Our competitors will include other aquaculture producers that supply fish and frozen fish products in our target markets. We will also compete, to lesser extent, against other fish processing in the region whose product is derived from the capture fisheries. More than half of the industry's revenues are generated by the largest ten maritime aquaculture companies and organizations, and the remainder are attributable to other substantial companies and organizations. More than ten companies worldwide have annual revenues in excess of $100 million. Thus, there is a substantial number of companies and organizations worldwide that could compete with BioMarine, either directly or indirectly, in its markets, all of which have been established longer and have substantially greater financial resources than BioMarine.

              However, we know of no other mariculture ventures other than BioMarine currently permitted or planning to operate in the Gulf of Mexico, nor are there any other mariculture ventures that are permitted by the State of Alabama, Texas or the Federal government to operate in the Gulf of Mexico. Commercial finfish bans and size limits on most species are in place throughout the Gulf of Mexico. A few hatcheries are producing insignificant quantities of fingerlings. Mariculture competition in the Gulf is expected to be minimal for the next several years. BioMarine believes that it has the potential to develop into the largest and most advanced finfish/oyster production facility in the Alabama and Texas areas of the Gulf of Mexico and within the United States.

Business Strategy

              Our business strategy is to gain a competitive advantage over other aquaculture producers by producing fast-growing, high-value fish products at low-cost from species that are indigenous to the Gulf of Mexico with "state of the art" technology provided by Nireus should we be successful in entering into a definitive agreement with Nireus.

              Lower costs are made possible by the Gulf's warmer water that extends the growing season and utilizes the most cost effective proven management systems for operating projects. BioMarine intends to arrange to harvest its fish products when the natural fisheries supply industries (commercial trawling and oystermen are dormant. This will present an opportunity to obtain higher prices for its fish and oyster products when demand is high and supply is low.


              At present, the weakest link in the finfish market chain is the inability to provide a stable and timely supply of particular fish species with a guaranteed level of quality and freshness that can meet consumer and restaurant demand. If any company could satisfy that demand, it would virtually sell its fish before they are caught. BioMarine's finfish grow-out operations intend to take advantage of this situation by producing a consistent size an quality of finfish on a year round basis. The traditional market calls for a two to three pound fish that yields two, eight to ten ounce filets. Therefore, BioMarine proposes to rear a two to three pound fish in five months for mahi mahi and cobia and 12 to 14 months for redfish, snapper and grouper. We intend to build the name BioMarine into a nationally known brand name seafood product that will be trademarked, as "Sea Pride," advertised by name and asked for by name because of its proposed guaranteed high quality and freshness.

              Recent articles in the Wall Street Journal and Consumer Reports highlight the very legitimate concerns f consumers who have discovered that seafood products available to them in restaurants, supermarkets or other outlets are not only not fresh and not U.S. Government inspected, but these foods may be actually hazardous to their health. Since BioMarine's fish will be grown in a controlled natural environment in the interest of producing the highest quality fish and oysters, BioMarine intends to have each harvest inspected by the U.S. Department of Commerce in order that the fish can be packaged under new FDA processing requirements. The demand for quality and consistency of seafood supply is so great that BioMarine has received letters of interest from a major U.S. seafood distribution company regarding exclusive rights to market all the seafood that BioMarine may produce.

              Initially, BioMarine intends to produce whole-unprocessed finfish and oysters for sale to existing third-party processors. However, once minimum production levels are reached, BioMarine plans to focus its marketing efforts on filet products that are vacuum sealed for extended shelf life, prepackaged with and without nationally recognized seasonings, including smoked or blackened recipes, and in various sizes of microwaveable containers for restaurants, gourmet specialty retailers, catering companies, supermarkets and other institutional markets. BioMarine believes that a substantial market is available worldwide for these packaged filet products at $10 to $12 per pound. Marketing studies will be conducted by BioMarine and Nireus to determine alternatives for all products reared during the first 18 months of commercial operations.


              In the longer term, BioMarine anticipates that the successful operation of its facilities will encourage growth of the industry in the region and create commercial opportunities for others to develop grow-out facilities. BioMarine's management believes that its establishment of local commercial hatcheries and grow-out facilities is likely to create a base industry that can supply other grow-out facilities. Other companies that operate grow-out facilities will complement BioMarine's business by providing additional customers for juvenile sales and its integrated businesses such as fish- feed and equipment, as well as providing additional production for the marketing and distribution.

              BioMarine will also enhance its competitive position, through both vertical and horizontal integration activities. In the short-term, BioMarine will integrate operations vertically from hatcheries operations to grow-out facilities to production of mariculture products. From production, it will integrate forward into the marketing and distribution of its products. It will also integrate backward from hatchery and grow-out operations into the manufacturing of feed and equipment used in the facilities. BioMarine will later integrate operations horizontally by investing in aquaculture companies operating in other parts of the world. This activity will benefit the forward integration into marketing, distribution and sales by providing additional products to sell.

              BioMarine will pursue the objective of integration under the careful guidance and approval of the Board of Directors and will staff a separate division to explore, develop and negotiate acquisitions and strategic alliances necessary to achieve the objective. The following diagram provides an overview of the proposed integration. Details of the strategy are discussed below.

Integration

              Key forward integration will be into the distribution, marketing and selling of BioMarine's products in the target markets. Potential activities include establishing an alliance with Nireus, or creating a subsidiary distribution company. BioMarine also plans to assess the benefits and profitability of establishing retail outlets with Nireus to ensure market access for its products and to provide immediate sales and cash flow and vital market information.


Trademark, Copyright, Patent and Intellectual Property Rights

BioMarine intends to file trademark and copyright applications relating to BioMarine's "Sea Pride Seafood" products and the state-of-the-art marine farming production systems including the Sea Trek Ocean Farming and Sea Star Mollusk Cleansing systems developed by John D. Ericsson. If trademarks or copyrights were to issue, there can be no assurance as to the extent of the protection that will be granted to BioMarine as a result of having such trademarks or copyrights of that BioMarine will be able to afford the expenses of any complex litigation which may be necessary to enforce their intellectual property rights. Failure of BioMarine's proposed trademark and copyright applications may have a material adverse impact on BioMarine's business. Except as may be required by the filing of trademark and copyright applications, BioMarine will attempt to keep all other proprietary information secret and to take such actions as may be necessary to ensure the results of its development activities are not disclosed and are protected under the common law concerning trade secrets. Such steps will include the execution of non-disclosure agreements by key Company personnel and may also include the imposition of restrictive agreements on purchasers of BioMarine's products and services. There is no assurance that the execution of such agreements will be effective to protect BioMarine, that BioMarine will be able to enforce the provisions of such non-disclosure agreements, or that technology and other information acquired by BioMarine pursuant to its development activities will be deemed to constitute trade secrets by any court of competent jurisdiction.

Government Regulation

         Regulation of the maritime aquaculture field has been increasing and evolving. Although state laws regulating the maritime aquaculture field vary from state to state, BioMarine's belief is that such state regulation will have only indirect and minimal effect on its operations in the near term. BioMarine is unable to predict what government regulations, if any, will directly or indirectly affect its business. The maritime aquaculture industry is undergoing substantial changes, many of which result from cost containment pressures technological advances and regulatory efforts to respond to these developments. BioMarine cannot accurately predict the extent to which future changes in maritime aquaculture costs, treatment technology and industry regulations will affect its operations or profitability.

         A stock-assessment study conducted by scientists from the National Marine Fisheries Service (NMFS) concluded that the high rate of inshore fishing of juvenile fish will reduce the spawning of stock below a level at which recruitment over fishing will occur. When recruitment over fishing occurs, the number of spawning fish is not adequate to maintain the population. If this happens, the entire fishery will collapse and may require decades of no fishing in order to possibly recover. State, Federal and university scientists have concluded that the inshore exploitation rates have been and continue to be higher than the level that is required to maintain the spawning stock. The NMFS study indicated that in order to ensure an adequate stock of spawning fish, the spawning stock should not be reduced below 20 to 40 percent of the stock size that existed before any fishing occurred. Therefore, the condition of the fishery is not good, and significant regulatory actions are being taken in order to assure that the spawning stock is restored and maintained. These regulatory actions have resulted in restricted harvest levels for fishermen in the near term, and will continue for some time in order to increase long-term productivity from the fishery.

         BioMarine's sea farming technologies, when fully developed, could result in the ability to restock the natural marine environment with fast growing farm reared gulf species and thus reduce some of the pressure on wild stocks for human food production and with further research, cold water species as well.

         The Gulf states are taking actions to regulate the inshore fishery to allow a minimum escapement level of 20 percent of the fish that would have escaped had there been no fishery. This means that 20 percent of each year-class of fish should be allowed to survive in the inshore fishery so they might migrate to the offshore spawning stock. Considering that annual escapement levels in Florida have been as low as one percent of each year-class as early as 1965, and much below 20 percent for other states in recent years, even attaining a 20 percent escapement level will require several years of strict regulation.


         According to the Recreational and Commercial Fishing Regulations for the Gulf of Mexico Federal Waters, January 2000, which is prepared by the Gulf of Mexico Fishery Management Council, it is illegal to possess or harvest redfish from federal waters of the Gulf of Mexico.

         Actions by the states to increase escapement of juvenile fish to the spawning stock will similarly reduce harvest for inshore waters. Texas Parks and Wildlife Department, which recognized over-fishing was occurring in their fishery in the mid 1970s, implemented more restrictive rules to reduce fishing harvest levels. Based on a legislative mandate, Texas implemented a prohibition on the sale of redfish in 1981. Presently, these regulations provide for a limit of three fish ranging in size from 20 to 28 inches in length for recreational fishing only. (Texas Parks and Wildlife Department - Bag and Size Limits for Saltwater Fish 2000-2001)

         Florida has declared redfish a protected species. The bag limit for redfish in Florida is one per day. (Florida Fish and Wildlife Conservation Commission). Florida is also considering passing legislation to halt or place a moratorium on commercial net fishing because the offshore waters are being stripped of commercial fish and other sea life. Alabama prohibits the sale of redfish from its waters and is presently considering reduced bag and size limits for their fishery. Mississippi limits the commercial catch to a 200,000-pound annual quota and the recreational catch by size and bag limits of 10 fish. Louisiana's legislature closed redfish harvest until 2001 and reviews this issue annually.


Employees

         As of the date of this prospectus, BioMarine employs two full time employees, Mr. John D. Ericsson and Ms. Sharon Bennett. Of these full-time employees, Mr. Ericsson, BioMarine's President, is engaged in administration and finance, and Ms. Bennett, BioMarine's Secretary, is engaged in the management of the office, administrative duties and bookkeeping.

         Within the 12 months following the closing of this initial public offering, BioMarine intends to hire approximately five additional full-time employees. Of these additional full-time employees, one employee is planned to be engaged in administration and finance, one is to be engaged in development, marketing, sales and strategic planning and three are to be engaged in the engineering, development, construction, operation, and maintenance of the Sea Trek Ocean Farming System and the Sea Star Mollusk Cleansing System. Other consultants and specialists will be hired as independent contractors for specific projects required by BioMarine. (See "Technical Consultants.")

         BioMarine believes that is future success will depend in large part upon its ability to recruit and retain qualified professional personnel. Competition for qualified professional personnel is intense, particularly in the geographical area in which BioMarine is located.

Facilities

         BioMarine's principal executive office currently occupy approximately 1000 square feet of leased space located at 1198 Gulf Breeze Pkwy., Suite. 8A, Gulf Breeze, Florida 32561. BioMarine's telephone number is (850) 934-8888 and its facsimile number is (850) 934-8889.

         BioMarine believes that its current facilities will meet BioMarine's office needs until the closing of this offering, and that suitable facilities will be available when, and if needed, to accommodate BioMarine's future operations.

Legal Proceedings

         We are aware of no legal proceedings pending either against BioMarine or any of its subsidiaries.

                                   MANAGEMENT

         The officers and directors of BioMarine are as follows:

Name                                Title

John D. Ericsson                    President, Chief Executive Officer, Director
Edwin W. Cake, Jr., Ph.D.           Director, Chief Science Officer
Sharon K. Bennett                   Secretary/Treasurer
John W. Hemmer                      Director, Chief Financial Officer
Dr. S. Randall Hobgood              Director

         All directors of BioMarine hold office until the next annual meeting of shareholders or until their successors are elected and qualified. At present, BioMarine's Bylaws provide for not less than one director nor more than nine. Currently, there are four directors of BioMarine. The Bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meting of shareholders or until his successor is elected and qualified. Officers serve at the discretion of the Board of Directors. There are no family relationships among any officers or directors of BioMarine. See "Certain Transactions."


John D. Ericsson, 53, has been Chief Executive Officer and President of BioMarine Technologies, Inc. since its inception in 1989. Since 1995, he has served as Managing Director and President of Gulf Marine Institute of Technology, a 501-(c)(3) publicly supported, non-profit research institute, where he has supervised marine research and acquired $7.0 million in equipment and grants for mariculture development. From 1982 to 1989, Mr. Ericsson was an independent consultant in the fields of energy, cogeneration and marine aquaculture to various companies and institutions in the United States. From 1977 to 1982, Mr. Ericsson was an officer and director of an independent oil and gas company that developed over $10.0 million in oil and gas reserves. Mr. Ericsson holds a B.S. degree in business management and marketing from the University of Tulsa and is listed in Who's Who of American Inventors 1996-1998, holding U.S. Patents numbers 5,438,958, DES 362,508 for the Sea Trek Ocean Farming System and 5,628,280 for the Sea Star Oyster Relay System. He is a member of the World Aquaculture Society, the Aquacultural Engineering Society and has been honored by the Massachusetts House of Representatives for "his outstanding contributions to the fishing industry." Mr. Ericsson and BioMarine's mariculture systems were featured in the October 23, 1995 issue of Forbes Magazine in the Science and Technology section. In October 1996, the Florida Department of Banking and Finance filed an Administrative Complaint against Mr. Ericsson and BioMarine, alleging violations of certain provisions of the Florida Securities and Investor Protection Act in connection with the unregistered offer and sale of securities, including omitting to disclose material information to investors in the offering. The matter was settled pursuant to a Stipulation and Consent Agreement with Final Order pursuant to which BioMarine paid a fine of $35,000. Mr. Ericsson divides his time evenly between BioMarine and Gulf Marine Institute of Technology, devoting extra time to one or the other as required to address particular issues.


Edwin W. Cake, Jr., Ph.D., 59, has been a director and Chief Science Officer of BioMarine since 1993. From 1994 to 1998, he served as President and a Director of Sea Star Industries, Inc., a subsidiary of BioMarine and a director of Gulf Marine Institute of Technology since 1995. Dr. Cake served as Aquaculturist and Secretary/Treasurer of Nauticulture Systems, Inc., from 1988 to 1991. From 1973 to 1986, Dr. Cake was a Senior Research Scientist and Section Head of the Oyster Biology Section of the

Gulf Coast Research Laboratory, a marine research institute in Ocean Springs, Mississippi. From 1975 to January 2000, Dr. Cake was an Adjunct Professor of marine science and environmental science at the University of Southern Mississippi. Dr. Cake is a Senior Environmental Consultant to various private and public institutions. A former member of the Executive Committee of the U.S. EPA's Gulf of Mexico Program, he has also served as president of the National Shellfisheries Association. Dr. Cake holds B.S., M.S., and Ph.D. degrees in Marine Biology and Biological Oceanography from Florida State University.

Sharon Bennett, 42, is Secretary/Treasurer of BioMarine and has been with BioMarine Technologies, Inc. since August 1995, initially employed as Administrative Assistant and since March 1996, has held the position of Office Manager and Secretary/Treasurer. From September 1994 through February 1995, Ms. Bennett was Office Manager for Nelson Architectural Woodworking and Design in Pensacola, Florida. From February 1991 through August 1994, she held the position of Production Manager for Thrifty Nickel Want Ads in Pensacola, Florida. From March 1984 through January 1991, Ms. Bennett was Composing Supervisor for six weekly newspaper publications of Gulf Coast Newspapers in Robertsdale, Alabama.


John W. Hemmer, 72, has served as a consultant and a director of BioMarine since 1989 and was named Chief Financial Officer in February 2000. He also has been a director of the Gulf Marine Institute of Technology since 1998. Mr. Hemmer has worked as an independent business and financial consultant since June 1999. From October 1995 to June 1999, Mr. Hemmer served as Vice President of Finance, Treasurer, Chief Financial Officer and a director of Paradigm Medical Industries, Inc., a manufacturer and marketer of surgical and diagnostic equipment for the eyecare industry, which is currently seeking clearance from the FDA to market the first laser cataract surgery system. He continues to serves a Paradigm's Chief Financial Officer. From August 1991 to December 1994, Mr. Hemmer served as Secretary, Treasurer and a director of Belize Agro/Industrial Development, Ltd., which established the first Free Trade Zone in Belize built around a core business of seafood products for the export market. He was President and Chief Executive Officer of John W. Hemmer, Inc., a registered broker/dealer from May 1987 to May 1989, which subsequently changed its name to Westfalia Investments, Inc., but retained his registered representative status until March 1995. Prior thereto, he was Vice President of Bankers Trust Company in charge of venture capital, Vice President of Corporate Finance at Dempsey, Tegler and Company, Inc., a senior security analyst at Lazard Freres & Company and an Investment Officer of The Chase Manhattan Bank. Mr. Hemmer received his M.S. degree from Columbia University Graduate School of Business and a B.A. degree from Queens College.


Dr. S. Randall Hobgood, 57, has been a director of BioMarine since December 1998. Dr. Hobgood has been a Vice President of Pensacola Radiology Consultants, P.A. since January 1975, where he has concentrated on diagnostic studies. Dr. Hobgood holds a B.E.E. in electrical engineering, an M.S. in Radiation Biophysics and an M.D., each from the University of Florida.

Committees

         Our Bylaws allow the board of directors to designate one or more committees, including an audit committee, an executive committee and a compensation committee. The board of directors currently has not exercised this authority. However, in keeping with the listing requirements of the Nasdaq SmallCap Market, we plan to establish an audit committee of the board of directors, consisting of a minimum of two independent directors, prior to submission of our listing application.

Employment Agreements

         BioMarine has entered into employment agreements with its Chief Executive Officer and President, John D. Ericsson, and its Secretary/Treasurer, Sharon Bennett. Each of these agreements provides for a term of three years from the date of this prospectus and is terminable on 60 days' notice by either BioMarine or the employee. Mr. Ericsson's agreement provides for a salary of $120,000 for the first year of his term, and Ms. Bennett's provides for a salary of $36,000. Salaries for the remainder of the term under both agreements are to be determined by the board of directors. Each agreement provides for a bonus, discretionary with BioMarine, based on our profitability and the performance of the employee. Each agreement also provides for the right to participate in our ordinary employee benefit plans and death and disability compensation. Both agreements contain non-disclosure and non- competition provisions.


Conflicts of Interest


         Management of BioMarine has other financial and business interests to which a significant amount of time is devoted that may pose certain inherent conflicts of interest. BioMarine may, in the foreseeable future, enter into employment agreements with certain officers of BioMarine. There can be no assurance that management will resolve all conflicts of interest in favor of BioMarine. Failure of management to conduct BioMarine's business in its best interest may result in liability of the management to BioMarine. Mr. Ericsson divides his time evenly between BioMarine and Gulf Marine Institute of Technology, devoting extra time to one or the other as required to address particular issues.


Limitation on Liability of Directors

As permitted by Delaware law, BioMarine's Certificate of Incorporation includes a provision which provides that a director of BioMarine shall not be personally liable to BioMarine or its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to BioMarine or its stockholders, (ii) under Section 174 of the General Corporation Law of the State of Delaware, which prohibits the unlawful payment of dividends or the unlawful repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. His provision is intended to afford directors protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director. As a consequence of this provision, stockholders of BioMarine will be unable to recover monetary damages resulting from suits alleging a breach of the duty of care by a director. As a consequence of this provision, stockholders of BioMarine will be unable to recover monetary damages against directors for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's fiduciary duty and does not eliminate or limit the right of BioMarine or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty. BioMarine believes this provision will assist in securing and retaining qualified persons to serve as directors.

EXECUTIVE COMPENSATION

         BioMarine has not paid any compensation exceeding $100,000 to its executive officers from its inception through the date of this Prospectus. The following table sets forth the annual compensation for Mr. Ericsson, BioMarine's President and Chief Executive Officer, who receives a salary of $96,000 per year:

                                                                                         Long Term Compensation
---------------------------------------------------------------------------------------------------------------------
                                                      Annual Compensation                Awards          Payouts
---------------------------------------------------------------------------------------------------------------------
                                                                                         Securities
Name and Principal                                                     Other Annual      Underlying      All Other
Position                        Year        Salary        Bonus        Compensation      Options         Compensation
---------------------------------------------------------------------------------------------------------------------
John D. Ericsson,              1997      $96,000
President and Chief            1998      $96,000                                                              --
Executive Officer              1999      $96,000
---------------------------------------------------------------------------------------------------------------------


         If funds are available, BioMarine plans to pay John D. Ericsson an annual salary of $120,000. BioMarine does not anticipate paying any other officer or director an annual salary in excess of $60,000 during fiscal year 2000. The officers and employees of BioMarine will receive an overall group insurance plan providing health, life and disability insurance benefits. The amount allocable to each individual officer and employee cannot be specifically or precisely ascertained, but in any event, will not exceed $5,000 per annum as to each individual. In lieu of salary for past uncompensated services, BioMarine granted and conveyed title and the proprietary rights to the Sea Trek Ocean Farming System and Sea Star Oyster Relay System to John D. Ericsson. See "Certain Transactions."

          AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

          The following table lists the number of securities underlying unexercised options at the date of this prospectus:

==============================================================================================================================
                                                                   Number of               Value of Unexercised In-the-Money
                                                                   Securities              Options at FY-End
                                                                   Underlying
                                                                   Unexercised             Exercisable/
                                                                   Options at FY-End       Unexercisable
                      Shares Acquired on        Value Realized     Exercisable/
Name                  Exercise                                     Unexercisable
------------------------------------------------------------------------------------------------------------------------------
John D. Ericsson               --                     --               --   /1,000,000
==============================================================================================================================

                     PRINCIPAL AND SELLING SECURITY HOLDERS

         The shares of common stock may be offered and sold from time to time by the shareholders or by their transferees, pledgees, donees or their successors pursuant to this prospectus. The following table sets forth certain information about the selling shareholders. Except as otherwise provided, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with BioMarine or any of its predecessors or affiliates. Because some of the selling shareholders may offer all or some portion of the shares pursuant to this Prospectus, no estimate can be given as to the number of shares of common stock that will be held by the selling shareholders upon termination of any such sales.

         In addition, the table sets forth certain information concerning the beneficial ownership of our common stock as of the date of this prospectus, by
(i) each person known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our named executive officers, (iii) each of our directors, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

--------------------------------------------------------------------------------------------------------------------------------
          Name and Address                   Shares Beneficially              Number of shares         Shares Beneficially
                                           Owned Prior to Offering                offered             Owned After Offering
--------------------------------------------------------------------------------------------------------------------------------

                                            Number            Percent                               Number            Percent
--------------------------------------------------------------------------------------------------------------------------------
John D. Ericsson(1)                       2,940,000(2)         64.6%                   0               2940000          64.6%
President, Chief Executive Officer,
Director
--------------------------------------------------------------------------------------------------------------------------------
Edwin W. Cake, Jr. Ph.D.(1)                 150,000(3)          5.7                    0                150000           5.7
Director, Chief Science Officer
--------------------------------------------------------------------------------------------------------------------------------
Sharon K. Bennett(1)                         20,000(4)           *                     0                 13000            *
Secretary/Treasurer
--------------------------------------------------------------------------------------------------------------------------------
John W. Hemmer(1)                           110,000(5)          4.2                    0                110000           4.2
Director, Chief Financial Officer
--------------------------------------------------------------------------------------------------------------------------------
Dr. S. Randall Hobgood, Director            187,977(6)          7.2                    0                187977           7.2
--------------------------------------------------------------------------------------------------------------------------------
All officers and directors as a group       3407977            72.4                    0               3240977          72.4
--------------------------------------------------------------------------------------------------------------------------------

Kathleen S. Bell Living Trust                    8000            *                    8000                  -           -
--------------------------------------------------------------------------------------------------------------------------------
John L. Black                                   10000            *                   10000                  -           -
--------------------------------------------------------------------------------------------------------------------------------
Bruce Brumby                                     4000            *                    4000                  -           -
--------------------------------------------------------------------------------------------------------------------------------
Georgine Burt                                  20,000(7)         *                  20,000(7)               -           -
--------------------------------------------------------------------------------------------------------------------------------
Donald L. Casey                                  6000            *                    6000                  -           -
--------------------------------------------------------------------------------------------------------------------------------
Edward J. Crenshaw                               8000            *                    8000                  -           -
--------------------------------------------------------------------------------------------------------------------------------
Katherine Douglass and Stuart                    2200            *                    2200                  -           -
Douglass
--------------------------------------------------------------------------------------------------------------------------------
James I. Dunne                                   4000            *                    2000                 2000         *
--------------------------------------------------------------------------------------------------------------------------------
Justin D. Ericsson                             20,000(8)         *                   10000                10000         *
--------------------------------------------------------------------------------------------------------------------------------
Barbara A. Leon                                 8,000(9)         *                    4000                4,000(9)      *
--------------------------------------------------------------------------------------------------------------------------------
Paul G. Romine Charitable Trust                  8000            *                    8000                  -           -
--------------------------------------------------------------------------------------------------------------------------------
Dennis H. Peters                                 5000            *                    5000                  -           -
--------------------------------------------------------------------------------------------------------------------------------
Dr. Grady Price, Jr.(10)                        48000           1.9                  48000                  -           -
--------------------------------------------------------------------------------------------------------------------------------
Judy B. Price(10)                               48000           1.9                  48000                  -           -
--------------------------------------------------------------------------------------------------------------------------------
William H. Robinson                              8000            *                    8000                  -           -
--------------------------------------------------------------------------------------------------------------------------------
Dr. Charles R. and Margaret W.                  14000            *                   14000                  -           -
Salisbury (JTWROS)
--------------------------------------------------------------------------------------------------------------------------------
Angela D. Shields                                1000            *                    1000                  -           -
--------------------------------------------------------------------------------------------------------------------------------
Christina A. Shields                             1000            *                    1000                  -           -
--------------------------------------------------------------------------------------------------------------------------------
Vivian Shields                                   2000            *                    2000                  -           -
--------------------------------------------------------------------------------------------------------------------------------
Norvelle Smith                                   8000            *                    8000                  -           -
--------------------------------------------------------------------------------------------------------------------------------
The Jade Trust                                 50,000(11)(2)                        50,000(11)(2)           -           -
--------------------------------------------------------------------------------------------------------------------------------
The Revocable Trust of William B.               8,000(12 )       *                   8,000(12 )             -           -
Bulla
--------------------------------------------------------------------------------------------------------------------------------
Ellen S. Vollmer                                 6000            *                    2000                 4000         *
------------------------------------------------------------           ---------------------------------------------

* Indicates less than 1%.

(1) The address for each of the directors and officers of BioMarine is 1198 Gulf Breeze Parkway, Suite 8A, Gulf Breeze, FL 32561.
(2) Mr. Ericsson holds 1,027,000 shares of common stock and warrants to purchase 1,027,000 shares of common stock at a price of $2.50 per share. He also holds an option to purchase 1,000,000 shares at $.10 per share. Mr. Ericsson has also retained voting rights to the shares held by The Jade Trust.
(3) Dr. Cake holds 75,000 shares of common stock and warrants to purchase an additional 75,000 shares of common stock at $2.50 per share.
(4) Ms. Bennett holds 10,000 shares of common stock and warrants to purchase 10,000 shares of common stock at $2.50 per share.
(5) Mr. Hemmer holds in his own name 75,000 shares of common stock and warrants to purchase 25,000 shares of common stock at $2.50 per share. He additionally holds 5,000 shares of common stock jointly with each of his daughters, Dana Hemmer and Allyson Hemmer, respectively (10,000 shares in the aggregate). Mr. Hemmer's wife, Barbara Bean Hemmer, holds 60,000 shares of which he disclaims beneficial ownership.

(6) Dr. Hobgood holds in his own name 150,977 shares of common stock, warrants to purchase 37,000 shares of common stock at $2.50 per share.
(7) Includes 10,000 shares underlying warrants held by Ms. Burt which are exercisable at $2.50 per share.
(8) Includes 10,000 shares underlying warrants held by Mr. Ericsson which are exercisable at $2.50 per share.
(9) Includes 4,000 shares underlying warrants held by Ms. Leon which are exercisable at $2.50 per share.
(10) Dr. and Ms. Price are husband and wife. Dr. Price holds 36,000 in his name, and Ms. Price holds 12,000 in her name. Each disclaims beneficial ownership of the other's shares.
(11) Mr. John D. Ericsson, our president and Chief Executive Officer, retains voting rights to these shares.
(12) Includes 2,000 shares underlying warrants held by the trust which are exercisable at $2.50 per share commencing 90 days after the commencement of this offering and extending for a period of 48 months thereafter.


                              CERTAIN TRANSACTIONS

         Since the BioMarine's inception, its officers and directors have acted as its business developers and promoters for which they have received some salary compensation from time to time. Our President, John D. Ericsson, however, did not receive any salary compensation from 1989 to 1992 for his services to BioMarine. In order to compensate him for this, the board of directors voted to grant him, as the inventor of the Sea Trek Ocean Farming System and Sea Star Oyster Relay System, title and ownership of the proprietary rights to the two systems.

         At approximately the same time, Mr. Ericsson and BioMarine entered into a non-exclusive patent license agreement to manufacture and operate a Sea Trek Ocean Farming System and Sea Star Oyster Relay System for a 5% gross profits royalty payable to Mr. Ericsson. If a Sea Trek Ocean Farming System and Sea Star Oyster System are developed and become operational, BioMarine will pay Mr. Ericsson under this non-exclusive patent license agreement a royalty per operating system, in addition to his then annual salary.


         John W. Hemmer, one of BioMarine's directors, has agreed to provide consulting and other services to BioMarine in connection with corporate structuring and financing. In addition to shares, which he held previously, BioMarine issued 25,000 shares of its Common Stock to Mr. Hemmer in 1998 and issued an additional 50,000 shares in January, 2000 for serving as CFO for BioMarine. BioMarine also has agreed to pay Mr. Hemmer a fee of $5,000 per month, in accrued salary, up to $60,000, which is payable from the proceeds of this offering.


         On January 23 and 31, 1998, Dr. S. Randall Hobgood loaned GMIT $8,000 and $10,000 respectively. On December 2, 1999, BioMarine issued 8,520 shares to Dr. Hobgood as consideration for the forgiveness of the loan then valued at $21,300. GMIT forgave certain amounts owed to it by BioMarine in exchange for this issuance.


         BioMarine intends to enter into an agreement to sub-lease from GMIT the platform at the Texas site. In exchange for the sub-lease, BioMarine would assume GMIT's obligation to pay $260,000 per month into a platform abandonment escrow to cover costs to dismantle the platform after its use.

BioMarine will also indemnify GMIT against damages from accidents, loss of life or other casualties resulting from the use of the platform and pay to GMIT a royalty of 10% of BioMarine's profits in excess of one million pounds of fish per year.

         BioMarine currently owes GMIT approximately $220,000 on a demand note which bears interest at 12%.


                              PLAN OF DISTRIBUTION

         BioMarine has entered into an agreement, dated as of ______________, 2000 (the "Agreement"), with Ridgewood Group International, Inc., pursuant to which Ridgewood is to provide investment banking services to BioMarine. Ridgewood has retained its affiliate, Ridgewood Capital Funding Inc. to assist BioMarine in the distribution of units in this offering. For its distribution services, Ridgewood Capital Funding Inc. is to receive a fee of 8% of the gross proceeds raised from the sale of units in this offering, as well as 4% of the proceeds received from exercise of warrants underlying the units in this offering. In addition, BioMarine has agreed to sell to Ridgewood Capital Funding Inc. for $100 a five year warrant to purchase up to ten (10%) of the units being sold to the public in this offering, which shall be exercisable at a price equal to 110% of the initial public offering price of the units. BioMarine has also agreed to reimburse Ridgewood for any reasonable and budgeted out-of- pocket expenses incurred by it pursuant to the Agreement and to indemnify Ridgewood for acts committed pursuant to specific written direction or arising form specific material misinformation supplied by BioMarine to Ridgewood (except in cases of misconduct or negligence by Ridgewood).


         BioMarine also plans to offer shares directly to investors and may engage other broker/dealers than Ridgewood or its affiliates to assist in such efforts. BioMarine plans to pay commissions of up to 8% to such broker/dealers.

         Prior to this offering, there has been no public market for our common stock. The initial public offering price will be determined by negotiation between us and Ridgewood. The principal factors to be considered in determining the public offering price include:

         - the information in this prospectus and otherwise available to the underwriters;
         - the history and the prospects for the industry in which we compete;
         - the ability of our management;
         - the prospects for our future earnings;
         - the present state of our development and our current financial condition; and
         - the general condition of the securities markets at the time of this offering.

                            DESCRIPTION OF SECURITIES

General

         BioMarine's authorized capital consists of 25,000,000 shares of Common Stock, par value $.01 and 5,000,000 shares of Preferred Stock, par value $.01.

Common Stock


         As of December 31, 1999, BioMarine had outstanding 2,029,961 shares of Common Stock. Each share of Common Stock is entitled to one vote at all meetings of shareholders. Shareholders are not permitted to cumulate votes in the election of directors. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. In the event of liquidation, dissolution or winding up BioMarine, holders of the Common Stock will be entitled to receive, on a pro rata basis, all assets of BioMarine remaining after satisfaction of all liabilities and preferences of outstanding Preferred Stock, if any. The outstanding shares of Common Stock are duly and validly issued, fully paid and nonassessable. Our common stock is not currently traded on any exchange or public market. Upon the sale of 7000 units in this offering, we intend to apply for listing of our common stock on the Nasdaq SmallCapSM Market. Our common stock is currently held by approximately 165 shareholders.


Class B Warrants

         Each Class B Warrant entitles the holder to purchase one share of common stock at an exercise price of $9.50 per share. Unless previously redeemed, the Class B Warrants are exercisable at any time commencing on the date of this prospectus through the fourth anniversary hereof. The Class B Warrants included in the units offered hereby are transferable separately from the common stock. The Class B Warrants are subject to redemption by BioMarine at $.05 per warrant if the common stock closing bid price exceeds $12.00 for 30 consecutive trading days ending within 15 days of the date as of which the notice of redemption is given. Holders of the Class B Warrants will automatically forfeit their rights to purchase the shares of common stock issuable under such warrants unless the warrants are exercised before the close of business on the business day immediately prior to the date set for redemption. All of the outstanding warrants of a class, except for warrants underlying the Underwriter's warrants, must be redeemed if any of that class are redeemed. The Class B Warrants underlying the Underwriter's warrants are subject to redemption by BioMarine at any time after the Underwriter's warrants have been exercised and the underlying warrants are outstanding. A notice of redemption shall be mailed to each registered holder of Class B Warrants by first class mail, postage prepaid, upon 30 days' notice before the date fixed for redemption. The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the Warrant certificates shall be delivered and the redemption price to be paid, and that the right to exercise the Class B Warrants shall terminate at 5:00 p.m. (New York City time) on the business day immediately preceding the date fixed for redemption.

         The Class B Warrants may be exercised upon surrender of the certificate(s) therefor on or prior to the expiration or the redemption date (as explained above) at the offices of BioMarine's warrant agent with the subscription form on the reverse side of the certificate(s) completed and executed as indicated, accomplished by payment (in the form of a certified check payable to the order of BioMarine Technologies, Inc.) of the full exercise price for the number of Warrants being exercised.

         The Class B Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price per share and the number of shares upon exercise thereof upon the occurrence of certain events, including issuances of common stock (or securities convertible, exchangeable or exercisable into common stock) at less than market value, stock dividends, stock splits, mergers, sale of substantially all of BioMarine's assets, and for other extraordinary events; provided, however, that no such adjustment shall be made upon, among other things (i) the issuance or exercise of options or other securities under any stock option or other benefit plan offered to employee, officers or directors of BioMarine, (ii) the sale or exercise of outstanding options or warrants or the class B Warrants offered hereby, or (iii) the conversion of shares of BioMarine's preferred stock to common stock.

         BioMarine is not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holders of the Class B Warrants will not possess any rights as shareholders of BioMarine unless and until such warrants have been exercised for shares of common stock.

"Blank Check" Preferred Stock

         BioMarine is authorized to issue 5,000,000 shares of Preferred Stock, $.01 par value. BioMarine has filed a Certificate of Designations with the Secretary of State of the State of Delaware, designating 700,000 shares as Series A Convertible Preferred Stock. No shares of Series A Convertible Preferred Stock remain outstanding as of the date hereof.

Transfer Agent


         BioMarine's transfer agent for the common stock and the warrant agent for the Class B Warrants is Halter Capital Corporation.


                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering, assuming all of the shares are purchased, BioMarine will have outstanding 3,821,471 shares of Common Stock, assuming no exercise or conversion of any convertible debt, warrants or options outstanding or offered in the units. Of these shares, only the 1,250,000 shares offered in this offering will be freely tradable without restriction (except for restrictions imposed by certain state regulatory authorities) or registration under the Securities Act, except that any shares purchased by an "affiliate" of BioMarine (as defined in the rules and regulations promulgated under the Securities Act) will be subject to the resale limitations under Rule 144 under the Securities Act. The remaining 2,590,771 shares of outstanding Common Stock were issued and sold by BioMarine in private transactions in reliance upon exemptions from registration under the Act. Such shares may be sold only pursuant to an effective registration statement filed by BioMarine or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Act.

         In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of BioMarine may sell shares of Common Stock after at least one year has elapsed since such shares were acquired from BioMarine or an affiliate of BioMarine. The number of shares of Common Stock which may be sold within any three-month period is limited to the greater of: (i) one percent of the then outstanding Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.

          Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of BioMarine (and who has not been an affiliate of BioMarine for 90 days prior to the sale) and who has beneficially owned shares acquired from BioMarine or an affiliate of BioMarine for over two years may resell the shares of Common Stock without compliance with the foregoing requirements under Rule 144.

         No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices.

                          NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

         The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are effected. Accordingly, any resale of the common stock in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

Representations of Purchasers

         Each purchaser of common stock in Canada who receives a purchase confirmation will be deemed to represent to us and the dealer from whom the purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under the securities laws, (ii) where required by law, such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions."

Rights of Action (Ontario Purchasers)

      The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

Enforcement of Legal Rights

      All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or these persons. All or a substantial portion of the assets of the issuer and these persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against the issuer or persons outside of Canada.

Notice to British Columbia Residents

      A purchaser of common stock to whom the Securities Act (British Columbia) applies is advised that the purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any common stock acquired by such purchaser in this offering. This report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from us. Only one report must be filed in respect of common stock acquired on the same date and under the same prospectus exemption.

Taxation and Eligibility for Investment

      Canadian purchasers of common stock should consult with their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and with respect to the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for BioMarine by Bondy & Schloss LLP, New York, New York. Gerald A. Adler, Esq., a partner in Bondy & Schloss LLP, owns 2,000 shares of BioMarine's common stock. Certain legal matters with this offering will be passed upon for the underwriters by Cummings & Lockwood, Stamford, Connecticut.

                                     EXPERTS

         The financial statements of BioMarine at and for the years ended December 31, 1998 and 1999, appearing in this prospectus have been audited by Reznick Fedder & Silverman, Certified Public Accountants, as set forth in their report hereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION


         BioMarine has filed with the Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act, with respect to the shares being offered in this offering. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. The omitted information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World

Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Such material can also be obtained at the Commission's Website at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the Commission at prescribed rates. With respect to statements contained in this Prospectus as to the contents of any contract or other document field as an exhibit to the Registration Statement, reference is made to the copy of the document filed as an exhibit to the Registration Statement, each statement made in this Prospectus relating to such documents being qualified in all respect by such reference. For further information with respect to BioMarine and the securities being offered hereby, reference is hereby made to such Registration Statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                          BIOMARINE TECHNOLOGIES, INC.
                      (formerly Sea Pride Industries, Inc.)
                                AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                           DECEMBER 31, 1999 and 1998

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)


                                TABLE OF CONTENTS

                                                                            PAGE

INDEPENDENT AUDITORS REPORT                                                  F-3

FINANCIAL STATEMENTS

         CONSOLIDATED BALANCE SHEETS                                         F-5

         CONSOLIDATED STATEMENTS OF OPERATIONS                               F-6

         CONSOLIDATED STATEMENTS OF STOCKHOLDERS'
         DEFICIT                                                             F-7

         CONSOLIDATED STATEMENTS OF CASH FLOWS                               F-8

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                          F-9

                    [REZNICK FEDDER & SILVERMAN LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
BioMarine Technologies, Inc. and Subsidiaries

         We have audited the consolidated balance sheets of BioMarine Technologies, Inc. (formerly Sea Price Industries, Inc.) and Subsidiaries, as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BioMarine Technologies, Inc. and Subsidiaries, as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B of the financial statements, the Company is in the development stage, and at December 31, 1999 and 1998 had stockholders' deficits of $429,494 and $265,697, respectively. This condition raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         As discussed in Notes K and L to the financial statements, the Company's 1999 and 1998 preferred stock reported as $3,741 should have been $2,941. Common stock reported at $20,300 should have been $21,834 and the net loss in 1999 reported at $190,097 should have been $178,882. The discoveries were made subsequent to the issuance of the financial statements. The financial statements have been restated to reflect this correction.

                                   /s/ Reznick Fedder & Silverman

Atlanta, Georgia
January 7, 2000,
except for Notes K and L, as to which the date is May 31, 2000

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)


                           CONSOLIDATED BALANCE SHEETS

                                                                      December 31,
                                                            -------------------------------
                                                                 1999              1998
                                                            -------------     -------------
                                     ASSETS

Current assets
  Cash                                                      $       1,982     $       7,020
                                                            -------------     -------------
    Total current assets                                            1,982             7,020
                                                            -------------     -------------
Property and equipment less accumulated depreciation of
  $100,593 and $115,664                                            62,077           230,668
                                                            -------------     -------------
Other assets
  Advances to affiliates                                           14,922            28,760
  Investments                                                       1,262             1,262
                                                            -------------     -------------
                                                                   16,184            30,022
                                                            -------------     -------------

                                                            $      80,243     $     267,710
                                                            =============     =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                          $      17,252     $      45,648
  Accrued expenses and other current liabilities                   62,975            58,303
  Current portion of notes payable                                429,510           318,040
                                                            -------------     -------------
    Total current liabilities                                     509,737           421,991
                                                            -------------     -------------
Long-term liabilities
  Notes payable                                                        --           111,416
                                                            -------------     -------------

Stockholders' deficit
  Preferred stock - $ .01 par value
    Authorized - 5,000,000 shares
    Issued - 294,140 shares
  Common stock - $.01 par value                                     2,941             2,941
    Authorized - 25,000,000 shares
    Issued - 2,183,201 and 2,168,761 shares in 1999
      and 1998, respectively                                       21,834            21,689
  Additional paid-in capital                                    1,807,954         1,793,014
  Accumulated deficit during development stage                 (2,228,473)       (2,049,591)
                                                            -------------     -------------
                                                                 (395,744)         (231,947)
  Treasury stock                                                  (33,750)          (33,750)
                                                            -------------     -------------
Total stockholders' deficit                                      (429,494)         (265,697)
                                                            -------------     -------------
                                                            $      80,243     $     267,710
                                                            =============     =============

                 See notes to consolidated financial statements

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)


                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                (Unaudited)
                                                                                Cumulative
                                                                                   from
                                          For the years ended December 31,    October 3, 1989
                                          --------------------------------     (Inception) to
                                              1999               1998         December 31, 1999
                                          -------------      -------------      -------------
Revenue
  Rental                                  $       2,254      $     190,943      $     337,181
  Gain on sale of equipment                     111,667                 --            111,667
  Other                                          19,999             14,670            123,276
                                          -------------      -------------      -------------

                                                133,920            205,613            572,124
                                          -------------      -------------      -------------

Costs and expenses
  Salaries, wages and benefits                  144,713            185,442            664,774
  General and administrative expenses            54,832            119,436          1,456,794
  Repairs and maintenance                         3,265             53,618             77,871
  Insurance                                       3,944             16,636             49,670
  Taxes                                             159                656             10,912
  Legal and professional fees                    66,508            147,366            321,493
  Interest                                       29,000             68,373            130,698
  Depreciation                                   31,596             34,214            109,600
                                          -------------      -------------      -------------

Total costs and expenses                        334,017            625,741          2,821,812

Net loss before income tax provision           (200,097)          (420,128)        (2,249,688)
                                          -------------      -------------      -------------

Income tax provision                                 --                 --                 --

Net loss before extraordinary gain             (200,097)          (420,128)        (2,249,688)

Extraordinary item:
  Income from extinguishment of debt             21,215                 --             21,215
                                          -------------      -------------      -------------

Net loss                                  $    (178,882)     $    (420,128)     $  (2,228,473)
                                          =============      =============      =============
Net loss per common share outstanding     $        (.08)     $        (.19)
                                          =============      =============
Weighted number of shares outstanding         2,172,371          2,016,778
                                          =============      =============

                 See notes to consolidated financial statements

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)


                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                 For the years ended December 31, 1999 and 1998

                                                                                                                  Accumulated
                                       Preferred       Common                                     Additional     Deficit During
                                         Shares        Shares        Preferred       Common        Paid-In         Development
                                      Outstanding    Outstanding       Stock          Stock         Capital          Stage
                                      -----------    -----------    -----------    -----------    -----------     -----------
Balance at December 31, 1997                   --      2,002,961    $        --    $    20,030    $ 1,339,859     $(1,629,463)
  as originally stated

Reclassification                               --        140,800             --          1,409         (1,409)             --
                                      -----------    -----------    -----------    -----------    -----------     -----------

Balance at December 31, 1997
  as restated                                  --      2,143,761             --         21,439      1,338,450      (1,629,463)

Stock issued:
  Acquisition of minority interest        148,000             --          1,480             --         90,680              --
  Debt converted to stock                 146,140             --          1,461             --        363,884              --
  For services rendered                        --         25,000             --            250             --              --

Net loss                                       --             --             --             --             --        (420,128)
                                      -----------    -----------    -----------    -----------    -----------     -----------

Balance at December 31, 1998              294,140      2,168,761          2,941         21,689      1,793,014      (2,049,591)

Stock issued:
  For services rendered                        --          6,000             --             60         14,940              --
  Debt retirement                              --          8,520             --             85             --              --

Net loss                                       --             --             --             --             --        (178,882)
                                      -----------    -----------    -----------    -----------    -----------     -----------

Balance at December 31, 1999              294,140      2,183,281    $     2,941    $    21,834    $ 1,807,954     $(2,228,473)
                                      ===========    ===========    ===========    ===========    ===========     ===========

                                       Treasury
                                         Stock           Total
                                      -----------     -----------

Balance at December 31, 1997          $   (33,750)    $  (303,324)
  as originally stated

Reclassification                               --              --
                                      -----------     -----------

Balance at December 31, 1997
  as restated                             (33,750)       (303,324)

Stock issued:
  Acquisition of minority interest             --          92,160
  Debt converted to stock                      --         365,345
  For services rendered                        --             250

Net loss                                       --        (420,128)
                                      -----------     -----------

Balance at December 31, 1998              (33,750)       (265,697)

Stock issued:
  For services rendered                        --          15,000
  Debt retirement                              --              85

Net loss                                       --        (178,882)
                                      -----------     -----------

Balance at December 31, 1999          $   (33,750)    $  (429,494)
                                      ===========     ===========

                 See notes to consolidated financial statements

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)


                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 (Unaudited)
                                                                                                  Cumulative
                                                                                                    from
                                                             For the years ended December 31,  October 3, 1989
                                                             -------------     -------------    (Inception) to
                                                                 1999               1998       December 31, 1999
                                                             -------------     -------------     -------------
Cash flows from operating activities
  Net loss                                                   $    (178,882)    $    (420,128)    $  (2,228,473)
  Adjustments to reconcile net loss to net
  cash used in operating activities:
  Depreciation                                                      31,596            34,214           147,260
  Gain on sale of equipment                                       (111,667)               --          (111,667)
  Stock issuance for services rendered                              15,000               250            52,733
  Extinguishment of debt                                           (21,215)               --           (21,215)
  (Increase) decrease in:
    Other assets                                                        --               935                --
  Increase (decrease) in:
    Accounts payable                                               (28,396)           (9,664)           17,252
    Accrued expenses and other current liabilities                   4,672             2,307            62,975
                                                             -------------     -------------     -------------

      Net cash used in operating activities                       (288,892)         (392,086)       (2,081,135)
                                                             -------------     -------------     -------------

Cash flows from investing activities
  Purchases of equipment                                           (16,338)          (28,707)         (362,670)
  Proceeds from disposal of equipment                              265,000                --           265,000
  Advances to affiliates                                                --                --          (162,370)
  Repayment of advances                                             13,838           132,348           146,186
  Purchase of minority interest                                         --           (37,919)               --
                                                             -------------     -------------     -------------

      Net cash provided by (used in) investing activities          262,500            65,722          (113,854)
                                                             -------------     -------------     -------------

Cash flows from financing activities
  Principal repayments of debt                                    (379,456)          (21,516)         (715,000)
  Proceeds from borrowings                                         400,810           256,500         1,165,810
  Issuance of stock                                                     --            92,160         1,779,911
  Purchase of treasury stock                                            --                --           (33,750)

      Net cash provided by financing activities                     21,354           327,144         2,196,971
                                                             -------------     -------------     -------------

NET INCREASE(DECREASE) IN CASH                                      (5,038)              780             1,982

Cash, beginning                                                      7,020             6,240                --
                                                             -------------     -------------     -------------

Cash, ending                                                 $       1,982     $       7,020     $       1,982
                                                             =============     =============     =============

Supplemental disclosure of cash flow information:
  Cash paid during the year for interest                     $      23,798     $      12,157     $      52,470
                                                             =============     =============     =============

Supplemental disclosure of non-cash activities:
  Issuance of common stock for services rendered             $      36,300     $         250     $      61,240
                                                             =============     =============     =============

                 See notes to consolidated financial statements

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1999 and 1998


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Bio Marine Technologies, Inc. (the "Company") was incorporated in the State of Delaware on October 3, 1989. Prior to December 30, 1998, the Company operated under the name Sea Pride Industries, Inc. The accompanying consolidated financial statements include the accounts of the Company and its three subsidiaries: Sea Star Industries, Inc. ("Sea Star"), and Sea Trek Industries, Inc. ("Sea Trek"), which are wholly owned subsidiaries; and Sea Pride Capital Corporation ("SPCC"), a 75 percent owned subsidiary. Sea Star and Sea Trek were incorporated in the State of Delaware on December 16, 1994 and SPCC was purchased on September 10, 1993. Sea Trek and SPCC have been inactive since inception.

         The Company and its President, John D. Ericsson, have researched, designed, and developed a proprietary, state-of-the-art patented, mariculture production system ("Sea Star Oyster Relay System"), to produce cleansed oysters harvested from open nonpolluted as well as from conditionally closed coastal areas of the Gulf of Mexico.

         In addition to the Sea Star Oyster Relay System, the Company's president has designed, developed, and patented a marine aquaculture production system, the "Star Trek Ocean Farming System," to produce redfish, striped bass, mahi mahi and other marine finfish species in the Gulf of Mexico. The president has licensed the systems to the Company. The Sea Trek Ocean Farming System and Sea Star Oyster Relay System will be the Company's initial operating systems.

         The Mobile, Alabama, District of the Army Corps of Engineers has granted the Company permission to locate and develop its Sea Trek Ocean Farming System and Sea Star Oyster Relaying System in Outer Continental Shelf Waters, in the Alabama area of the Gulf of Mexico. The Company had previously transferred its oyster permits permission to Sea Star. All permits to conduct its proposed oyster cleansing operations and finfish farming on this site, have been obtained.

         The Company has obtained a second permitted site for establishing sea farming in the Gulf of Mexico located in Matagorda County, at a platform site nine miles south of Port O'Connor, Texas. The Company expects to be granted the development rights to commercially expand the site up to 500 acres by a nonprofit research and development institution affiliated through common directors which owns the four platform complex.

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                           December 31, 1999 and 1998


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

         SPCC, formerly known as Brian Capital, Inc., is registered with the Securities and Exchange Commission. SPCC is a shell corporation with no operations during 1999 or 1998.

         Commencement of commercial operations has not yet occurred. The Company and its operating subsidiaries have produced limited oyster products for sale using the one pilot program with its Sea Star Oyster Relay Project. Operations are expected to commence once adequate capital has been raised to permit construction of cages, equipment, and operating facilities necessary to conduct such operations.

         Since inception, the Company has generated limited operating revenues and therefore is considered promotional and in its formative and development stage. Its only activity has been to raise capital, develop its proprietary systems and obtain requisite permits to conduct its proposed offshore oyster and aquaculture fish farming. All costs, were expensed as incurred during the development stage.

         A summary of significant accounting policies is as follows:

         Principles of Consolidation

         The financial statements include the accounts of the Company and its three subsidiaries. All significant intercompany transactions and accounts have been eliminated in the consolidation.

         Depreciation

         Depreciation is computed using both straight-line and accelerated methods over the estimated useful lives of the assets which range from five to ten years.

         Income Taxes

         Income tax provisions are made at appropriate rates for all taxable items included in the statement of operations, regardless of the period in which such items are reported for tax purposes.

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                           December 31, 1999 and 1998


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

         Per Share Data

         Net loss per common share for the years ended December 31, 1999 and 1998 has been computed based upon the weighted average number of common shares outstanding. The assumed exercise of warrants were not considered in the computation in either year due to their anti-dilutive effect. Fully dilutive per share data is not included because the assumed exercise of the common stock equivalents is anti-dilutive.

         Minority Interests

         The interests of the minority stockholders in the capital and retained earnings of the consolidated subsidiary are recorded as a liability in the consolidated accounts of the Company. Such liability may be reduced to zero as the minority interests in the losses of the subsidiary exceed the carrying value of the minority interest.

         Revenue Recognition

         The Company leases certain vessels under operating leases with terms less than one year. Rental revenue is recognized when it becomes due under the lease agreement. Other revenue for various miscellaneous items is recognized when received.

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                           December 31, 1999 and 1998


NOTE B - GOING CONCERN

         As a result of the start-up nature of its business, the Company has and can be expected in the future to sustain substantial operating expenses without generating sufficient revenues to cover such operating costs. That matter, among others, raises substantial doubt as to the Company's ability to continue as a going concern. Management believes that sufficient revenues can be achieved through the implementation of a plan which includes, among other things, the manufacture, installation and operation of finfish farming from the Sea Trek Ocean Farming System, the harvesting and cleansing of oyster stock from its Sea Star Oyster Relaying System, and the development of a marketing and distribution network.

         The implementation of this plan is, according to management, dependent on among other things, a successful public offering of the Company's common stock. If the Company does not succeed in raising funds though an offering, it will not have sufficient capital to implement its plan as discussed above and will need to modify its plans and seek other financing. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

NOTE C - PROPERTY AND EQUIPMENT

         Property and equipment is carried at cost and consists of the following at December 31:

                                                    1999              1998
                                                -------------    -------------

         Machinery and equipment                $      84,826    $     268,488
         Office furniture and fixtures                 51,344           51,344
         Vehicles                                      26,500           26,500
                                                -------------    -------------
                                                      162,670          346,332
         Less: accumulated depreciation              (100,593)        (115,664)
                                                -------------    -------------

                                                $      62,077    $     230,668
                                                =============    =============

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                           December 31, 1999 and 1998


NOTE D - NOTES PAYABLE

         On May 30, 1997, the Company executed a note payable to First Union in the amount of $170,000. The note accrued interest at 10.25 percent per annum and was secured by a first mortgage on a vessel. Quarterly payments of principal and interest of $10,899 were required through maturity on June 5, 2002. As of December 31, 1998, the outstanding balance totaled $142,956. During 1999, the vessel was sold and the note was satisfied in full.

         On December 5, 1998, the Company granted the holders of certain notes payable issued by the Company and Sea Star, the option of converting outstanding principal and accrued interest into Series "A" Noncumulative 12 percent Convertible Preferred Stock, $.01 par value ("Preferred Stock") at a stated value of $2.50 per share. Prior to December 31, 1998, certain notes and accrued interest were converted in the aggregate amounts of $305,000 and $60,345, respectively, into 146,140 shares of Preferred Stock. As of December 31, 1999 and 1998, an unconverted note payable in the amount of $50,000, which accrues interest at a rate of 15 percent per annum on the unpaid principal balance remained outstanding. The owner has been granted the option to convert the note and accrued interest into common stock ($.01 par value) at a stated value of $2.50 per share, upon a successful public offering of the Company's common stock.

         The Company held a note payable to Gulf Marine Institute of Technology ("GMIT") in the amount of $240,000. The note accrued interest at a rate of 12 percent per annum and was due on demand. The note was secured by a second mortgage of property owned by Sea Star, a wholly owned subsidiary. As of December 31, 1998, the outstanding balance totaled $236,500. During 1999, the note was satisfied in full.

         In 1999, the Company executed a new note payable to GMIT in the original amount of $400,810. On December 31, 1999, the Company issued 8,520 shares of common stock to a holder of certain notes payable from GMIT (see Note K). As a result of this transaction, the balance of this note at December 31, 1999 is $379,510. The note accrues interest at 12 percent and is due on demand.

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                           December 31, 1999 and 1998


NOTE E - INCOME TAXES

         From its inception through February 8, 1993, the Company operated as an S Corporation. Under this election, income or loss is passed through directly to the stockholders. Aggregate losses during the period the Company was an S Corporation totaled $138,477.

         Deferred income taxes are provided for temporary differences in the basis of assets and liabilities for income tax and financial reporting purposes. These differences relate principally to net operating losses. The sources of temporary differences and the deferred tax liability (asset) for each are as follows:

                                                                                             December 31,
                                                                                    --------------------------------
                                                                                    1999                  1998
                                                                                    -------------      -------------
           Net benefit of net operating loss carryforward                           $    (653,458)     $    (605,250)
           Valuation allowance                                                            653,458            605,250
                                                                                    -------------      -------------

           Deferred tax asset (liability) per balance sheet                         $          --                 --
                                                                                    =============      =============

         Income tax expense (benefit) is comprised of the following components:

           Current                                                                  $          --      $          --
           Deferred (benefit)                                                             (48,208)          (123,881)
           Change in valuation allowance                                                   48,208            123,881
                                                                                    -------------      -------------

                                                                                    $          --                 --
                                                                                    =============      =============

         A reconciliation of income taxes in the accompanying statement of operations to the statutory rate is summarized as follows:

           Expected tax expense (benefit) at statutory rate                         $     (60,820)     $    (142,843)
           Other                                                                           12,612             18,962
           Valuation allowance                                                             48,208            123,881
                                                                                    -------------      -------------

                                                                                    $          --                 --
                                                                                    =============      =============

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                           December 31, 1999 and 1998


NOTE E - INCOME TAXES (Continued)

         The Company and its subsidiaries file separate income tax returns.

         Net operating losses expire through 2014. As of December 31, 1999 and 1998, the entire benefit has been offset by a valuation allowance and no net tax benefit has been recorded. Actual benefits are dependent upon the income tax rate in effect at the time the benefit is used. Both of the other subsidiaries, Sea Trek and SPCC, had no activity for the years ended December 31, 1999 and 1998. Net operating loss carryforwards are summarized as follows at December 31, 1999.

              Year of Expiration                  Net Operating
              ------------------                      Loss
                                                 --------------

                    2008                         $      67,389
                    2009                               245,203
                    2010                               457,267
                    2011                               259,199
                    2012                               386,733
                    2013                               364,360
                    2014                               141,788
                                                 --------------

                                                 $   1,921,939
                                                 ==============

NOTE F - RELATED PARTY TRANSACTIONS

         Officers Salaries

         In 1999 and 1998, officers salaries of $96,000 per year were expensed. At December 31, 1999, $36,000 was payable. In addition, the Company's president, John D. Ericsson, received stock options and warrants in 1999 and 1998 (see Note G).

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                           December 31, 1999 and 1998


NOTE F - RELATED PARTY TRANSACTIONS (Continued)

         Proprietary Right and Licenses

         The Company's President, John D. Ericsson, received no salary compensation from 1989 through 1992. In order to compensate him for his unpaid services on behalf of the Company, the members of the Company's board of directors caused the Company to grant and convey to Mr. Ericsson, the inventor of the Sea Trek Ocean Farming System, title to and ownership of the Sea Trek Ocean Farming System proprietary rights. Coincidentally therewith, Mr. Ericsson and the Company entered into a nonexclusive patent license agreement to manufacture and operate a Sea Trek Ocean Farming System for a 5 percent gross sales royalty payable to Mr. Ericsson. If a Sea Trek Ocean Farming System is developed and becomes operational, the Company will pay Mr. Ericsson under this nonexclusive patent license agreement a royalty per operating system, in addition to his annual salary. As of December 31, 1999 and 1998, the Sea Trek Ocean Farming System had not generated any sales and no royalty was payable to Mr. Ericsson.

         Mr. Ericsson is the inventor of the Sea Star Oyster Relay System and the Company has conveyed to Mr. Ericsson the official title to the ownership of the Sea Star System proprietary rights and patent. Simultaneously therewith, Mr. Ericsson and the Company entered into a nonexclusive patent license agreement to manufacture and operate the Sea Star Oyster Relay System, on a worldwide basis, for a 2.5 percent gross sales royalty payable to Mr. Ericsson. Mr. Ericsson has agreed to waive these royalties for the first 12 months following commercial operations start-up. As of December 31, 1999 and 1998, the Sea Star Oyster Relay System had not generated any sales and no royalty was payable to Mr. Ericsson.

NOTE G - CAPITAL STOCK

         Stock Issued for Consideration Other Than Cash

         During 1999 and 1998, the Company issued 6,000 shares and 25,000 shares in consideration of consulting services rendered in the aggregate amounts of $15,000 and $250, respectively. The value attributable to the shares issued for services represents, in management's opinion, the fair value of the services rendered. In addition, 8,520 shares were issued to retire debt of $21,300 due to GMIT (see Note K).

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                           December 31, 1999 and 1998


NOTE G - CAPITAL STOCK (Continued)

         Acquisition of Remaining Minority Interest of Sea Star

         Effective December 5, 1998, the minority stockholders of Sea Star exchanged their common shares on a two for one basis for the Company's preferred stock in the aggregate amount of 68,000 shares. The Directors of Sea Star exchanged their common shares on a one-for-one basis for the Company's preferred stock in the aggregate amount of 80,000 shares (see Note L). As a result, Sea Star became a wholly owned subsidiary of the Company.

         Stock Option Plans

         Sea Star, a wholly owned subsidiary, has adopted a 1996 Stock Option Plan for officers, employees, directors and consultants of the Company which became effective in July 1996. This plan authorized the granting of stock options to purchase an aggregate of not more than 10 percent of the issued and outstanding shares. No plan options have been granted to date.

         In addition, the Company has adopted a 1998 Incentive Stock Option Plan for officers, employees, directors, and consultants of the Company. This plan authorized the granting of stock options under the 1998 Plan to purchase up to 400,000 shares of common stock at no less than fair market value and for no longer than five years. No plan options have been granted to date.

         On December 5, 1998, the board of directors of the Company resolved to grant the Company's President, John D. Ericsson an option to purchase 1,000,000 shares of the Company's common stock at $.10 per share. As of the grant date, the exercise price of the options has been valued at zero.

         Warrants

         Common Stock Class A Warrants - At December 31, 1999 and December 31, 1998, the Company has an aggregate of 1,585,950 common stock Class "A" Warrants outstanding. Each warrant entitles the holder to purchase one additional share of common stock at $2.50 per share, exercisable beginning 90 days from the effective date of a proposed initial public offering of the Company's unissued common stock for a period of 48 months thereafter. The warrants are redeemable at $.10 per warrant upon 30 days written notice to the holders thereof, beginning 12 months from the effective date of a proposed

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                           December 31, 1999 and 1998


         initial public offering until their expiration.

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                           December 31, 1999 and 1998


NOTE G - CAPITAL STOCK (Continued)

         During 1999, the Company issued 40,000 warrants to Mr. Ericsson, exercisable at $1.00 per share, and for a period up to five years after a successful public offering.

NOTE H - SUBSEQUENT EVENTS

         In October 1996, the Florida Department of Banking and Finance filed an Administrative Complaint against the Company and Mr. Ericsson, alleging violations of certain provisions of the Florida Securities and Investor Protection Act in connection with the offer and sale of securities. The Company settled the complaint in 1999. Fines assessed in 1997 totaled $35,000 of which $5,000 was payable at December 31, 1999. This balance was paid on January 1, 2000.

         On April 28, 2000, the Board of Directors amended a resolution originally effective December 5, 1998, (See Note L). The original resolution called for the shareholders of Sea Star to receive 2 shares of the Company's Series "A" preferred stock in exchange for 1 share of Sea Star's common stock. The resolution was amended to give the Directors of Sea Star 1 share of the Company's Series "A" preferred stock in exchange for 1 share of Sea Star common stock. The amended resolution was retroactive to December 5, 1998. All share data is stated to reflect the exchange.

         On May 31, 2000, the Company entered into an agreement with its president, John D. Ericsson whereby, the Company's subsidiary SPCC was sold to Mr. Ericsson in exchange for the forgiveness of $36,000 of accrued salaries due to Mr. Ericsson and an executed note in the amount of $14,000 for a portion of the sale price.

NOTE I - EQUITY OFFERINGS

         Private Offering Memorandum of Sea Star Common Stock

         Sea Star, a wholly owned subsidiary, offered to qualified investors on a best efforts basis, 200,000 units (the "Units"). Each unit consists of one (1) share of common stock, $0.01 par value and one (1) redeemable common stock purchase warrant ("warrant"). Each warrant entitles the holder to purchase one share of common stock at $5 per share for a period of five (5) years commencing twelve months from the date of the last sale of units in the offering.

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                           December 31, 1999 and 1998


NOTE I - EQUITY OFFERINGS (Continued)

         Each warrant is redeemable by the Company for $0.10 per warrant upon thirty days prior written notice, provided that the average closing bid price of common stock is $6 or more per share for a period of twenty
         (20) consecutive trading days. Any shares issued would create a minority ownership interest in Sea Star. During 1998, no shares were issued and the offering was closed.

         Proposed Initial Public Offering

         The Company intends to file an SB-2 Registration Statement with the Securities and Exchange Commission, for a proposed initial public offering of the Company's common stock at approximately $8 to $10 per share, aggregating up to approximately $10,000,000. Should the Company not obtain an underwriter for its proposed initial public offering, the Company intends to make the offering to the public through selected broker-dealer firms. The Company intends to utilize the proceeds of its proposed initial public offering for capital expenditures, marketing and working capital.

NOTE J - MINORITY INTERESTS IN SUBSIDIARY

         The interests of the minority stockholders of SPCC are zero. Neither the Company nor the minority stockholders have made an investment in SPCC as of December 31, 1999 and 1998.

NOTE K - EXTRAORDINARY ITEM

         In 1999, $21,300 due under the note payable to GMIT was extinguished with the issuance of 8,520 shares of the Company's common stock. The gain on the transaction was $21,215, with a tax effect of $7,213.

NOTE L - ADJUSTMENTS

         On April 28, 2000, the Board of Directors amended a resolution originally effective December 5, 1998, (See Note G). The original resolution called for the shareholders of Sea Star to receive 2 shares of the Company's Series "A" preferred stock in exchange for 1 share of Sea Star's common stock. The resolution was amended to give the Directors of Sea Star 1 share of the Company's Series "A" preferred stock in exchange for 1 share of Sea Star common stock. The amended resolution was retroactive to December 5,

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                           December 31, 1999 and 1998


1998. All share data is stated to reflect the exchange.

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                           December 31, 1999 and 1998


NOTE L - ADJUSTMENTS (Continued)

         During 2000, management discovered the following errors in the stock register.

                  1. In 1997, 140,800 issued shares of common stock were not reflected.

                  2. In 1999, 4,840 shares issued for services and 8,520 shares issued to extinguish debt were not reflected.

         The summary of effect of these transactions is as follows:

                                                            As Originally
                                                              Reported              Restated
                                                          (January 7, 2000)      (May 31, 2000)
                                                          -----------------     -----------------
         Exchange of Sea Star's Director stock
           Preferred stock                                  $       2,280       $       1,480
           Additional paid in capital                              89,880              90,680

         Issuance of stock in 1997                                     --               1,409
           Common stock                                                --              (1,409)
           Additional paid in capital

         Issuance of stock in 1999 for services
           Common stock                                                20                  60
           Additional paid in capital                               4,980              14,940
           Legal and professional fees                             56,508              66,508

         Issuance of stock in 1999 to extinguish debt
           Common stock                                                --                  85
           Extraordinary gain                                          --              21,215

                            FINANCIAL STATEMENTS AND
                           ACCOUNTANTS' REVIEW REPORT

                          BIOMARINE TECHNOLOGIES, INC.
                      (formerly Sea Pride Industries, Inc.)
                                AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                             JUNE 30, 2000 AND 1999

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)


                                TABLE OF CONTENTS

                                                                            PAGE

INDEPENDENT ACCOUNTANTS' REVIEW REPORT                                       F-3

FINANCIAL STATEMENTS

         CONSOLIDATED BALANCE SHEETS                                         F-4

         CONSOLIDATED STATEMENTS OF OPERATIONS                               F-5

         CONSOLIDATED STATEMENTS OF STOCKHOLDERS'
         DEFICIT                                                             F-6

         CONSOLIDATED STATEMENTS OF CASH FLOWS                               F-7

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                          F-8

                     [REZNICK FEDDER & SILVERMAN LETTERHEAD]

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT

To the Board of Directors and Stockholders
BioMarine Technologies, Inc. and Subsidiaries

         We have reviewed the accompanying balance sheets of BioMarine Technologies, Inc. (formerly Sea Price Industries, Inc.) and Subsidiaries as of June 30, 2000 and 1999, and the related statements of operations, stockholders deficit and cash flows for the six month periods then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All of the information included in these financial statements is the representation of the management of BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.) and Subsidiaries.

         A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

         Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for the six month periods ended June 30, 2000 and 1999, in order for them to be in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B of the financial statements, the Company is in the development stage, and has incurred significant operating losses. This condition raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note B. The financil statements do not include any adjustments that might result from the outcome of this uncertainty.

                                   /s/ Reznick Fedder & Silverman

Atlanta, Georgia
August 18, 2000

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)


                           CONSOLIDATED BALANCE SHEETS

                             June 30, 2000 and 1999
                  (See independent accountants' review report)

                                                                               June 30,
                                                                     ----------------------------
                                                                         2000            1999
                                                                     -----------      -----------
                                     ASSETS

Current assets
  Cash                                                               $    32,696      $    26,303
                                                                     -----------      -----------
      Total current assets                                                32,696           26,303
                                                                     -----------      -----------
Property and equipment less accumulated depreciation
  of $124,821 and $133,897, respectively                                  37,849          228,773
                                                                     -----------      -----------

Other assets
  Advances to affiliates                                                   1,025               --
  Investments                                                              1,262            1,262
                                                                     -----------      -----------
                                                                           2,287            1,262
                                                                     -----------      -----------

                                                                     $    72,832      $   256,338
                                                                     ===========      ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                                         2,005      $    35,698
  Accrued expenses and other current liabilities                         117,927           51,746
  Notes payable - current                                                318,514          586,455
  Due to affiliate                                                            --            1,838
                                                                     -----------      -----------
      Total current liabilities                                          438,446          675,737
                                                                     -----------      -----------
Long-term liabilities
  Notes payable                                                               --               --
                                                                     -----------      -----------
                                                                              --               --
                                                                     -----------      -----------
Stockholders' deficit
  Preferred stock - $ .01 par value
    Authorized - 5,000,000 shares
    Issued - 0 shares in 2000 and 294,140 shares
      in 1999
  Common stock - $.01 par value                                               --            2,941
   Authorized - 25,000,000 shares
   Issued - 2,613,261 shares in 2000 and
    2,170,761 in 1999                                                     26,133           21,709
  Additional paid-in capital                                           2,074,220        1,797,994
  Accumulated deficit during development stage                        (2,432,217)      (2,208,293)
                                                                     -----------      -----------
                                                                        (331,864)        (385,649)
  Treasury stock                                                         (33,750)         (33,750)
                                                                     -----------      -----------
Total stockholders' deficit                                             (365,614)        (419,399)
                                                                     -----------      -----------
                                                                     $    72,832      $   256,338
                                                                     ===========      ===========

                 See notes to consolidated financial statements

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)


                      CONSOLIDATED STATEMENTS OF OPERATIONS

             For the six month periods ended June 30, 2000 and 1999 (See independent accountants' review report)

                                                                                   (Unaudited)
                                                                                   Cumulative
                                                                                      from
                                        For the six months ended June 30,        October 3, 1989
                                        -----------           -----------         (Inception) to
                                           2000                  1999              June 30, 2000
                                        -----------           -----------           -----------
Revenue
  Rental                                $        --           $     2,254           $   337,181
  Gain on sale of equipment                      --                    --               111,667
  Gain on sale of SPCC                       50,000                    --                50,000
  Other                                          --                19,645               123,276
                                        -----------           -----------           -----------
                                             50,000                21,899               622,124
                                        -----------           -----------           -----------
Costs and expenses
  Salaries, wages and benefits              128,249                77,056               793,023
  General and administrative
    expenses                                 42,627                37,357             1,499,421
  Repairs and maintenance                       893                 3,265                78,764
  Insurance                                     230                 3,181                49,900
  Taxes                                          27                    --                10,939
  Legal and professional fees                40,183                25,126               361,676
  Interest                                   17,307                16,383               148,005
  Depreciation                               24,228                18,233               133,828
                                        -----------           -----------           -----------

Total costs and expenses                    253,744               180,601             3,075,556

Net loss before income
  tax provision                            (203,744)             (158,702)           (2,453,432)
                                        -----------           -----------           -----------

Income tax provision                             --                    --                    --

Net loss before extraordinary
  gain                                     (203,744)             (158,702)           (2,453,432)

Extraordinary item:
  Income from extinquishment
    of debt                                      --                    --                    --
                                        -----------           -----------           -----------

Net loss                                $  (203,744)          $  (158,702)          $(2,453,432)
                                        ===========           ===========           ===========

Net loss per common shares
  oustanding                            $     (0.09)          $     (0.07)
                                        ===========           ===========

Weighted number of shares
  outstanding                             2,398,271             2,168,761
                                        ===========           ===========

                 See notes to consolidated financial statements

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)


                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

             For the six month periods ended June 30, 2000 and 1999 (See independent accountants' review report)

                                 Preferred        Common                                      Additional
                                  Shares          Shares        Preferred        Common        Paid-In       Accumulated
                                Outstanding     Outstanding       Stock           Stock         Capital        Deficit
                                -----------     -----------    -----------     -----------    -----------    -----------
Balance at January 1, 1999          294,140       2,168,761          2,941          21,689      1,793,014     (2,049,591)

Stock issued:
  For services rendered                  --           2,000             --              20          4,980             --

Net loss                                 --              --             --              --             --       (158,702)
                                -----------     -----------    -----------     -----------    -----------    -----------

Balance at June 30, 1999            294,140       2,170,761          2,941          21,709      1,797,994     (2,208,293)

Stock issued:
  For services rendered                  --           4,000             --              40          9,960             --
  Debt retirement                        --           8,520             --              85             --             --

Net loss                                 --              --             --              --             --        (20,180)
                                -----------     -----------    -----------     -----------    -----------    -----------

Balance at December 31, 1999        294,140       2,183,281          2,941          21,834      1,807,954     (2,228,473)

Stock issued                             --         135,840             --           1,358        266,266             --

Stock converted                    (294,140)        294,140         (2,941)          2,941             --             --

Net loss                                 --              --             --              --             --       (203,744)
                                -----------     -----------    -----------     -----------    -----------    -----------

Balance at June 30, 2000        $        --     $ 2,613,261    $        --     $    26,133    $ 2,074,220    $(2,432,217)
                                ===========     ===========    ===========     ===========    ===========    ===========


                                  Treasury
                                   Stock            Total
                                -----------     -----------
Balance at January 1, 1999          (33,750)       (265,697)

Stock issued:
  For services rendered                  --           5,000

Net loss                                 --        (158,702)
                                -----------     -----------

Balance at June 30, 1999            (33,750)       (419,399)

Stock issued:
  For services rendered                  --          10,000
  Debt retirement                        --              85

Net loss                                 --         (20,180)
                                -----------     -----------

Balance at December 31, 1999        (33,750)       (429,494)

Stock issued                             --         267,624

Stock converted                          --              --

Net loss                                 --        (203,744)
                                -----------     -----------

Balance at June 30, 2000        $   (33,750)    $  (365,614)
                                ===========     ===========

                 See notes to consolidated financial statements

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)


                      CONSOLIDATED STATEMENTS OF CASH FLOWS

             For the six month periods ended June 30, 2000 and 1999 (See independent accountants' review report)

                                                                                            (Unaudited)
                                                                                            Cumulative
                                                                                               from
                                                      For the six months ended June 30,   October 3, 1989
                                                      ---------------------------------   (Inception) to
                                                           2000             1999          June 30, 2000
                                                       -----------       -----------       -----------
Cash flows from operating activities
  Net loss                                             $  (203,744)      $  (158,702)      $(2,432,217)
  Adjustments to reconcile net loss to net
  cash used in operating activities:
  Depreciation                                              24,228            18,233           171,488
  Gain on sale of equipment                                     --                --          (111,667)
  Stock issuance for services rendered                          --             5,000            52,733
  Extinguishment of debt                                        --                --                --
  (Increase) decrease in:
    Other assets                                                                  --                --
  Increase (decrease) in:
    Accounts payable                                       (15,248)           (9,950)            2,005
    Accrued expenses and other current liabilities          54,952           (16,148)          117,927
                                                       -----------       -----------       -----------

      Net cash used in operating activities               (139,812)         (161,567)       (2,199,731)
                                                       -----------       -----------       -----------

Cash flows from investing activities
Purchases of equipment                                          --           (16,338)         (362,670)
Proceeds from disposal of equipment                             --                --           265,000
Advances to affiliates                                          --                --          (162,370)
Repayment of advances                                     (147,100)           28,760              (914)
Purchase of minority interest                                   --                --           (37,919)

      Net cash provided by (used in)
        investing activities                              (147,100)           12,422          (298,873)
                                                       -----------       -----------       -----------

Cash flows from financing activities
  Principal repayments of debt                                  --            (7,311)         (715,000)
  Proceeds from borrowings                                  50,000           175,739         1,215,810
  Issuance of stock                                        267,624                --         2,047,536
  Purchase of treasury stock                                    --                --           (33,750)
                                                       -----------       -----------       -----------

      Net cash provided by financing activities            317,624           168,428         2,514,596
                                                       -----------       -----------       -----------

NET INCREASE(DECREASE) IN CASH                              30,714            19,283            32,696

Cash, beginning                                              1,982             7,020                --
                                                       -----------       -----------       -----------

Cash, ending                                           $    32,696       $    26,303       $    32,696
                                                       ===========       ===========       ===========

Supplemental disclosure of cash flow information:
  Cash paid during the year for interest               $        --       $    23,798       $    52,470
                                                       ===========       ===========       ===========

Supplemental disclosure of non-cash activities:
  Issuance of common stock for services rendered       $        --       $     5,000       $    61,240
                                                       ===========       ===========       ===========

                 See notes to consolidated financial statements

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             June 30, 2000 and 1999
                  (See independent accountants' review report)


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Bio Marine Technologies, Inc. (the "Company") was incorporated in the State of Delaware on October 3, 1989. Prior to December 30, 1998, the Company operated under the name Sea Pride Industries, Inc. The accompanying consolidated financial statements include the accounts of the Company and its two subsidiaries: Sea Star Industries, Inc. ("Sea Star"), and Sea Trek Industries, Inc. ("Sea Trek"), which are wholly owned subsidiaries. Sea Pride Capital Corporation ("SPCC"), a previously 75 percent owned subsidiary was sold to the Company's president, John D. Ericsson in 2000. Sea Star and Sea Trek were incorporated in the State of Delaware on December 16, 1994 and SPCC was purchased on September 10, 1993. Sea Trek and SPCC have been inactive since inception.

         The Company and its President, John D. Ericsson, have researched, designed, and developed a proprietary, state-of-the-art patented, mariculture production system ("Sea Star Oyster Relay System"), to produce cleansed oysters harvested from open nonpolluted as well as from conditionally closed coastal areas of the Gulf of Mexico.

         In addition to the Sea Star Oyster Relay System, the Company's president has designed, developed, and patented a marine aquaculture production system, the "Star Trek Ocean Farming System," to produce redfish, striped bass, mahi mahi and other marine finfish species in the Gulf of Mexico. The president has licensed the systems to the Company. The Sea Trek Ocean Farming System and Sea Star Oyster Relay System will be the Company's initial operating systems.

         The Mobile, Alabama, District of the Army Corps of Engineers has granted the Company permission to locate and develop its Sea Trek Ocean Farming System and Sea Star Oyster Relaying System in Outer Continental Shelf Waters, in the Alabama area of the Gulf of Mexico. The Company had previously transferred its oyster permits permission to Sea Star. All permits to conduct its proposed oyster cleansing operations and finfish farming on this site, have been obtained.

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                             June 30, 2000 and 1999
                  (See independent accountants' review report)


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

         The Company has obtained a second permitted site for establishing sea farming in the Gulf of Mexico located in Matagorda County, at a platform site nine miles south of Port O'Connor, Texas. The Company expects to be granted the development rights to commercially expand the site up to 500 acres by a nonprofit research and development institution affiliated through common directors which owns the four platform complex.

         SPCC, formerly known as Brian Capital, Inc., is registered with the Securities and Exchange Commission. SPCC is a shell corporation with no operations during the period from January 1, 1998 through June 30, 2000 (See Note D).

         Commencement of commercial operations has not yet occurred. The Company and its operating subsidiaries have produced limited oyster products for sale using the one pilot program with its Sea Star Oyster Relay Project. Operations are expected to commence once adequate capital has been raised to permit construction of cages, equipment, and operating facilities necessary to conduct such operations.

         Since inception, the Company has generated limited operating revenues and therefore is considered promotional and in its formative and development stage. Its only activity has been to raise capital, develop its proprietary systems and obtain requisite permits to conduct its proposed offshore oyster and aquaculture fish farming. All costs were expensed as incurred during the development stage.

         A summary of significant accounting policies is as follows:

         Principles of Consolidation

         The financial statements include the accounts of the Company and its two subsidiaries. All significant intercompany transactions and accounts have been eliminated in the consolidation.

         Depreciation

         Depreciation is computed using both straight-line and accelerated methods over the

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                             June 30, 2000 and 1999
                  (See independent accountants' review report)


         estimated useful lives of the assets which range from five to ten years.

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                             June 30, 2000 and 1999
                  (See independent accountants' review report)


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

         Income Taxes

         Income tax provisions are made at appropriate rates for all taxable items included in the statement of operations, regardless of the period in which such items are reported for tax purposes.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

         Per Share Data

         Net loss per common share for the six month periods ended June 30, 2000 and 1999 has been computed based upon the weighted average number of common shares outstanding. The assumed exercise of warrants were not considered in the computation in either year due to their anti-dilutive effect. Fully dilutive per share data is not included because the assumed exercise of the common stock equivalents is anti-dilutive.

         Minority Interests

         The interests of the minority stockholders in the capital and retained earnings of the consolidated subsidiary are recorded as a liability in the consolidated accounts of the Company. Such liability may be reduced to zero as the minority interests in the losses of the subsidiary exceed the carrying value of the minority interest.

         Revenue Recognition

         The Company leases certain vessels under operating leases with terms less than one year. Rental revenue is recognized when it becomes due under the lease agreement. Other revenue for various miscellaneous items is recognized when received.

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                             June 30, 2000 and 1999
                  (See independent accountants' review report)


NOTE B - GOING CONCERN

         As a result of the start-up nature of its business, the Company has and can be expected in the future to sustain substantial operating expenses without generating sufficient revenues to cover such operating costs. That matter, among others, raises substantial doubt as to the Company's ability to continue as a going concern. Management believes that sufficient revenues can be achieved through the implementation of a plan which includes, among other things, the manufacture, installation and operation of finfish farming from the Sea Trek Ocean Farming System, and its Sea Star Oyster Relaying System, harvesting and cleansing oyster stock, and the development of a marketing and distribution network.

         The implementation of this plan is, according to management, dependent on among other things, a successful public offering of the Company's common stock. If the Company does not succeed in raising funds through the public offering, it will not have sufficient capital to implement its plans as discussed above and will need to modify its plans and seek other financing. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

NOTE C - PROPERTY AND EQUIPMENT

         Property and equipment is carried at cost and consists of the following at:

                                                           June 30,
                                                ------------------------------
                                                    2000              1999
                                                -------------    -------------

         Machinery and equipment                $      84,826    $     284,826
         Office furniture and fixtures                 51,344           51,344
         Vehicles                                      26,500           26,500
                                                -------------    -------------
                                                      162,670          362,670
         Less: accumulated depreciation              (124,821)        (133,897)
                                                -------------    -------------
                                                $      37,849    $     228,773
                                                =============    =============

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                             June 30, 2000 and 1999
                  (See independent accountants' review report)


NOTE D - SALE OF SPCC

         On May 31, 2000, the Company entered into an agreement with its president, John D. Ericsson whereby, the Company's subsidiary SPCC was sold to Mr. Ericsson in exchange for the forgiveness of $36,000 of accrued salaries due to Mr. Ericsson and an executed note in the amount of $14,000 for a portion of the sale price.

NOTE E - NOTES PAYABLE

         On May 30, 1997, the Company executed a note payable to First Union in the amount of $170,000. The note accrued interest at 10.25 percent per annum and was secured by a first mortgage on a vessel. Quarterly payments of principal and interest of $10,899 were required through maturity on June 5, 2002. As of June 30, 1999, the outstanding balance totaled $135,645. During October 1999, the vessel was sold and the note was satisfied in full.

         On December 5, 1998, the Company granted the holders of certain notes payable issued by the Company and Sea Star, the option of converting outstanding principal and accrued interest into Series "A" Noncumulative 12 percent Convertible Preferred Stock, $.01 par value ("Preferred Stock") at a stated value of $2.50 per share. Prior to January 1, 1999, certain notes and accrued interest were converted in the aggregate amounts of $305,000 and $60,345, respectively, into 146,140 shares of Preferred Stock. As of June 30, 2000 and 1999, an unconverted note payable in the amount of $50,000, which accrues interest at a rate of 15 percent per annum on the unpaid principal balance remained outstanding. The owner has been granted the option to convert the note and accrued interest into common stock ($.01 par value) at a stated value of $2.50 per share, upon a successful public offering of the Company's common stock.

         On June 8, 2000, the Company executed a note payable to a stockholder in the amount of $50,000 which is due from proceeds of the proposed initial public offering (Note I). The note is unsecured and accrues interest at 10.00 percent per annum.

         The Company held a note payable to Gulf Marine Institute of Technology ("GMIT") in the amount of $240,000. The note accrued interest at a rate of 12 percent per annum and

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                             June 30, 2000 and 1999
                  (See independent accountants' review report)


         was due on demand. The note was secured by a second mortgage of property owned by Sea Star, a wholly owned subsidiary. As of June 30, 1999, the outstanding balance totaled $400,810. During December 1999, the note was satisfied in full.

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                             June 30, 2000 and 1999
                  (See independent accountants' review report)


NOTE E - NOTES PAYABLE (Continued)

         In December 1999, the Company executed a new note payable to GMIT in the original amount of $400,810. On December 31, 1999, the Company issued 8,520 shares of common stock to a holder of certain notes payable from GMIT (see Note K). As a result the note was reduced by $21,300. The note accrues interest at 12 percent and is due on demand. As of June 30, 2000, the unpaid balance of the note totaled $218,514.

NOTE F - INCOME TAXES

         From its inception through February 8, 1993, the Company operated as an S Corporation. Under this election, income or loss is passed through directly to the stockholders. Aggregate losses during the period the Company was an S Corporation totaled $138,477.

         Deferred income taxes are provided for temporary differences in the basis of assets and liabilities for income tax and financial reporting purposes. These differences relate principally to net operating losses. The sources of temporary differences and the deferred tax liability (asset) for each are as follows:

                                                                                        June 30,
                                                                           ------------------------------------
                                                                                 2000                1999
                                                                           ----------------    ----------------
        Net operating loss carryforward                                     $   (722,731)       $    (668,772)
        Valuation allowance                                                      722,731              668,772
                                                                           ----------------    ----------------

        Deferred tax asset (liability) per balance sheet                    $         --        $          --
                                                                           ================    ================

         Income tax expense (benefit) is comprised of the following components:

                                                                                        June 30,
                                                                           ------------------------------------
                                                                                 2000                1999
                                                                           ----------------    ----------------
        Current                                                             $         --        $          --
        Deferred (benefit)                                                       (69,273)             (53,959)
        Change in valuation allowance                                             69,273               53,959
                                                                           ----------------    ----------------

                                                                            $         --        $          --
                                                                           ================    ================

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                             June 30, 2000 and 1999
                  (See independent accountants' review report)


NOTE F - INCOME TAXES (Continued)

         A reconciliation of income taxes in the accompanying statement of operations to the statutory rate is summarized as follows:

                                                                                        June 30,
                                                                           ------------------------------------
                                                                                 2000                2000
                                                                           ----------------    ----------------
        Expected tax expense (benefit) at statutory rate                    $    (69,273)       $     (53,959)
        Valuation allowance                                                       69,273               53,959
                                                                           ----------------    ----------------

                                                                            $         --        $          --
                                                                           ================    ================

         The Company and its subsidiaries file separate income tax returns.

         NOL's expire through 2015. As of June 30, 2000 and 1999, the entire benefit has been offset by a valuation allowance and no net tax benefit has been recorded. Actual benefits are dependent upon the income tax rate in effect at the time the benefit is used. Both of the other subsidiaries, Sea Trek and SPCC, had no activity for the six month periods ended June 30, 2000 and 1999. NOL carryforwards are summarized as follows at June 30, 2000.


              Year of Expiration                      NOL
              ------------------                 --------------

                    2008                         $      67,389
                    2009                               245,203
                    2010                               457,267
                    2011                               259,199
                    2012                               386,733
                    2013                               364,360
                    2014                               141,788
                    2015                               203,744
                                                 --------------

                                                 $   2,125,683
                                                 ==============

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                             June 30, 2000 and 1999
                  (See independent accountants' review report)


NOTE G - RELATED PARTY TRANSACTIONS

         Officers Salaries

         At June 30, 2000, $84,000 was payable and $108,676 was expensed, respectively. At June 30, 1999, $4,000 was payable and $48,000 was expensed.

         Proprietary Right and Licenses

         The Company's President, John D. Ericsson, received no salary compensation from 1989 through 1992. In order to compensate him for his unpaid services on behalf of the Company, the members of the Company's board of directors caused the Company to grant and convey to Mr. Ericsson, the inventor of the Sea Trek Ocean Farming System, title to and ownership of the Sea Trek Ocean Farming System proprietary rights. Coincidentally therewith, Mr. Ericsson and the Company entered into a nonexclusive patent license agreement to manufacture and operate a Sea Trek Ocean Farming System for a 5 percent gross sales royalty payable to Mr. Ericsson. If a Sea Trek Ocean Farming System is developed and becomes operational, the Company will pay Mr. Ericsson under this nonexclusive patent license agreement a royalty per operating system, in addition to his annual salary. As of June 30, 2000, December 31, 1999 and 1998, the Sea Trek Ocean Farming System had not generated any sales and no royalty was payable to Mr. Ericsson.

         Mr. Ericsson is the inventor of the Sea Star Oyster Relay System and the Company has conveyed to Mr. Ericsson the official title to the ownership of the Sea Star System proprietary rights and patent. Simultaneously therewith, Mr. Ericsson and the Company entered into a nonexclusive patent license agreement to manufacture and operate the Sea Star Oyster Relay System, as it relates to oysters, on a worldwide basis, for a 2.5 percent gross sales royalty payable to Mr. Ericsson. Mr. Ericsson has agreed to waive these royalties for the first 12 months following commercial operations start-up. As of June 30, 2000, December 31, 1999 and 1998, the Sea Star Oyster Relay System had not generated any sales and no royalty was payable to Mr. Ericsson.

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                             June 30, 2000 and 1999
                  (See independent accountants' review report)


NOTE H - CAPITAL STOCK

         Preferred Stock Exchange

         During 2000, the preferred stockholders exchanged on a one for one basis their shares of the Company preferred stock for common shares of the Company.

         Stock Issued for Consideration Other Than Cash

         For the six months ended June 30, 1999, the Company issued 2,000 shares in consideration of consulting services rendered in the aggregate amount of $5,000. The value attributable to the shares issued for services represents, in management's opinion, the fair value of the services rendered. In addition, 8,520 shares were issued to retire debt of $21,300 due to GMIT in 1999 and 4,000 shares were issued in consideration of services rendered in the second half of 1999.

         Acquisition of Remaining Minority Interest of Sea Star

         Effective December 5, 1998, the minority stockholders of Sea Star exchanged their common shares on a two for one basis for the Company's preferred stock in the aggregate amount of 68,000 shares. The Directors of Sea Star exchanged their common shares on a one-for-one basis for the Company's preferred stock in the aggregate amount of 80,000 shares. As a result, Sea Star became a wholly owned subsidiary of the Company.

         Stock Option Plans

         Sea Star, a wholly owned subsidiary, has adopted a 1996 Stock Option Plan for officers, employees, directors and consultants of the Company which became effective in July 1996. This plan authorized the granting of stock options to purchase an aggregate of not more than 10 percent of the issued and outstanding shares. No plan options have been granted to date.

         In addition, the Company has adopted a 1998 Incentive Stock Option Plan for officers, employees, directors, and consultants of the Company. This plan authorized the granting of stock options under the 1998 Plan to purchase up to 400,000 shares of common stock at no less than fair market value and for no longer than five years. No plan options have been granted to date.

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                             June 30, 2000 and 1999
                  (See independent accountants' review report)


NOTE H - CAPITAL STOCK (Continued)

         On December 5, 1998, the board of directors of the Company resolved to grant the Company's President, John D. Ericsson an option to purchase 1,000,000 shares of the Company's common stock at $.10 per share. As of the grant date, the exercise price of the options was equal to the market value.

         Warrants

         Common Stock Class A Warrants - Common stock Class "A" Warrants outstanding as of June 30, 2000, totaled 1,585,950. Each warrant entitles the holder to purchase one additional share of common stock at $2.50 per share, exercisable beginning 90 days from the effective date of a proposed initial public offering of the Company's unissued common stock for a period of 48 months thereafter. The warrants are redeemable at $.10 per warrant upon 30 days written notice to the holders thereof, beginning 12 months from the effective date of a proposed initial public offering until their expiration.

         During 1999, the Company issued 40,000 warrants to Mr. Ericsson, exercisable at $1.00 per share, and for a period up to five years after a successful public offering.

NOTE I - EQUITY OFFERINGS

         Private Offering Memorandum of Sea Star Common Stock

         Sea Star, a wholly owned subsidiary, offered to qualified investors on a best efforts basis, 200,000 units (the "Units"). Each unit consists of one (1) share of common stock, $0.01 par value and one (1) redeemable common stock purchase warrant ("warrant"). Each warrant entitles the holder to purchase one share of common stock at $5 per share for a period of five (5) years commencing twelve months from the date of the last sale of units in the offering.

         Each warrant is redeemable by the Company for $0.10 per warrant upon thirty days prior written notice, provided that the average closing bid price of common stock is $6 or more per share for a period of twenty
         (20) consecutive trading days. Any shares issued would create a minority ownership interest in Sea Star. During 1998, no shares were issued and the offering was closed.

       BioMarine Technologies, Inc. (formerly Sea Pride Industries, Inc.)
                                and Subsidiaries
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                             June 30, 2000 and 1999
                  (See independent accountants' review report)


NOTE I - EQUITY OFFERINGS (Continued)

         Proposed Initial Public Offering

         The Company has filed an SB-2 Registration Statement with the Securities and Exchange Commission, for a proposed initial public offering of the Company's common stock at approximately $8 to $10 per share, aggregating up to approximately $10,000,000. The Company intends to utilize the proceeds of its proposed initial public offering for capital expenditures, marketing and working capital.

NOTE J - MINORITY INTERESTS IN SUBSIDIARY

         The interests of the minority stockholders of SPCC are zero. Neither the Company nor the minority stockholders have made an investment in SPCC as of June 30, 2000 and 1999

--------------------------------------------------------  ----------------------------------------------------
We have not authorized any underwriter, dealer,
salesperson or other person to give any
information or represent anything not contained
in this prospectus. You must not rely on any
unauthorized information. This prospectus does
not offer to sell or buy any Units in any
jurisdiction where it is unlawful to do so.


                 ---------------                                    BIOMARINE TECHNOLOGIES, INC.
                TABLE OF CONTENTS

 Page
 ----
Prospectus Summary.............................
Summary Historical Financial Information.......                             12,500 Units
Risk Factors...................................                       Each Unit consisting of
Use of Proceeds................................             100 Shares of Common Stock, $.01 par value,
Dividend Policy................................                                 and
Capitalization.................................                         100 Class B Warrants
Dilution.......................................                                 plus
Selected Financial Data........................                    229,200 Shares of Common Stock
Management's Discussion and Analysis of                           on behalf of Selling Shareholders
   Financial Condition
   and Results of Operations...................

Business.......................................
Management.....................................
Principal Shareholders.........................
Principal Stockholders.........................
Plan of Distribution...........................
Description of Securities......................
Shares Eligible for Future Sale................
Legal Matters..................................                              -------
Experts........................................                             PROSPECTUS
Additional Information.........................                              -------
Index to Financial Statements..................
                                                                  Ridgewood Capital Funding, Inc.
________
              Until ________, 2000 (25 days after
the date of this prospectus) all dealers that buy                    _____________________, 2000
sell or trade the shares and warrants included
in these Units, whether or not participating in
this offering, may be required to deliver a
prospectus.  This is in addition to the dealers'
obligations to deliver a prospectus when acting
as underwriters and with respect to their unsold
allotments or subscriptions.

================================                           ================================

--------------------------------------------------------  ----------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defence or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

      The Certificate of Incorporation of BioMarine, as amended, (the "Certificate") provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or acquire.

      Item 25.  Other Expenses of Issuance and Distribution.

      The following table sets forth the various expenses incurred in connection with the issuance and distribution of the securities being registered hereby, other than the underwriting discount and non- accountable expense allowance, expected to be incurred by the Company:

      SEC registration fee                                         $   7,085.07
      NASD fee                                                     $     **
      State securities law fees and expenses                       $     **
      Printing and engraving expenses                              $  50,000.00
      Legal fees and expenses                                      $ 150,000.00

      Accounting fees and expenses                                 $  50,000.00
      Transfer agent fee                                           $   5,000.00
                                                                   -------------
      TOTAL                                                        $ **
                                                                   =============

** To be completed by amendment.

      All amounts in the above table are estimated except the SEC registration fee and the NASD fee.

Item 26.  Recent Sales of Unregistered Securities.

On December 31, 1999, the Company agreed to issue to Mr. William C. Fitzhugh 28,790 shares of its common stock, all in exchange for the forgiveness of debt in the total amount of $71,975.13. These shares were issued pursuant to Section 4(2) of the Securities Act as they were not issued in connection with a public offering, and the Company believes Mr. Fitzhugh to be a sophisticated person.

On December 2, 1999, the Company issued 8,520 shares to Dr. S. Randall Hobgood as consideration for the forgiveness by GMIT of a loan valued at $21,300. These shares were issued pursuant to Section 4(2) of the Securities Act as they were not issued in connection with a public offering, and the Company believes Dr. Hobgood to be sophisticated. Dr. Hobgood is currently a director of the Company.

On December 5, 1998, the Company issued 25,000 shares of common stock to Mr. John W. and Barbara Bean Hemmer (JTWROS) in exchange for Mr. Hemmer's service as a director of the Company. The Company has agreed to issue an additional 50,000 shares to Mr. Hemmer upon commencement of this offering. These shares are all issued pursuant to Rule 701 under the Securities Act. The shares were valued at $2.50 per share.

Effective December 5, 1998, the Company issued 148,000 shares of its preferred stock to the minority holders of the common stock of its subsidiary, Sea Star Industries, Inc., in exchange for all of their interests in Sea Star. These shares were issued in such exchange pursuant to Section 3(a)(9) of the Securities Act.

On December 5, 1998, the Company granted the holders of certain notes payable issued by the Company the option to convert such notes into Series "A" Non-cumulative 12 Percent Convertible Preferred Stock. During December 1998, the Company issued 146,140 shares of such preferred stock to these holders in exchange for principal and interest in the respective amounts of $305,000 and $60,345.These shares were issued pursuant to Section 4(2) of the Securities Act as they were not issued in connection with a public offering, and the Company believes these holders to be sophisticated.

In January 2000, the Company exchanged all of its outstanding shares of preferred stock for an equal number of shares of its common stock.

During the first three months of 2000, the Company issued 103,050 shares of its common stock, in the aggregate, at a price of $2.50 per share upon the exercise of outstanding warrants covering such shares.

Item 27.  Exhibits and Financial Schedules.

(a)  Exhibits

1.1 Form of Placement Agreement, dated as of __________, 2000 by and between the Company and Ridgewood Capital Funding, Inc.
3.1      Certificate of Incorporation, as amended**
3.2      Bylaws of BioMarine Technologies, Inc.**
4.1      Specimen Certificate for Shares of Common Stock**
4.2      Form of Common Stock Purchase Warrant*
4.3      1998 Incentive Stock Option Plan**
5.1      Opinion and Consent of Bondy & Schloss LLP
10.1 Commercial Lease and Deposit Receipt, dated October 1998, by and between Sea Star Industries, Inc., the Company's wholly-owned subsidiary, and Three P, Inc.**
10.2 Employment Agreement between the Company and John Ericsson, dated April 15, 2000.**
10.3 Employment Agreement between the Company and Sharon Bennett, dated April 15, 2000.**
10.4 Non-Exclusive Patent License Agreement, by and between the Company and Mr. John D. Ericsson, covering the Sea Trek Ocean Farming System
10.5 Non-Exclusive Patent License Agreement, by and between the Company and Mr. John D. Ericsson, covering the Sea Star Oyster Relay System
10.6 Commercial Development Agreement by and between the Company and Gulf Marine Institute of Technology
23.1     Consents of Reznick Fedder & Silverman, Certified Public Accountants
23.2     Consent of Bondy & Schloss LLP (included in item 5.1 above)
24       Powers of Attorney (included on the signature page)
27       Financial Data Schedule

---------------------

*     To be filed by amendment
**    Previously filed.

      (b) Financial Statement Schedules.

      All supplemental schedules are omitted because they are not required or because the information is shown in the financial statements or notes thereto.

Item 28. Undertakings.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

      (1) For purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this

Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned Registrant hereby further undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.



(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration of any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


      In accordance with to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulf Breeze, State of Florida on October 11, 2000.


                                       BIOMARINE TECHNOLOGIES, INC.



                                       By: /s/ John D. Ericsson
                                          ----------------------------
                                          John D. Ericsson,
                                          President and Chief Executive Officer

POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints John D. Ericsson and John
      W. Hemmer or either of them, as such person's true and lawful attorneys-in-fact and agents, will full powers of substitution and re-substitution, for such person in name, place and stead, to sign in any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2, in any and all capacities, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 11, 2000.


               Signature                                      Title
               ---------                                      -----

/s/  John D. Ericsson
-----------------------------------          President, Chief Executive Officer,
John D. Ericsson                             Director


/s/ Edwin W. Cake, Jr., Ph.D.                Director, Chief Science Officer
-----------------------------------
Edwin W. Cake, Jr., Ph.D.


/s/ John W. Hemmer                           Director
-----------------------------------
John W. Hemmer


/s/ Sharon K. Bennett                        Secretary/Treasurer
-----------------------------------
Sharon K. Bennett


/s/ S. Randall Hobgood                       Director
-----------------------------------
S. Randall Hobgood, M.D.

                                  EXHIBIT INDEX


         1.1      Form of Placement Agreement, dated as of __________, 2000 by and between the Company and Ridgewood Capital Funding, Inc.
         3.1      Certificate of Incorporation, as amended**
         3.2      Bylaws of BioMarine Technologies, Inc.**
         4.1      Specimen Certificate for Shares of Common Stock**
         4.2      Form of Common Stock Purchase Warrant*
         4.3      1998 Incentive Stock Option Plan**
         5.1      Opinion and Consent of Bondy & Schloss LLP
         10.1     Commercial Lease and Deposit Receipt, dated October 1998, by and between Sea Star Industries, Inc., the Company's
                  wholly-owned subsidiary, and Three P, Inc.**
         10.2     Employment Agreement between the Company and John Ericsson, dated April 15, 2000.**
         10.3     Employment Agreement between the Company and Sharon Bennett, dated April 15, 2000.**
         10.4     Non-Exclusive Patent License Agreement, by and between the
                  Company and Mr. John D. Ericsson, covering the Sea Trek Ocean
                  Farming System*
         10.5     Non-Exclusive Patent License Agreement, by and between the
                  Company and Mr. John D. Ericsson, covering the Sea Star Oyster
                  Relay System*
         10.6     Commercial Development Agreement
         23.1     Consents of Reznick Fedder & Silverman, Certified Public
                  Accountants
         23.2     Consent of Bondy & Schloss LLP (included in item 5.1 above)
         24       Powers of Attorney (included on the signature page)
         27       Financial Data Schedule

---------------------

*     To be filed by amendment
**    Previously filed.